================================================================================

                               CREDIT AGREEMENT

                         Dated as of November 19, 1997

                                     among

                    U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.,

                        BANK OF AMERICA NATIONAL TRUST

                           AND SAVINGS ASSOCIATION,

                                   as Agent,

                                      and

                         Letter of Credit Issuing Bank

                                      and

                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                  Arranged by

                        BANCAMERICA ROBERTSON STEPHENS

================================================================================

                               TABLE OF CONTENTS


ARTICLE I DEFINITIONS.......................................................  6
1.1    Certain Defined Terms................................................  6
1.2    Other Interpretive Provisions........................................ 28
1.3    Accounting Principles................................................ 29

ARTICLE II THE CREDITS...................................................... 29
2.1    Amounts and Terms of Commitments..................................... 29
       (a)    The Acquisition Credit........................................ 29
       (b)    The Working Capital Credit.................................... 29
2.2    Evidence of Obligations.............................................. 30
2.3    Procedure for Borrowing.............................................. 30
2.4    Conversion and Continuation Elections................................ 31
2.5    Optional Prepayments................................................. 33
2.6    Mandatory Prepayments of Loans; Mandatory Commitment Reductions...... 33
       (a)    Mandatory Prepayments......................................... 33
       (b)    Mandatory Commitment Reductions............................... 34
2.7    Repayment............................................................ 35
       (a)    The W/C Revolving Credit...................................... 35
       (b)    The Acquisition Revolving Credit.............................. 36
       (c)    The Swingline Credit.......................................... 36
       (d)    Letters of Credit............................................. 36
2.8    Interest............................................................. 36
2.9    Swingline Loans...................................................... 37
2.10   Fees................................................................. 39
       (a)    Arrangement, Agency Fees...................................... 39
       (b)    Commitment Fees............................................... 39
2.11   Computation of Fees and Interest..................................... 40
2.12   Payments by the Company.............................................. 40
2.13   Payments by the Banks to the Agent................................... 41
2.14   Sharing of Payments, Etc............................................. 41
2.15   Voluntary Termination of Commitments................................. 42

ARTICLE III THE LETTERS OF CREDIT........................................... 42
3.1    The Letter of Credit Facility........................................ 42
3.2    Issuance, Amendment and Renewal of Letters of Credit................. 44
3.3    Risk Participations, Drawings and Reimbursements..................... 46
3.4    Repayment of Participations.......................................... 48
3.5    Role of the Issuing Bank............................................. 48
3.6    Obligations Absolute................................................. 49
3.7    Cash Collateral Pledge............................................... 50
3.8    Letter of Credit Fees................................................ 50
3.9    Uniform Customs and Practice......................................... 51

ARTICLE IV TAXES, YIELD PROTECTION AND ILLEGALITY........................... 51
4.1    Taxes................................................................ 51
4.2    Illegality........................................................... 52
4.3    Increased Costs and Reduction of Return.............................. 53
4.4    Funding Losses....................................................... 54
4.5    Inability to Determine Rates......................................... 54
4.6    Reserves on Offshore Rate Loans...................................... 55
4.7    Certificates of Banks; Limitation on Demand.......................... 55
4.8    Substitution of Banks................................................ 55
4.9    Survival............................................................. 56

ARTICLE V CONDITIONS PRECEDENT.............................................. 56
5.1    Conditions of Initial Loan........................................... 56
       (a)    Credit Agreement.............................................. 56
       (b)    Authorization Documents....................................... 56
       (c)    Legal Opinions................................................ 57
       (d)    Payment of Fees............................................... 57
       (e)    Certificates.................................................. 57
       (f)    Equity Offering............................................... 57
       (g)    Debt Offering................................................. 58
       (h)    Repayment of Existing Debt.................................... 58
       (i)    Compliance Certificate........................................ 58
       (j)    Quarterly Timber Report....................................... 58
       (k)    Other Documents............................................... 58
5.2    Conditions to Acquisition Revolving Loans............................ 58
5.3    Conditions to All Borrowings and Issuances of Letters of Credit...... 59
       (a)    Notice of Borrowing, Conversion/Continuation
              or Letter of Credit Application............................... 59
       (b)    Continuation of Representations and Warranties................ 59
       (c)    No Existing Default........................................... 59

ARTICLE VI REPRESENTATIONS AND WARRANTIES................................... 59
6.1    Existence and Power.................................................. 59
6.2    Corporate Authorization; No Contravention............................ 60
6.3    Governmental Authorization........................................... 60
6.4    Binding Effect....................................................... 60
6.5    Litigation........................................................... 60
6.6    No Default........................................................... 61
6.7    ERISA Compliance..................................................... 61
6.8    Use of Proceeds; Margin Regulations.................................. 62
6.9    Title to Properties.................................................. 62
6.10   Taxes................................................................ 62
6.11   Financial Condition.................................................. 62
6.12   Environmental Matters................................................ 63
6.13   Regulated Entities................................................... 63

6.16   Subsidiaries......................................................... 64
6.17   Insurance............................................................ 64
6.18   Swap Obligations..................................................... 65
6.19   Full Disclosure...................................................... 65

ARTICLE VII AFFIRMATIVE COVENANTS........................................... 65
7.1    Financial Statements................................................. 65
7.2    Certificates; Other Information...................................... 66
7.3    Notices.............................................................. 68
7.4    Preservation of Existence, Etc....................................... 69
7.5    Maintenance of Property.............................................. 69
7.6    Insurance............................................................ 70
7.7    Payment of Obligations............................................... 70
7.8    Compliance with Laws................................................. 70
7.9    Compliance with ERISA................................................ 70
7.10   Inspection of Property and Books and Records......................... 70
7.11   Environmental Laws................................................... 71
7.12   Use of Proceeds...................................................... 71

ARTICLE VIII NEGATIVE COVENANTS............................................. 71
8.1    Limitation on Liens.................................................. 71
8.2    Disposition of Assets................................................ 73
8.3    Consolidations and Mergers........................................... 75
8.4    Loans and Investments................................................ 75
8.5    Limitation on Indebtedness........................................... 76
8.6    Transactions with Affiliates......................................... 77
8.7    Use of Proceeds...................................................... 77
8.8    Contingent Obligations............................................... 77
8.9    Joint Ventures....................................................... 78
8.10   Lease Obligations.................................................... 78
8.11   Restricted Payments.................................................. 79
8.12   ERISA................................................................ 79
8.13   Change in Business................................................... 79
8.14   Minimum Pro Forma EBITDDA to Pro Forma Interest Expense.............. 79
8.15   Maximum Funded Debt to Pro Forma EBITDDA............................. 80
8.16   Minimum Asset Value to Funded Debt Ratio............................. 80
8.17   Accounting Changes................................................... 80
8.18   Amendments to Documents.............................................. 80
8.19   Limitation on Voluntary Payments on Senior Notes..................... 80
8.20   Harvesting Restrictions.............................................. 80

ARTICLE IX EVENTS OF DEFAULT................................................ 81
9.1    Event of Default..................................................... 81
       (a)    Non-Payment................................................... 81
       (b)    Representation or Warranty.................................... 82
       (c)    Specific Defaults............................................. 82
       (d)    Other Defaults................................................ 82

       (e)    Cross-Default................................................. 82
       (f)    Insolvency; Voluntary Proceedings............................. 83
       (g)    Involuntary Proceedings....................................... 83
       (h)    ERISA......................................................... 83
       (i)    Monetary Judgments............................................ 83
       (j)    Non-Monetary Judgments........................................ 84
9.2    Remedies............................................................. 84
9.3    Rights Not Exclusive................................................. 85

ARTICLE X THE AGENT......................................................... 85
10.1   Appointment and Authorization; "Agent"............................... 85
10.2   Delegation of Duties................................................. 85
10.3   Liability of Agent................................................... 86
10.4   Reliance by Agent.................................................... 86
10.5   Notice of Default.................................................... 87
10.6   Credit Decision...................................................... 87
10.7   Indemnification of Agent............................................. 87
10.8   Agent in Individual Capacity......................................... 88
10.9   Successor Agent...................................................... 88
10.10  Withholding Tax...................................................... 89

ARTICLE XI MISCELLANEOUS.................................................... 90
11.1   Amendments and Waivers............................................... 90
11.2   Notices.............................................................. 91
11.3   No Waiver; Cumulative Remedies....................................... 92
11.4   Costs and Expenses................................................... 92
11.5   Company Indemnification.............................................. 92
11.6   Payments Set Aside................................................... 93
11.7   Successors and Assigns............................................... 93
11.8   Assignments, Participations, etc..................................... 93
11.9   Confidentiality...................................................... 95
11.10  Set-off.............................................................. 96
11.11  Automatic Debits of Fees............................................. 96
11.12  Notification of Addresses, Lending Offices,  Etc..................... 96
11.13  Counterparts......................................................... 97
11.14  Severability......................................................... 97
11.15  No Third Parties Benefited........................................... 97
11.16  Governing Law and Jurisdiction....................................... 97
11.17  Waiver of Jury Trial................................................. 98
11.18  Entire Agreement..................................................... 98

SCHEDULES

Schedule 2.1     Commitments
Schedule 5.1(b)  States for Good Standing Certification
Schedule 6.7     ERISA

Schedule 8.1     Permitted Liens
Schedule 8.4(b)  Cash Management Program
Schedule 8.4(g)  Existing Investments
Schedule 8.5     Permitted Indebtedness
Schedule 8.6     Transactions with Affiliates
Schedule 8.8     Contingent Obligations
Schedule 11.2    Lending Offices; Addresses for Notices

EXHIBITS

Exhibit A        Form of Notice of Borrowing
Exhibit B        Form of Notice of Conversion/Continuation
Exhibit C        Form of Compliance Certificate
Exhibit D        Form of Legal Opinion of Company's Counsel
Exhibit E        Form of Assignment and Acceptance


Exhibit F-1      Form of Acquisition Revolving Promissory Note


Exhibit F-2      Form of W/C Revolving Promissory Note
Exhibit G        Initial Timber Report


Exhibit H        Form of Escrow Agreement
Exhibit I        U.S. Timberlands Procedure for Purchase Orders, Check Requests
                 and Accounts Payable
Exhibit J        U.S. Timberlands Investment Policy and Guidelines

                               CREDIT AGREEMENT

     This CREDIT AGREEMENT is entered into as of November 19, 1997, among U.S. Timberlands Klamath Falls, L.L.C., a Delaware limited liability company (the "Company"), the several financial institutions from time to time party to this
 -------
Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of
                              -----                    ----
America National Trust and Savings Association, as letter of credit issuing bank and as agent for the Banks.

     WHEREAS, the Banks have agreed to make available to the Company revolving credit facilities with a letter of credit subfacility upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

1.1  Certain Defined Terms. The following terms have the following meanings:
     ---------------------

     "Acquisition" means any transaction or series of related transactions for
      -----------
the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person (other than a natural person), or of any business or division of a Person, (b) the acquisition of more than 50% of the capital stock, partnership interests, membership interests or equity of any Person having voting power for the election of directors or other similar ability to control such Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.


     "Acquisition Funding Date" means the date on which the funding of an
      ------------------------
Acquisition Revolving Loan occurs.

     "Acquisition Revolving Commitment" has the meaning specified in subsection
      --------------------------------
2.1(a).

     "Acquisition Revolving Loans" has the meaning specified in subsection
      ---------------------------
2.1(a).

     "Affiliate" means, as to any Person, any other Person which, directly or
      ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

     "Agent" means BofA in its capacity as agent for the Banks hereunder, and
      -----
any successor agent arising under Section 10.9.

     "Agent-Related Persons" means BofA and any successor agent arising under
      ---------------------
Section 10.9 and any successor letter of credit issuing bank or Swingline Bank hereunder, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Agent's Payment Office" means the address for payments set forth on
      ----------------------
Schedule 11.2 or such other address as the Agent may from time to time specify.
-------------

     "Agreement" means this Credit Agreement.
      ---------

     "Annual Timber Report" has the meaning specified in subsection 7.2(f).
      --------------------

     "Applicable Margin" means, (a) with respect to any Offshore Rate Loan or
      -----------------
Base Rate Loan, the per annum amounts set forth below under Applicable Margin opposite the Pricing Level in effect on the date such Offshore Rate Loan or Base Rate Loan is borrowed, continued or converted (notwithstanding any subsequent change in the Pricing Level during the Interest Period applicable to such Offshore Rate Loan) and (b) with respect to the commitment fee and letter-of-credit fee, the per annum amounts set forth below under Applicable Margin opposite the Pricing Level in effect from time to time; provided, however, that
                                                        --------  -------
until delivery of the Compliance Certificate pursuant to subsection 7.2(b) for the period ending June 30, 1998, the Applicable Margin shall be (i) 50 basis points in the case of the commitment fee, (ii) 250 basis points in the case of the Offshore Rate, (iii) 150 basis points in the case of the Base Rate, and (iv) 250 basis points in the case of letter of credit fees:


        ======================================================================
                                       Applicable Margin
                                  (in basis points per annum)
        ======================================================================
             Pricing     Commitment   Offshore    Base Rate    Letter of
              Level         Fee        Rate+                  Credit Fee
        ----------------------------------------------------------------------
               1.           37.5       100.0          0.0       100.0
        ----------------------------------------------------------------------
               2.           37.5       137.5         37.5       137.5
        ----------------------------------------------------------------------
               3.           50.0       175.0         75.0       175.0
        ----------------------------------------------------------------------
               4.           50.0       225.0        125.0       225.0
        ----------------------------------------------------------------------
               5.           50.0       250.0        150.0       250.0
        ======================================================================

                    "Pricing Level" means, for each Pricing Period the pricing
                     -------------
     level set forth below opposite the Leverage Ratio set forth in the

          Compliance Certificate most recently delivered to Agent pursuant to
          Section 7.1 below:

             Pricing Level            Leverage Ratio
             -------------    --------------------------------------------------
                  1.          less than or equal to 2.75 to 1.0
                  2.          greater than 2.75 to 1.0 but less than or equal
                              to 3.50 to 1.0
                  3.          greater than 3.50 to 1.0 but less than or equal
                              to 4.0 to 1.0
                  4.          greater than 4.0 to 1.0 but less than or equal
                              to 4.50 to 1.0
                  5.          greater than 4.50 to 1.0

                         provided, however, that if any Compliance Certificate
                         --------  -------
          is not delivered by the date required by subsection 7.2(b), then, subject to the other provisions of this Agreement, commencing on the date such Compliance Certificate was required to be delivered until the date such Compliance Certificate is delivered, the highest Applicable Margin shall apply; from and after the date three Business Days after such Compliance Certificate is received, the Applicable Margin indicated by the Leverage Ratio set forth in such Compliance Certificate shall apply.

                         "Pricing Level Change Date" means, beginning June 30,
                          -------------------------
          1998, the date five Business Days after the date upon which the Company delivers a Compliance Certificate pursuant to subsection 7.2(b).

                         "Pricing Period" means each period commencing on each
                          --------------
          Pricing Level Change Date and ending the day prior to the next Pricing Level Change Date

     "Arranger" means BancAmerica Robertson Stephens, a Delaware corporation.
      --------

     "Asset Value to Funded Debt Ratio" means, at any date of determination, the
      --------------------------------
ratio of (a) 70% of the Retail Timberlands Value as of such date to (b) Funded Debt.

     "Assignee" has the meaning specified in subsection 11.8(a).
      --------

     "Attorney Costs" means and includes all fees and disbursements of any law
      --------------
firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.


     "Available Cash" means, with respect to any fiscal quarter and without
      --------------
duplication: (a) the sum of (i) all cash and cash equivalents of the Company and its Subsidiaries (collectively as a consolidated entity, the "Company Group") on hand at the end of such quarter (excluding any amounts on deposit pursuant to an Escrow Agreement) and (ii) all additional cash and cash equivalents of the Company Group on hand on the date of determination of Available Cash with respect to such quarter resulting from borrowings for working capital purposes made subsequent to the end of such quarter, less (b) the amount of any cash reserves that is necessary
                     ----
or appropriate in the reasonable discretion of the Managing Member to (i) provide for the proper conduct of the business of the Company Group (including reserves for future capital expenditures and for anticipated future credit needs of the Company Group) subsequent to such quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any member of the Company Group is a party or by which it is bound or its assets are subject (including the Loan Documents), or (iii) provide funds for distributions under Sections 6.4 or 6.5 of the Partnership Agreement in respect of any one or more of the next four quarters; provided that disbursements made by a member of the Company Group or cash reserves established, increased or reduced after the end of such quarter but on or before the date of determination of Available Cash with respect to such quarter shall be deemed to have been made, established, increased or reduced for purposes of determining Available Cash, within such quarter if the Managing Member so determines. In addition, without limiting the foregoing, Available Cash for any fiscal quarter shall reflect reserves equal to (A) 50% of the interest projected to be paid on the Senior Notes in the next succeeding fiscal quarter plus (B) beginning with a date three fiscal quarters before a scheduled principal payment date on the Senior Notes, 25% of the aggregate principal amount thereof due on any such payment date in the third succeeding fiscal quarter, 50% of the aggregate principal amount due on any such payment date in the second succeeding fiscal quarter and 75% of the aggregate principal amount due on any quarterly payment date in the next succeeding fiscal quarter, plus (C) 100% of the aggregate amount of all accrued and unpaid interest in respect the Loans on the date of determination, plus (D) if the Company has elected to repay the Acquisition Revolving Loans pursuant to the installment election provided in subsection 2.7(b)(ii), beginning with a date one fiscal quarter before the first such installment is due hereunder, the amount of the next scheduled installment of principal on account of the Acquisition Revolving Loans.

     "Bank" has the meaning specified in the introductory clause hereto.
      ----
References to the "Banks" shall include BofA, including in its capacity as a Swingline Bank and an Issuing Bank; for purposes of clarification only, to the extent that BofA may have any rights or obligations in addition to those of the Banks due to its status as a Swingline Bank or an Issuing Bank, its status as such will be specifically referenced.

     "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11
      ---------------
U.S.C. (S)101, et seq.).

     "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above
      ---------
the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Loan" means an Acquisition Revolving Loan, W/C Revolving Loan,
      --------------
or L/C Advance, that bears interest based on the Base Rate.

     "BofA" means Bank of America National Trust and Savings Association, a
      ----
national banking association.

     "Borrowing" means a borrowing hereunder consisting of Loans of the same
      ---------
Type made to the Company on the same day by the Banks, or a Swingline Loan made to the Company on the same day by the Swingline Bank, in each case pursuant to
Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

     "Borrowing Date" means any date on which a Borrowing occurs under Section
      --------------
2.3.

     "Business Day" means any day other than a Saturday, Sunday or other day on
      ------------
which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable London offshore dollar interbank market.

     "Capital Adequacy Regulation" means any guideline, request or directive of
      ---------------------------
any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Bank or of any corporation controlling a Bank.

     "Capital Lease" means, as to any Person, any lease of any property by such
      -------------
Person as lessee that is classified and accounted for as a "capital lease" on the balance sheet of such Person prepared in accordance with GAAP.

     "Capital Lease Obligation" means, with respect to any Capital Lease, the
      ------------------------
amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such Person in respect of such Capital Lease.

     "Cash Collateralize" means to pledge and deposit with or deliver to the
      ------------------
Agent, for the benefit of (i) in the case of L/C Obligations, the Agent, the Issuing Bank and the Banks, and (ii) in the case of Offshore Rate Loans, the Agent and the Banks, in each case as collateral for the L/C Obligations or the Offshore Rate Loans, as applicable, cash or deposit account balances pursuant to a cash collateral account agreement in form and substance satisfactory to the Agent and the Majority Banks. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at BofA.

     "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity
      ----------------
of 365 days or less issued by or directly, fully and unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) deposits, certificates of deposit or acceptances with a maturity of 365 days or less of any institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) incorporated or organized under the laws of the United States or any state thereof or the District of Columbia and rated at least "A-1" by S&P or "P-1" by Moody's; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued by or directly, fully and unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof , in each case maturing within 365 days from the date of acquisition;
(v) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at such date the highest rating obtainable from either S&P or Moody's, or (vi) money market mutual or similar funds that invest exclusively in obligations referred to in clauses (i) through (v) of this definition, in each case having assets in excess of $100,000,000.

     "Change of Control" means the occurrence of any of the following: the
      -----------------
Managing Member ceases to be the managing member of the Company or the MLP ceases to be a member of the Company or reduces the percentage amount of its equity interest in the Company below 98.9899%.

     "Closing Date" means the date on which all conditions precedent set forth
      ------------
in Section 5.1 are satisfied (or, in the case of subsection 5.1(d), waived by the Person entitled to receive such payment).

     "Code" means the Internal Revenue Code of 1986, and regulations promulgated
      ----
thereunder.

     "Commitment", as to each Bank, means such Bank's Acquisition Revolving
      ----------
Commitment or W/C Credit Commitment, as applicable; in the case of the Swingline Bank, its Swingline Commitment; and in the case of the Issuing Bank, its L/C Commitment.

     "Compliance Certificate" means a certificate substantially in the form of
      ----------------------
Exhibit C.
---------

     "Contingent Obligation" means, as to any Person, any direct or indirect
      ---------------------
liability of that Person, whether or not contingent, with or without recourse,
(a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty
                                                             --------
Obligation"); (b) with respect to any Surety Instrument (other than any Letter
----------
of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation (other than Swap Contracts) shall be deemed equal to the lesser of (i) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (ii) the stated determined amount for which such Person is liable, or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof. The amount of any Swap Contract shall be equal to the Swap Termination Value thereof.

     "Contractual Obligation" means, as to any Person, any provision of any
      ----------------------
security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

     "Conversion/Continuation Date" means any date on which, under Section 2.4,
      ----------------------------
the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

     "Conveyance Agreements" means the Contribution, Conveyance and Assumption
      ---------------------
Agreement among the Managing Member, the Company, Old Services, the MLP and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

     "Debt Offering" means a public offering of the Senior Notes.
      -------------

     "Default" means any event or circumstance which, with the giving of notice,
      -------
the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

     "Dollars", "dollars" and "$" each mean lawful money of the United States.
      -------    -------       -


     "EBITDDA" means, for any fiscal quarter, the sum of (a) Net Income, plus
      -------                                     ---                    ----
(b) all amounts treated as expenses for depreciation and the amortization of intangibles of any kind to the extent included in the determination of Net Income, plus (c) all amounts treated as expenses for the depletion of Timber
        ----
from the Timberlands, plus (d) Net Interest Expense to the extent included in
                      ----
the determination of Net Income, plus (e) nonrecurring non-cash charges to the
                                 ----
extent included in the determination of Net Income, plus (f) Net Proceeds from
                                                    ----
sales of assets permitted under Section 8.2 not in excess of $15,000,000 for any four consecutive fiscal quarters, all as calculated for the Company and its Subsidiaries on a consolidated basis.

     "Effective Amount" means (a) with respect to any Loans on any date, the
      ----------------
aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date; and
(b) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date. For purposes of subsection 2.6(a), the Effective Amount shall be determined without giving effect to any mandatory prepayments required to be made thereunder that have not been made.

     "Eligible Assignee" means (a) a commercial bank organized under the laws of
      -----------------
the United States, or any state thereof, and having a combined capital and surplus of at least $250,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

     "Environmental Claims" means all claims, however asserted, by any
      --------------------
Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     "Environmental Laws" means all federal, state or local laws, statutes,
      ------------------
common law duties, rules, regulations, ordinances and codes, together with all administrative orders, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.


     "Equity Offering" means a public offering of limited partner interests in
      ---------------
the MLP.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and
      -----
regulations promulgated thereunder.

     "ERISA Affiliate" means any trade or business (whether or not incorporated)
      ---------------
under common control with the Company within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
      -----------
(b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to

Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.


     "Escrow Agreement" means an agreement or agreements entered into by the
      ----------------
Company pursuant to subsection 8.2(b) or Section 8.20, substantially in the form of Exhibit H.
   ---------

     "Event of Default" means any of the events or circumstances specified in
      ----------------
Section 9.1.


     "Event of Loss" means any of the following: (a) any material loss,
      -------------
destruction or damage of any property, including any destruction of Timber due to fire, disease or infestation, or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of any property, or confiscation of any property or the requisition of the use of such property, in each case to the extent compensation is paid for such loss, whether under an insurance policy or otherwise.

     "Exchange Act" means the Securities Exchange Act of 1934, and regulations
      ------------
promulgated thereunder.

     "Excess Asset Sales Proceeds" has the meaning specified in subsection
      ---------------------------
8.2(b).

     "Excess Timber Harvest Proceeds" has the meaning specified in Section 8.20.
      ------------------------------

     "Existing Credit Agreement" means the Credit Agreement dated as of July 14,
      -------------------------
1997 among the Company, Old Services, the several financial institutions parties thereto (as defined therein, the "Banks") and BofA, as agent for the Banks.

     "Federal Funds Rate" means, for any day, the rate set forth in the weekly
      ------------------
statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

     "Fee Letter" has the meaning specified in subsection 2.10(a).
      ----------

     "Finance" means U.S. Timberlands Finance Corp., a Delaware corporation and
      --------
a Wholly-Owned Subsidiary. "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

     "FRB" Means the Board of Governors of the Federal Reserve System, and any
      ---
Governmental Authority succeeding to any of its principal functions.

     "Funded Debt" means, as calculated for the Company on a consolidated basis
      -----------
as of any date of determination, (a) the total Indebtedness of the Company of the type described in clauses (a), (b), (d) or (e) of the definition of Indebtedness, excluding therefrom however all obligations representing the deferred purchase price of property with respect to which recourse is limited to the asset so acquired, minus (b) cash and Cash Equivalents on the Company on
                       -----
such date that are not on deposit pursuant to an Escrow Agreement and that are subject to no Lien other than as Cash Collateral hereunder or a right of set-off by the relevant depository institution.

     "Further Taxes" means any and all present or future taxes, levies,
      -------------
assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.1.

     "GAAP" means generally accepted accounting principles set forth from time
      ----
to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     "Governmental Authority" means any nation or government, any state or other
      ----------------------
political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Gross Interest Expense" means, as calculated for the Company and its
      ----------------------
Subsidiaries on a consolidated basis for any period as at any date of determination, cash interest expense for such period (including all commissions, discounts, fees and other charges under letters of credit and similar instruments and under any Swap Contract) classified and accounted for in accordance with GAAP.

     "Guaranty Obligation" has the meaning specified in the definition of
      -------------------
"Contingent Obligation."

     "Holdings Credit Agreement" means the Credit Agreement dated as of August
      -------------------------
29, 1996 among ABN AMRO Bank, N.V., as agent, the banks party thereto, and U.S.

Timberlands Holdings, L.L.C., as affected by the assignment of the rights of ABN AMRO Bank, N.V. thereunder to BofA.

     "Honor Date" has the meaning specified in subsection 3.3(b).
      ----------

     "Indebtedness" of any Person means, without duplication, (a) all
      ------------
indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the Ordinary Course of Business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all outstanding obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capital Leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

     For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

     "Indemnified Liabilities" has the meaning specified in Section 11.5.
      -----------------------

     "Indemnified Person" has the meaning specified in Section 11.5.
      ------------------

     "Independent Auditor" has the meaning specified in subsection 7.1(a).
      -------------------

     "Insolvency Proceeding" means, with respect to any Person, (a) any case,
      ---------------------
action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "Initial Timber Report" means the Quarterly Timber Report delivered on the
      ---------------------
Closing Date substantially in the form of Exhibit G.
                                          ---------

     "Interest Payment Date" means, as to (a) any Offshore Rate Loan, the last
      ---------------------
day of each Interest Period applicable to such Loan, (b) as to any Base Rate Loan, the last Business Day of each calendar quarter, and (c) with respect to any Swingline Loan, the last Business Day of each calendar month or, if sooner, the Revolving Termination Date; provided, however, that if any Interest Period for an Offshore
                  --------  -------
Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period shall also be an Interest Payment Date.

     "Interest Period" means, as to any Offshore Rate Loan, the period
      ---------------
commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter (and any other period that is 12 months or less and is consented to by each of the Banks in the given instance) as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:
                            --------

          (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;


          (c) no Interest Period for any W/C Revolving Loan shall extend beyond the Revolving Termination Date or any date necessary in order to comply with subsection 2.6(a)(iv);

          (d) no Interest Period for any Acquisition Revolving Loan shall extend beyond the Revolving Termination Date, unless and until the Company exercises its election to repay the Acquisition Loans in installments in accordance with subsection 2.7(b), after which Interest Periods may extend beyond the Revolving Termination Date so long as no Interest Period extends beyond October 29, 2004; and

          (e) no Interest Period applicable to any Acquisition Revolving Loan after the Revolving Termination Date shall extend beyond any date upon which any scheduled principal repayment is due pursuant to subsection 2.7(b) unless the aggregate principal amount of Acquisition Revolving Loans represented by Base Rate Loans or Offshore Rate Loans having Interest Periods that will expire on or before such date equals or exceeds the amount of such principal payment.

     "IRS" means the Internal Revenue Service, and any Governmental Authority
      ---
succeeding to any of its principal functions under the Code.

     "Issuance Date" has the meaning specified in subsection 3.1(a).
      -------------

     "Issue" means, with respect to any Letter of Credit, to issue or to extend
      -----
the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.
           ------    -------       --------

     "Issuing Bank" means BofA in its capacity as issuer of one or more Letters
      ------------
of Credit hereunder, together with any replacement letter of credit issuer arising under subsection 10.1(b) or Section 10.9.

     "Joint Venture" means a single-purpose corporation, partnership, limited
      -------------
liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

     "L/C Advance" means each Bank's participation in any L/C Borrowing in
      -----------
accordance with its Pro Rata Share.

     "L/C Amendment Application" means an application form for amendment of
      -------------------------
outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

     "L/C Application" means an application form for issuances of standby or
      ---------------
commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

     "L/C Borrowing" means an extension of credit resulting from a drawing under
      -------------
any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of W/C Revolving Loans under subsection 3.3(b).


     "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the
      --------------
commitment of the Banks severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $5,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.6; provided that the L/C Commitment is a part of the combined W/C Commitments, rather than a separate, independent commitment.

     "L/C Obligations" means at any time the sum of (a) the aggregate undrawn
      ---------------
amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

     "L/C-Related Documents" means the Letters of Credit, the L/C Applications,
      ---------------------
the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

     "Lending Office" means, with respect to any Bank and the Swingline Bank,
      --------------
the office or offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule
                                                                     --------
11.2, or such
----
other office or offices as the Bank may from time to time notify the Company and the Agent.

     "Letters of Credit" means any letters of credit (whether standby letters of
      -----------------
credit or commercial documentary letters of credit) Issued by the Issuing Bank pursuant to Article III.

     "Leverage Ratio" means, as calculated quarterly as of the last day of each
      --------------
fiscal quarter on a Rolling Four Quarter Basis, the ratio of (a) Funded Debt to
(b) EBITDDA.

     "Lien" means any security interest, mortgage, deed of trust, pledge,
      ----
hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset described in such financing statement as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease or a negative pledge clause.


     "Loan" means an extension of credit by a Bank to the Company under Article
      ----
II or Article III in the form of an Acquisition Revolving Loan, W/C Revolving Loan or an L/C Advance, which may be a Base Rate Loan or an Offshore Rate Loan (each a "Type" of Loan) within the Acquisition Revolving Commitment or the W/C Revolving Commitment.


     "Loan Documents" means this Agreement, any Notes, the Fee Letter, the L/C-
      --------------
Related Documents, and all other documents delivered to the Agent or any Bank in connection herewith.


     "Majority Banks" means at any time (a) Banks then holding at least 66-2/3%
      --------------
of the then aggregate unpaid principal amount of the Loans, or (b) if no Loans are outstanding but the Commitments are still in effect, Banks then having at least 66-2/3% of the aggregate Commitments, or (c) if the Commitments have been terminated and no Loans are outstanding, 66-2/3% of the Commitments as in effect immediately before such termination.

     "Managing Member" means U.S. Timberlands Services Company, L.L.C., a
      ---------------
Delaware limited liability company formerly named New Services L.L.C., as managing member under the Operating Agreement.

     "Margin Stock" means "margin stock" as such term is defined in Regulation
      ------------
G, T, U or X of the FRB.

     "Material Adverse Effect" means (a) a material adverse change in, or a
      -----------------------
material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform its payment or other material obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

     "Maturity Date" means October 29, 2004.
      -------------

     "Maximum Amount" means, for any calendar year, $15,000,000 for each of
      --------------
calendar years 1998, 1999, and 2000, but not in excess of $30,000,000 for all three of those calendar years, and $10,000,000 for each calendar year thereafter. Net Proceeds deposited in an escrow account shall be credited against the Maximum Amount in the year in which such Net Proceeds were so deposited. The period from the Closing Date through the end of 1997 shall be considered part of calendar year 1998 for purposes of determining Maximum Amount for calendar year 1998.


     "Merchantable Timber" means any tree which will produce a log (a) at least
      -------------------
sixteen (16) feet long, (b) at least five (5) inches in diameter inside the bark at the small end and (c) at least twenty-five percent (25%) sound.

     "Merchantable Timber Inventory" means the aggregate total of Merchantable
      -----------------------------
Timber as set forth in the Initial Timber Report as thereafter adjusted for purchases and sales, Timber Harvest and growth and as set forth in each Quarterly Timber Report and as verified in and adjusted retroactively pursuant to each Annual Timber Report. In the case of timber deed, bulk, pay-as-cut, and stumpage sales, the Timber so sold shall be deemed removed from Merchantable Timber Inventory when actually severed from the Timberlands.

     "MLP" means U.S. Timberlands Company, L.P., a Delaware limited partnership.
      ---

     "Multiemployer Plan" means a "multiemployer plan", within the meaning of
      ------------------
Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

     "Net Income" means, as calculated for the Company and its Subsidiaries on a
      ----------
consolidated basis for any period as at any date of determination, the net income (or loss) of the Company and its Subsidiaries for such period taken as a single accounting period.

     "Net Interest Expense" means, as calculated on a consolidated basis for the
      --------------------
Company and its Subsidiaries for any period as at any date of determination, (a) Gross Interest Expense, minus (b) interest income for that period and Swap Contract payments received.

     "Net Issuance Proceeds" means, as to any issuance of equity or debt
      ---------------------
securities by any Person, cash proceeds received or receivable by such Person in connection therewith, net of reasonable out-of-pocket costs and expenses, including underwriting spread, paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person, such costs and expenses not to exceed 8% of the gross proceeds of such issuance.

     "Net Proceeds" means, (x) as to any sale of Timberlands or other assets
      ------------
(other than resulting from Timber Harvest) by a Person, proceeds in cash, checks or other cash equivalent financial instruments as and when received by such Person, net of: (a) the direct costs relating to such sale excluding amounts
        ------
payable to such Person or any Affiliate of such Person, except (in the case the Company or its Subsidiaries) as are paid or payable to any such Affiliate in compliance with Section 8.6 and as have been (except in the case of payments between the Company and its Subsidiaries) approved in advance by the Majority Banks, (b) sale, use or other transaction taxes paid or payable by such Person as a direct result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such sale; (y) as to any Event of Loss, proceeds paid on account of any Event of Loss, net of (a) all money actually applied to repair or reconstruct the damaged property or property affected by the Event of Loss, (b) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (c) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments; and (z) as to any Timber Harvest in excess of an applicable Timber Harvest limitation set forth in
Section 8.20, the net proceeds of that portion of such Timber Harvest in excess of such limitation based upon average prices received on the sale of all Timber subject to Timber Harvest during the relevant calendar year and a reasonable allocation of direct cash expenses incurred in connection with the harvesting and sale of Timber during that year, in each case multiplied by a fraction the numerator of which is the amount of such Timber Harvest in excess of such limitation and the denomintor of which is the entire amount of such Timber Harvest.


     "Note" means any promissory note executed by the Company in favor of a Bank
      ----
pursuant to subsection 2.2(b), in substantially the form of Exhibit F- 1, in the
                                                            ------------
case of an Acquisition Revolving Note or Exhibit F -2, in the case of a W/C
                                         ------------
Revolving Note, and  "Notes" means all such Notes, collectively.

     "Notice of Borrowing" means a notice in substantially the form of Exhibit
      -------------------                                              -------
A.
-

     "Notice of Conversion/Continuation" means a notice in substantially the
      ---------------------------------
form of Exhibit B.
        ---------

     "Obligations" means all advances, debts, liabilities, obligations,
      -----------
covenants and duties arising under any Loan Document owing by the Company to any Bank (including the Issuing Bank and the Swingline Bank), the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment of rights under the Loan Documents), absolute or contingent, due or to become due, now existing or hereafter arising.


     "Offshore Rate" means, for any Interest Period, with respect to Offshore
      -------------
Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by the Bank that acts as Agent and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

     "Offshore Rate Loan" means a Loan that bears interest based on the Offshore
      ------------------
Rate.

     "Old Services" means U.S. Timberlands Management Company, L.L.C., a
      ------------
Delaware limited liability company formerly named U.S. Timberlands Services Company, L.L.C.

     "Operating Agreement" means the Second Amended and Restated Operating
      -------------------
Agreement of the Company, dated as of November 19, 1997.

     "Operating Lease" means, with respect to any Person, any lease of any
      ---------------
property by such Person as lessee (including leases which may be terminated by the lessee at any time) that is, or should be, classified and accounted for as an "operating lease" on the balance sheets, or notes thereto, of such Person prepared in accordance with GAAP.


     "Ordinary Course of Business" means, in respect of the Company or any
      ---------------------------
Subsidiary, as the case may be, the ordinary course of such Person's business, as conducted by such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

     "Organization Documents" means, (a) for any corporation, the certificate or
      ----------------------
articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation; (b) for any limited partnership, the certificate of limited partnership and partnership agreement, or (c) for any limited liability company, the certificate of formation, operating agreement, resolutions, and membership list.

     "Other Taxes" means any present or future stamp, court or documentary taxes
      -----------
or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

     "Participant" has the meaning specified in subsection 11.8(d).
      -----------

     "Partnership Agreement" means the Agreement of Limited Partnership of the
      ---------------------
MLP.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental
      ----
Authority succeeding to any of its principal functions under ERISA.

     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA)
      ------------
subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.


     "Permitted Business" means any business engaged in by the Company on the
      ------------------
Closing Date, and any business substantially similar or related to any such business located (other than soliciting and consummating purchases of Timber or Timberlands outside of the United States) in the United States, which shall not include pulp or paper manufacturing.

     "Permitted Liens" has the meaning specified in Section 8.1.
      ---------------

     "Permitted Swap Obligations" means all obligations (contingent or
      --------------------------
otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, and (c) the counterparty to such Swap Contract is a Bank or an Affiliate of a Bank.

     "Person" means an individual, partnership, corporation, limited liability
      ------
company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA)
      ----
which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.


     "Planned Volume" means, as of the Closing Date, 125 million board feet per
      --------------
calendar year of Timber Harvest. In the event of the acquisition by the Company of Merchantable Timber or Timberlands (other than Timber or Timberlands acquired with Excess Timber Harvest Proceeds or by exchange for other Timber or Timberlands), Planned Volume will be increased each year for 10 years by 10% of the volume of Merchantable Timber so acquired; provided that if such acquisition of Merchantable Timber or Timberlands is made under a cutting contract with a term of less than 10 years, Planned Volume will be increased for each year during the term of the cutting contract by a number of board feet equal to the number of board feet so acquired multiplied by the quotient of 100% divided by the number of years in the cutting contract. In the event of a disposition (including by Event of Loss) with respect to Merchantable Timber or Timberlands (other than Timber Harvest with respect thereto), Planned Volume will be reduced by 10% of the volume of Merchantable Timber so disposed of. In the event of

Timber Harvest in any year in excess of the limitations set forth in Section 8.20, Planned Volume will be reduced by 10% of the amount of such excess.

     "Pro Forma EBITDDA" means, at any date of determination, on a Rolling Four
      -----------------
Quarter Basis, the sum of the following calculated on a pro forma basis for the Company and its Subsidiaries on a consolidated basis for the four fiscal quarter period ending on the last day of the most recent quarter for which financial reports pursuant to subsections 7.1(a) and (b) and a Compliance Certificate pursuant to subsection 7.2(b) having been delivered:

               (i)   EBITDDA; and


               (ii)  plus or minus, as applicable, in connection with any
                     ----    -----
     timberlands to be acquired by the Company with the proceeds of an Acquisition Revolving Loan or previously acquired within such four fiscal quarters, an amount equal to a good faith estimate of such additional amounts that would be included in clause (i) above had such timberlands been owned by the Company for such four fiscal quarters, as certified (together with such supporting detail as the Majority Banks may reasonably request) by the chief financial officer of the Company based upon such chief financial officer's good faith estimates of applicable revenues and expenses arising from such timberlands and assuming aggregate Timber Harvest in an amount that does not require proceeds to be placed in an escrow account pursuant to Section 8.20.

     "Pro Forma Interest Expense" means, at any date of determination, on a
      --------------------------
Rolling Four Quarter Basis, the sum of the following calculated for the Company and its Subsidiaries on a consolidated basis for the four fiscal quarter period ending on the last day of the most recent quarter for which financial reports pursuant to subsections 7.1(a) and (b) and a Compliance Certificate pursuant to subsection 7.2(b) have been delivered:

          (a) interest expense payable during such four fiscal quarter period on all Indebtedness of the Company and its Subsidiaries; plus
                                                              ----

          (b) interest expense that would have been payable during such four fiscal quarter period in respect of (i) any Indebtedness proposed to be incurred on such date of determination, including any Loan requested hereunder or other Senior Debt, and (ii) Indebtedness incurred after the end of such four fiscal quarter period and before such date of determination, in each case based upon the interest rate applicable on such date of determination to such Indebtedness and giving effect as of the beginning of such four fiscal quarter period (A) to the incurrence of all such Indebtedness described in clauses (i) and (ii), and (B) to the application of any such Indebtedness to the substantially concurrent repayment of any other Indebtedness outstanding during such four fiscal quarter period.


     "Pro Rata Share" means, as to any Bank at any time, the percentage
      --------------
equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's combined Commitments divided by the aggregate Commitments, or, if the Commitments have expired or been terminated, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the Effective Amount of such Bank's Loans divided by the aggregate Effective Amount of all Loans. For purposes of computing Pro Rata Share , the L/C Commitment and the Swingline Commitment shall not increase the Commitment of the Issuing Bank or Swingline Bank, respectively.

     "Quarterly Timber Report" has the meaning specified in subsection 7.2(e).
      -----------------------

     "Related Entities" means the Managing Member and the MLP.
      ----------------

     "Replacement Bank" has the meaning specified in Section 4.8.
      ----------------

     "Reportable Event" means, any of the events set forth in Section 4043(c) of
      ----------------
ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

     "Requirement of Law" means, as to any Person, any law (statutory or
      ------------------
common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case legally binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "Responsible Officer" means any managing director, chief executive officer,
      -------------------
or chief financial officer of the managing member of the Managing Member acting in its capacity as Managing Member on behalf of the Company.

     "Restricted Payments" has the meaning specified in Section 8.11.
      -------------------

     "Retail Timberlands Value" means, for any date, the product of (a) the
      ------------------------
arithmetic average price per thousand board feet of sawlogs weighted by grade and species (as reported by the most recent California State Board of Equalization Timber Value Area 6 report or, if such report is unavailable, an outside index or reporting service acceptable to the Agent and the Majority Banks) (net of any applicable log and haul costs per thousand board feet during the twelve calendar months next preceding such date) (the foregoing shall be completed for future fiscal quarters in the same fashion as reflected for the fiscal quarter ending September 30, 1997 in the Initial Timber Report); and (b) the Merchantable Timber Inventory of the Company and its Subsidiaries as adjusted on or most recently before such date pursuant to the definition thereof in this Section 1.1.

     "Revolving Termination Date" means the earlier to occur of:
      --------------------------

          (a)  October 31, 2000; and

          (b) the date on which the W/C Revolving Commitments and Acquisition Revolving Commitments terminate in accordance with the provisions of this Agreement.

     "Rolling Four Quarter Basis" means with respect to the calculation of any
      --------------------------
financial ratio in Article VIII, such ratio as measured on the last day of the most recently completed fiscal quarter for the period comprising such fiscal quarter and the three preceding fiscal quarters, provided that (i) for the fiscal quarters ending September 30 and December 31, 1997, any calculation of Pro Forma EBITDDA or Pro Forma Interest Expense shall be determined by multiplying the actual Pro Forma EBITDDA or Pro Forma Interest Expense for that fiscal quarter by four (4),
(ii) for the fiscal quarter ending on March 31, 1998, any calculation of Pro Forma EBITDDA or Pro Forma Interest Expense shall be determined by multiplying the actual Pro Forma EBITDDA or Pro Forma Interest Expense for that fiscal quarter and the prior fiscal quarter by two (2), and (iii) for the fiscal quarter ending on June 30, 1998, any calculation of Pro Forma EBITDDA or Pro Forma Interest Expense shall be determined by multiplying the actual Pro Forma EBITDDA or Pro Forma Interest Expense for the period of such quarter and the two preceding quarters by one and one-third (1-1/3).

     "S-1" means the Registration Statement on Form S-1, dated as of August 4,
      ---
1997, as amended, filed by the MLP with the SEC.

     "SEC" means the Securities and Exchange Commission, or any Governmental
      ---
Authority succeeding to any of its principal functions.


     "Senior Debt" means Indebtedness of the Company under the Senior Notes and
      -----------
the Obligations other than L/C Obligations constituting the undrawn amount of outstanding Letters of Credit.

     "Senior Notes" means the notes issued pursuant to the Senior Note
      ------------
Agreement.

     "Senior Note Agreement" means the Indenture dated as of November 19, 1997,
      ---------------------
among the Company, Finance, and State Street Bank & Trust Company, as trustee.

     "Subsidiary" of a Person means any corporation, association, partnership,
      ----------
limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

     "Surety Instruments" means all letters of credit (including standby and
      ------------------
commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

     "Swap Contract" means any agreement, whether or not in writing, relating to
      -------------
any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

     "Swap Termination Value" means, in respect of any one or more Swap
      ----------------------
Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

     "Swingline Bank" means BofA or its assignee under Section 11.8.
      --------------

     "Swingline Clean-Up Day" has the meaning specified in subsection 2.7(c).
      ----------------------

     "Swingline Commitment" has the meaning specified in Section 2.9.
      --------------------

     "Swingline Loan" has the meaning specified in Section 2.9.
      --------------

     "Taxes" means any and all present or future taxes, levies, assessments,
      -----
imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

     "Timber" means all crops and all trees, timber, whether severed or
      ------
unsevered and including standing and down timber, stumps and cut timber, and logs, wood chips and other forest products, whether now located on or hereafter planted or growing in or on the Timberlands or otherwise or now or hereafter removed from the Timberlands or otherwise for sale or other disposition.

     "Timber Harvest" means the harvest of Merchantable Timber from the
      --------------
Timberlands or the disposition of the rights of the Company or any Subsidiary to Timber on the Timberlands, including by means of timber deed, bulk, pay-as-cut, and stumpage sales. In the case of timber deed, bulk, pay-as-cut, and stumpage sales, the Timber so sold shall be deemed harvested for purposes of this definition in equal monthly amounts over the life of the contract, regardless of when the purchaser actually severs the Timber.

     "Timberlands" means, at any date of determination, all real property owned
      -----------
by or leased to the Company or any Subsidiary that is suitable for timber production.

     "Type" has the meaning specified in the definition of "Loan."
      ----

     "Unfunded Pension Liability" means the excess of a Plan's benefit
      --------------------------
liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "United States" and "U.S." each means the United States of America.
      -------------       ----

     "Wholly-Owned Subsidiary" means any corporation in which (other than
      -----------------------
directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     "W/C Revolving Commitment" has the meaning specified in subsection 2.1(b).
      ------------------------

     "W/C Revolving Loans" has the meaning specified in subsection 2.1(b).
      -------------------

1.2  Other Interpretive Provisions.
     -----------------------------

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c)  (i)    The term "documents" includes any and all instruments,
     documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent restatements, amendments and other modifications thereto, but only to the extent such restatements, amendments and other modifications are not prohibited by the terms of any Loan Document, and
(ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

          (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

1.3  Accounting Principles.
     ---------------------

          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                  ARTICLE II

                                  THE CREDITS
                                  -----------

2.1  Amounts and Terms of Commitments.
     --------------------------------

     (a)  The Acquisition Credit.
          ----------------------

          Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, an "Acquisition Revolving
                                                          ---------------------
Loan") from time to time on any Business Day from the Closing Date to the
----
Revolving Termination Date in an aggregate amount not to exceed the amount set forth opposite such Bank's name under the heading "Acquisition Revolving Commitment" on Schedule 2.1 (such Bank's "Acquisition Revolving Commitment");
               ------------               --------------------------------
provided, however, after giving effect to any Borrowing of Acquisition Revolving
--------  -------
Loans, the Effective Amount of all Acquisition Revolving Loans shall not at any time exceed the aggregate Acquisition Revolving Commitments. Within the limits of each Bank's Acquisition Revolving Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.1(a), prepay under Section 2.5 and reborrow under this subsection 2.1(a).

     (b)  The Working Capital Credit.
          --------------------------

          Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "W/C Revolving Loan")
                                                         ------------------
from time to time on any Business Day during the period from the Closing Date to the Revolving

Termination Date, in an aggregate amount not to exceed at any time outstanding, together with such Bank's Pro Rata Share of Swingline Loans and L/C Obligations outstanding at such time, the amount set forth opposite such Bank's name under the heading "W/C Revolving Commitment" on Schedule 2.1 (such Bank's
                                                     ------------
"W/C Revolving Commitment"); provided, however, that, after giving effect to any
 ------------------------    --------  -------
Borrowing of W/C Revolving Loans, (1) the Effective Amount of all W/C Revolving Loans, Swingline Loans and L/C Obligations shall not at any time exceed the aggregate W/C Revolving Commitments. Within the limits of each Bank's W/C Revolving Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.1(b), prepay under Section 2.5 and reborrow under this subsection 2.1(b).

2.2  Evidence of Obligations.
     -----------------------

          (a) The Loans made by each Bank (including the Swingline Bank) shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent, the Issuing Bank, the Swingline Bank, and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or Letters of Credit.

          (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that
                                                         --------- -------
the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

2.3  Procedure for Borrowing.
     -----------------------

          (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to (i) 9:00 a.m. (San Francisco time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; or (ii) 8:30 a.m. (San Francisco time) on the requested Borrowing Date, in the case of Base Rate Loans), specifying:

               (i) the amount of the Borrowing, which shall be in an aggregate minimum amount of $2,000,000 or any multiple of $500,000 in excess thereof;

               (ii)   the requested Borrowing Date, which shall be a Business
     Day;


               (iii) the Type of Loans comprising the Borrowing and whether such Borrowing shall be of W/C Revolving Loans, Acquisition Revolving Loans, or both; and


               (iv) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprising Offshore Rate Loans, such Interest Period shall be one month.


Promptly upon receipt of any such Notice of Borrowing, the Agent shall notify the Banks of the contents of such Notice of Borrowing.

          (b) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. Except as provided in the next sentence, the proceeds of all Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent by 1:00 p.m. (San Francisco time) on the Borrowing Date. The proceeds of Acquisition Revolving Loans may, at the election of the Agent or of the Majority Banks, be made available to the Company by wire transfer pursuant to such escrow arrangements as the Agent shall determine acceptable to confirm the satisfaction of the conditions precedent to such Loans, in like funds as received by the Agent.

          (c) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than five (5) different Interest Periods in effect.

2.4  Conversion and Continuation Elections.
     -------------------------------------

          (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.4(b):


               (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $500,000 in excess of $2,000,000) into Loans of any other Type; or


               (ii) elect, as of the last day of the applicable Interest Period, to continue any Offshore Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $500,000 in excess of $2,000,000);

provided that if at any time the aggregate amount of Offshore Rate Loans in
-------- ----
respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $2,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans, as the case may be, shall terminate.

          (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than (i) 9:00 a.m. (San Francisco time) at least three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) 8:30 a.m. (San Francisco time) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                    (A)  the proposed Conversion/Continuation Date;

                    (B) the aggregate amount of Loans to be converted or continued;

                    (C) the Type of Loans resulting from the proposed conversion or continuation; and

                    (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.


          (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation for Loans, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans held by each Bank with respect to which the notice was given.

          (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as a Offshore Rate Loan.

          (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than five (5) different Interest Periods in effect with respect to Loans.

2.5  Optional Prepayments.
     --------------------


     Subject to Section 4.4, the Company may, at any time or from time to time, upon not less than (a) in the case of Offshore Rate Loans, three Business Days' irrevocable notice to the Agent delivered by 9:00 a.m. (San Francisco time), (b) in the case of Base Rate Loans, one Business Day's irrevocable notice to the Agent, and (c) in the case of Swingline Loans, notice to the Agent by 8:30 a.m. on the same day, ratably prepay Loans in whole or in part, in minimum amounts of $2,000,000 or any multiple of $500,000 in excess thereof or, in the case of Swingline Loans, in minimum amounts of $250,000 or any multiple of $100,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment, the Type(s) of Loans to be prepaid, and whether such Loans are Swingline Loans, W/C Revolving Loans or Acquisition Revolving Loans. The Agent will promptly notify each Bank of its receipt of any such notice with respect to W/C Revolving Loans and Acquisition Revolving Loans, and of such Bank's Pro Rata Share of such prepayment. The payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to
Section 4.4. Optional prepayments of Acquisition Revolving Loans, after the Company exercised or declined to exercise its option to repay the Acquisition Revolving Loans in installments pursuant to Section 2.7 shall be applied to the remaining principal repayments of the Acquisition Revolving Loans in the inverse order of their maturity.

2.6  Mandatory Prepayments of Loans; Mandatory Commitment Reductions.
     ---------------------------------------------------------------

     (a)  Mandatory Prepayments.
          ---------------------


               (i) (A) The Company shall apply all Excess Asset Sales Proceeds that the Company has elected not to reinvest in accordance with subsection 8.2(b) and all Excess Timber Harvest Proceeds that the Company has elected not to reinvest in accordance with Section 8.20 to the prepayment, purchase, or Cash Collateralization of such Senior Debt as the Company may elect; provided that,
                                                                --------
in each case, unless no Loans or Letters of Credit are outstanding hereunder, the Company may not prepay or purchase Senior Debt other than the Obligations pursuant to this subsection 2.6(a)(i)(A) unless the Company shall also prepay or Cash Collateralize the Obligations in an aggregate amount as shall be necessary to cause the Banks to share such prepayment, purchase, or Cash Collateralization with the other Senior Debt at least pro rata. Prepayments to be made with respect to the Loans pursuant to this subsection 2.6(a)(i) shall be applied first, to prepay any Acquisition Revolving Loans that are Base Rate Loans then
-----
outstanding, second, at the Company's option, to Cash Collateralize (which cash
             ------
collateral shall be applied on the maturity date of their Interest Periods to prepay then outstanding Acquisition Revolving Loans that are Offshore Rate Loans in the order of their maturities) or to prepay any Acquisition Revolving Loans that are Offshore Rate Loans (in the order of their maturities), third, to
                                                                 -----
prepay any W/C Revolving Loans that are Base Rate Loans, and fourth, at the
                                                             ------
Company's option, to Cash Collateralize (which cash collateral shall be applied on the maturity date of their Interest Periods to prepay then outstanding W/C Revolving Loans that are Offshore Rate Loans in the order of their maturities) or to prepay any W/C Revolving Loans that are Offshore Rate Loans (in the order of their maturities).


               (ii) Subject to payment of any amounts owing under Section 4.4, if the Effective Amount of all W/C Revolving Loans, L/C Obligations, and Swingline Loans then outstanding exceeds the aggregate W/C Revolving Commitments, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the W/C Revolving Loans by an amount equal to the applicable excess. Any such prepayment shall be applied first, to prepay
                                                               -----
any W/C Revolving Loans that are Base Rate Loans, second, to Cash Collateralize
                                                  ------
(which cash collateral shall be applied on the maturity date of their Interest Periods to prepay then outstanding W/C Revolving Loans that are Offshore Rate Loans in the order of their maturities) or to prepay any W/C Revolving Loans that are Offshore Rate Loans (in the order of their maturities), and third to
                                                                     -----
Cash Collateralize any L/C Obligations.


               (iii) Subject to payment of any amounts owing under Section 4.4, if the Effective Amount of all Acquisition Revolving Loans then outstanding exceeds the aggregate Acquisition Revolving Commitments, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Acquisition Revolving Loans by an amount equal to the applicable excess. Any such prepayment shall be applied first, to prepay any Acquisition
                                             -----
Revolving Loans that are Base Rate Loans, second, to Cash Collateralize (which
                                          ------
cash collateral shall be applied on the maturity date of their Interest Periods to prepay then outstanding Acquisition Revolving Loans that are Offshore Rate Loans in the order of their maturities) or to prepay any Acquisition Revolving Loans that are Offshore Rate Loans (in the order of their maturities).

               (iv) The Company shall repay the W/C Revolving Loans and Swingline Loans from time to time so as to cause, at the end of any calendar month, there to have been a period of at least 30 consecutive days during the prior 12 calendar months when there were no W/C Revolving Loans and Swingline Loans outstanding.

               (v) After the Revolving Termination Date, all prepayments shall be applied in the inverse order of maturity to the principal payments required under subsection 2.7(b)(ii).


               (vi) Upon the occurrence of a Change of Control, the Company shall notify the Agent thereof and, upon demand by the Agent at the direction of the Required Lenders within 90 days after the later of such Change of Control or receipt of such notice, the Company shall repay the Loans in full within 10 days after such demand.

     (b)  Mandatory Commitment Reductions.
          -------------------------------


               (i) The aggregate Acquisition Revolving Commitments and aggregate W/C Revolving Commitments, in that order of priority, shall be permanently reduced from time to time by the amount of any mandatory prepayment or Cash Collateralization of the Loans required by subsection 2.6(a); provided that to the extent a sale of assets, an

Event of Loss or Timber Harvest shall not result in any prepayment of the Loans pursuant to subsection 2.6(a) because the Loans have been repaid in full, first, the aggregate Acquisition Revolving Commitment and, second, the aggregate W/C Revolving Commitment, shall be permanently reduced in an amount equal to the amount that would otherwise be applied to a prepayment or Cash Collateralization of the Loans by operation of subsection 2.6(a). Such permanent reduction shall take effect upon the date the corresponding mandatory prepayment is or would (if Loans were outstanding) be required by subsection 2.6(a) or, in the case of funds actually deposited as Cash Collateral under that subsection, upon the application of such cash collateral to the W/C Revolving Loans or Acquisition Revolving Loans, as applicable.


               (ii) Upon the occurrence of a Change of Control, the Company shall notify the Agent thereof and, upon notice to the Company by the Agent at the direction of the Required Lenders within 90 days after the later of such Change of Control or receipt of such notice of Change of Control, the aggregate Acquisition Revolving Commitment and the aggregate W/C Revolving Commitment shall be permanently reduced to $0 and terminated on the date 10 days after such demand.

               (iii) Upon any permanent reduction in the aggregate Acquisition Revolving Commitments or aggregate W/C Revolving Commitments, the corresponding Acquisition Revolving Commitment or W/C Revolving Commitment, as the case may be, of each Bank shall automatically be reduced by an amount equal to such Bank's ratable share of the reduction, effective as of the earlier of the date that any corresponding prepayment is made or the date by which such prepayment is due and payable hereunder. All accrued commitment fees to, but not including the effective date of any reduction or termination of the Commitments shall be paid on the effective date of such reduction or termination.


               (iv) No reduction in the W/C Revolving Commitments pursuant to Sections 2.5 or 2.6 shall reduce the L/C Commitment unless and until the W/C Revolving Commitments have been reduced to the amount of the L/C Commitment; thereafter, any reduction in the W/C Commitments pursuant to Sections 2.5 or 2.6 shall equally reduce the L/C Commitment.


               (v) No reduction in the W/C Revolving Commitments pursuant to Sections 2.5 or 2.6 shall reduce the Swingline Commitment unless and until the W/C Revolving Commitments have been reduced to the amount of the Swingline Commitment; thereafter, any reduction in the W/C Revolving Commitment pursuant to Sections 2.5 or 2.6 shall equally reduce the Swingline Commitment.

2.7  Repayment.
     ---------

     (a)  The W/C Revolving Credit.
          ------------------------

          The Company shall repay on the Revolving Termination Date the aggregate outstanding principal amount of W/C Revolving Loans outstanding on such date.

     (b)  The Acquisition Revolving Credit.
          --------------------------------


               (i)   Repayment on Revolving Termination Date. Unless the Company
                     ---------------------------------------
     shall have exercised its election to repay the Acquisition Revolving Loans outstanding on the Revolving Termination Date in installments pursuant to and in strict compliance with this subsection 2.7(b), the Company shall repay to the Banks in full on the Revolving Termination Date the aggregate principal amount of any Acquisition Revolving Loans outstanding on such date.


               (ii)  Installment Election. So long as (A) no Default or Event of
                     --------------------
     Default then exists, and (B) the representations and warranties in Article VI are true and correct with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date), in each case of clauses (A) and (B) above on the date of such election and on the Revolving Termination Date, at least 60 days before the Revolving Termination Date the Company may, in lieu of repaying Acquisition Revolving Loans on the Revolving Termination Date under subsection 2.7(b)(i), elect to repay the aggregate principal amount of Acquisition Revolving Loans outstanding on the Revolving Termination Date in sixteen (16) consecutive quarterly equal installments, each in an amount equal to one-sixteenth of the Effective Amount of the Acquisition Revolving Loans on the Revolving Termination Date and payable on the last Business Day of each January, April, July and October through the Maturity Date, commencing on January 31, 2001. The Agent shall promptly deliver a copy of such notice to the Banks.

     (c)  The Swingline Credit.
          --------------------

          The Company shall repay Swingline Loans to the Swingline Bank on each Business Day upon which there have been, for the seven (7) immediately preceding Business Days, outstanding Swingline Loans (the "Swingline Clean-Up Day"), which
                                                 ----------------------
Swingline Loans may not be reborrowed until such Swingline Clean-Up Day has ended.

     (d)  Letters of Credit.
          -----------------

          The Company shall reimburse the Issuing Bank on or before the date each drawing under a Letter of Credit is to be paid by the Issuing Bank for the amount of such drawing.

2.8  Interest.
     --------

          (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.4), plus the Applicable
                                                             ----
Margin.

          (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate

Loans under Section 2.5 or 2.6 for the portion of the Offshore Rate Loans so prepaid and upon payment (including prepayment) in full thereof and, during the the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

          (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; provided, however, that, on
                                           ----     --------  -------
and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2% plus the Applicable Margin for Base Rate
                             ----    ----
Loans.

          (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

2.9  Swingline Loans.
     ---------------

          (a) Subject to the terms and conditions hereof, the Swingline Bank severally agrees to make a portion of the Aggregate W/C Revolving Commitments available to the Company by making swingline loans (individually, a "Swingline
                                                                     ---------
Loan"; collectively, the "Swingline Loans") to the Company on any Business Day
----                      ---------------
during the period from the Closing Date to the Revolving Termination Date in accordance with the procedures set forth in this Section in an aggregate principal amount at any one time outstanding not to exceed $10,000,000, notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Bank's outstanding W/C Revolving Loans, may exceed the Swingline Bank's W/C Revolving Commitment (the amount of such commitment of the Swingline Bank to make Swingline Loans to the Company pursuant to this subsection 2.9(a), as the same may be reduced as a result of any assignment pursuant to Section 11.8, the Swingline Bank's "Swingline Commitment"); provided, that at no time
                            --------------------    --------  ----
shall (i) the sum of the Effective Amount of all Swingline Loans, L/C Obligations, and W/C Revolving Loans exceed the Aggregate W/C Revolving Commitments, or (ii) the Effective Amount of all Swingline Loans exceed the Swingline Commitment. Additionally, no more than three (3) Swingline Loans may be outstanding at any one time, and except as otherwise provided in subsection 2.8(c), all Swingline Loans shall at all times bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin, unless otherwise agreed to by
                       ----
the Swingline Bank in its sole
discretion. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.9(a), prepay pursuant to subsection 2.5 and reborrow pursuant to this subsection 2.9(a).

          (b)  The Company shall provide the Agent (with a copy to the Swingline
Bank) irrevocable written notice in the form of a Notice of Borrowing of any Swingline Loan requested hereunder (which notice must be received by the Swingline Bank and the Agent prior to 12:00 noon (San Francisco time) on the requested Borrowing date) specifying (i) the amount to be borrowed, and (ii) the requested Borrowing date, which must be a Business Day.

               Upon receipt of the Notice of Borrowing, the Swingline Bank will immediately confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the Notice of Borrowing from the Company and, if not, the Swingline Bank will provide the Agent with a copy thereof. Unless the Swingline Bank has received notice prior to 12:00 Noon (San Francisco time) on such Borrowing date from the Agent (A) directing the Swingline Bank not to make the requested Swingline Loan as a result of the limitations set forth in the proviso
                                                                         -------
set forth in the first sentence of subsection 2.9(a); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Swingline Bank will, not later than 2:00 p.m. (San Francisco time) on the Borrowing date specified in such Notice, make the amount of its Swingline Loan available to the Agent for the account of the Company at the Agent's Payment Office in funds immediately available to the Agent. The proceeds of such Swingline Loan will then promptly be made available to the Company by the Agent crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Swingline Bank and in like funds as received by the Agent. Each Borrowing pursuant to this Section shall be in an aggregate principal amount equal to two hundred fifty thousand dollars ($250,000) or an integral multiple of one hundred thousand dollars ($100,000) in excess thereof, unless otherwise agreed by the Swingline Bank.

               (c) If (i) any Swingline Loans shall remain outstanding at 9:00 a.m. (San Francisco time) on the Business Day immediately prior to a Swingline Clean-Up Day and by such time on such Business Day the Agent shall have received neither (A) a Notice of Borrowing delivered pursuant to Section 2.3 requesting that W/C Revolving Loans be made pursuant to Section 2.1 on the Swingline Clean-Up Day in an amount at least equal to the aggregate principal amount of such Swingline Loans, nor (B) any other notice indicating the Company's intent to repay such Swingline Loans with funds obtained from other sources, or (ii) any Swingline Loans shall remain outstanding during the existence of a Default or Event of Default and the Swingline Bank shall in its sole discretion notify the Agent that the Swingline Bank desires that such Swingline Loans be converted into W/C Revolving Loans, then the Agent shall be deemed to have received a Notice of Borrowing from the Company pursuant to Section 2.3 requesting that Base Rate W/C Revolving Loans be made pursuant to Section 2.1 on such Swingline Clean-Up Day (in the case of the circumstances described in clause (i) above) or on the first Business Day after the date of such notice from the Swingline Bank (in the case of the circumstances described in clause (ii) above) in an amount equal to the aggregate amount of such Swingline Loans, and the procedures set forth in subsections 2.3(b) and 2.3(c) shall be followed in making such Base Rate Loans; provided, that such
                                                         --------  ----
Base Rate W/C Revolving Loans shall be made notwithstanding the Company's failure to comply with subsections 5.3(b) and 5.3(c); and provided, further,
                                                          --------  -------
that if a Borrowing of Base Rate W/C Revolving Loans becomes legally impracticable and if so required by the Swingline Bank at the time such Base Rate W/C Revolving Loans are required to be made by the Banks in accordance with this subsection 2.9(c), each Bank agrees that in lieu of making Base Rate W/C Revolving Loans as described in this subsection 2.9(c), such Bank shall purchase a participation from the Swingline Bank in the applicable Swingline Loans in an amount equal to such Bank's Pro Rata Share of such Swingline Loans, and the procedures set forth in subsections 2.3(b) and 2.3(c) shall be followed in connection with the purchases of such participations. The proceeds of such Base Rate W/C Revolving Loans, or participations purchased, shall be applied to repay such Swingline Loans. A copy of each notice given by the Agent to the Banks pursuant to this subsection 2.9(c) with respect to the making of Loans, or the purchases of participations, shall be promptly delivered by the Agent to the Company. Each Bank's obligation in accordance with this Agreement to make the W/C Revolving Loans, or purchase the participations, as contemplated by this subsection 2.9(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swingline Bank, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Change; or
(C) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.10 Fees.
     ----

     (a)  Arrangement, Agency Fees.
          ------------------------

          The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the
                                                   ----------
Company and the Arranger and the Agent dated October 23, 1997.

     (b)  Commitment Fees.
          ---------------

          The Company shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's W/C Revolving Commitment and Acquisition Revolving Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the average daily utilization for that quarter as calculated by the Agent, equal to the Applicable Margin. Such commitment fee shall accrue in the case of the W/C Revolving Commitment and the Acquisition Revolving Commitment, from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on December 31, 1997 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

2.11 Computation of Fees and Interest.
     --------------------------------

          (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent will, at the request of the Company or any Bank, deliver to the Company or the Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

2.12 Payments by the Company.
     -----------------------

          (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except in the case of Swingline Loans and as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

2.13  Payments by the Banks to the Agent.
      ----------------------------------

          (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing (but without payment of the amounts that would have been owing under Section 4.4 on account of such prepayment had such Loan been made by the defaulting Bank as an Offshore Rate Loan).

          (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

2.14  Sharing of Payments, Etc.
      ------------------------

      If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Obligations in its favor any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and
(b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of
                            --------  -------
such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.14 and will in each case notify the Banks following any such purchases or repayments.

2.15  Voluntary Termination of Commitments.
      ------------------------------------


      The Company may, upon not less than three Business Days' prior notice to the Agent, terminate the W/C Revolving Commitment or the Acquisition Revolving Commitment in full but not in part as long as such termination is accompanied by the simultaneous prepayment in full of all outstanding W/C Revolving Loans and Acquisition Revolving Loans, respectively, and the termination, or Cash Collateralization, of all outstanding L/C Obligations. Once terminated in accordance with this Section, the W/C Revolving Commitment and the Acquisition Revolving Commitment may not be reinstated. All accrued commitment fees to, but not including the effective date of such termination, shall be paid on the effective date of such termination.

                                  ARTICLE III

                             THE LETTERS OF CREDIT
                             ---------------------

3.1   The Letter of Credit Facility.
      -----------------------------

      (a) On the terms and conditions set forth herein, (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date until 30 days before the Revolving Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.2(c) and 3.2(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Bank shall not be obligated to Issue,
             --------
and no Bank shall be obligated to participate in, any Letter of Credit if, as of the date of Issuance of such Letter of Credit (the "Issuance Date"), (A) the
                                                    -------------
Effective Amount of all L/C Obligations, W/C Revolving Loans, and Swingline Loans exceeds the aggregate W/C Revolving Commitments, (B) the participation of any Bank in the Effective Amount of all L/C Obligations plus the Effective
                                                        ----
Amount of the W/C Revolving Loans of such Bank plus the participation of such
                                               ----
Bank, if any, in the Effective Amount of all Swingline Loans exceeds such Bank's W/C Revolving Commitment, or (C) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed .

     (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

               (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder), or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense;

               (ii) the Issuing Bank has received written notice from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

               (iii) the expiry date of any requested Letter of Credit is (A) more than one calendar year after the date of Issuance, unless the Majority Banks have approved such expiry date in writing, or (B) less than 30 days prior to the Revolving Termination Date, unless all of the Banks have approved such expiry date in writing;

               (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit, unless such Letter of Credit is issued in connection with worker's compensation or to secure self-insurance deductibles or environmental clean-up obligations;

               (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance reasonably acceptable to such Issuing Bank, or the Issuance of a Letter of Credit may violate any policies of the Issuing Bank;

               (vi) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person;

               (vii) such Letter of Credit is in a face amount less than $100,000 or to be denominated in a currency other than Dollars; or

               (viii) the requested Letter of Credit provides for payment thereunder sooner than the Business Day following the presentation to such Issuing Bank of the documentation required thereunder.

3.2   Issuance, Amendment and Renewal of Letters of Credit.
      ----------------------------------------------------

      (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least five days (or such shorter time as such Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be made by an original writing or by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to such Issuing Bank:

               (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day);

               (ii)   the face amount of the Letter of Credit;

               (iii)  the expiry date of the Letter of Credit;

               (iv)   the name and address of the beneficiary thereof;

               (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;

               (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and

               (vii) such other usual and customary matters as the Issuing Bank may require.


      (b) At least three Business Days prior to the Issuance of any Letter of Credit or any amendment or renewal of a Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, such Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date such Issuing Bank is to issue, amend or renew a requested Letter of Credit from the Agent, the Company, or the Majority Banks (i) directing such Issuing Bank not to issue, amend or renew such Letter of Credit because such issuance, amendment or renewal is not then permitted under subsection 3.1(a) as a result of the limitations set forth in clauses (A) through (C) thereof or subsection 3.1(b)(ii); or (ii) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company or amend or renew a Letter of Credit, as the case may be, in accordance with such Issuing Bank's usual and customary business practices.

      (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Company received by such Issuing Bank (with a copy sent by the Company to the Agent) at least five days (or such shorter time as such Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by an original writing or by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to such Issuing
Bank:

               (i)    the Letter of Credit to be amended;

               (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day);

               (iii)  the nature of the proposed amendment; and

               (iv) such other usual and customary matters as such Issuing Bank may require.

Such Issuing Bank shall be under no obligation to amend any Letter of Credit if:
(A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

      (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least five days (or such shorter time as such Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, such Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by an original writing or by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to such Issuing Bank:

               (i)    the Letter of Credit to be renewed;

               (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day);

               (iii)  the revised expiry date of the Letter of Credit; and

               (iv) such other usual and customary matters as the Issuing Bank may require.

The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) such Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the

Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from such Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal such Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.2(d) upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

     (e) In connection with Letters of Credit that automatically renew or extend their expiry date, the Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than 30 days before the Revolving Termination Date.

     (f) This Agreement shall control in the event of any conflict or inconsistency with any L/C-Related Document.

     (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

     (h) The Issuing Bank shall deliver to the Agent such reports with respect to the Letters of Credit as the Agent may reasonably request from time to time.

3.3  Risk Participations, Drawings and Reimbursements.
     ------------------------------------------------

               (a) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of
Section 2.1, each Issuance of a Letter of Credit shall be deemed to utilize the W/C Revolving Commitment of each Bank by an amount equal to the amount of such participation.

               (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company. The Company shall reimburse the Issuing Bank, directly or with the proceeds of a Loan, prior to 10:00 a.m. (San Francisco time), on each date that any amount is paid by such Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an
                     ----------
amount equal to the amount so paid by such Issuing Bank. If the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Base Rate W/C Revolving Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Aggregate W/C Revolving Commitment and subject to the conditions set forth in
Section 5.3. Any notice given by such Issuing Bank or the Agent pursuant to this subsection 3.3(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not
            -------- ----
affect the conclusiveness or binding effect of such notice.

          (c) Each Bank shall upon any notice pursuant to subsection 3.3(b) make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 3.3(d)) each be deemed to have made a Loan consisting of a Base Rate W/C Revolving Loan to the Company in that amount. If any Bank so notified fails to make available to the Agent for the account of such Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (San Francisco time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.3.

          (d) With respect to any unreimbursed drawing that is not converted into Base Rate W/C Revolving Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in Section 5.3 or for any other reason, the Company shall be deemed to have incurred from the relevant Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and
                                                         ----
each Bank's payment to such Issuing Bank pursuant to subsection 3.3(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.3.

          (e) Each Bank's obligation in accordance with this Agreement to make the Loans or L/C Advances, as contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against such Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Change; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however,
                                                            --------  -------
that each Bank's obligation to make W/C Revolving Loans under this Section 3.3 is subject to the conditions set forth in Section 5.3.

3.4  Repayment of Participations.
     ---------------------------

          (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under a Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section
3.3 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

          (b) If the Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of such Issuing Bank pursuant to subsection 3.4(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or such Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or such Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

3.5  Role of the Issuing Bank.
     ------------------------

          (a) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b) No Agent-Related Person nor any correspondents, participant or assignee of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

          (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not,
--------  -------
preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person nor any of the correspondents, participants or assignees of the Issuing Bank shall be liable or responsible for any of the matters described in clauses (a) through (g) of
Section 3.6; provided, however, notwithstanding anything in such clauses, that
             --------  -------
the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing:
(i) each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) such Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.6  Obligations Absolute.
     --------------------

     The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Loans shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

     (a) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

     (c) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

     (d) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

     (e) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

     (f) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

     (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

3.7  Cash Collateral Pledge.
     ----------------------

     Upon the request of the Agent, if (a) the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (b) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to the L/C Obligations. The Company hereby grants to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such cash and deposit account balances used to Cash Collateralize the Company's obligations hereunder.

3.8  Letter of Credit Fees.
     ---------------------

          (a) The Company shall pay to the Agent for the account of each of the Banks a letter of credit fee with respect to the Letters of Credit on the average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent, equal to the Letter of Credit Rate. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

          (b) The Company shall pay to the Agent for the account of the Issuing Bank a letter of credit fronting fee equal to 0.125% per annum of the average daily maximum amount available to be drawn under outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter. Such fronting fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

          (c) The Company shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

3.9  Uniform Customs and Practice.
     ----------------------------

     The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of
                                        ---
issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

                                  ARTICLE IV

                    TAXES, YIELD PROTECTION AND ILLEGALITY
                    --------------------------------------

4.1  Taxes.
     -----

          (a) Subject to subsection 4.1(f), any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

          (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

               (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

               (ii)   the Company shall make such deductions and withholdings;

               (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

          (c) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

          (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

          (e) If the Company is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

          (f) The Company will not be required to pay any additional amounts in respect of Taxes constituting United States federal income tax to the Agent or any Bank for the account of any Lending Office of such Bank: (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under Section 12.10 in respect of such Lending Office, or (ii) if such Bank shall have delivered to the Company a Form 4224, Form 1001, or Form W-8 in respect of such Lending Office pursuant to Section 12.10 and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulation or in the official interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such form.

4.2  Illegality.
     ----------

          (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for that Bank or its applicable

Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

          (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

          (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by that Bank as Offshore Rate Loans shall be instead Base Rate Loans.

          (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of that Bank, be illegal or otherwise disadvantageous to that Bank.

4.3  Increased Costs and Reduction of Return.
     ---------------------------------------


          (a) Without duplication of amounts that may be required to be paid pursuant to subsection 4.3(b) but subject to Section 4.7, if any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof, or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) promulgated or made after the date hereof, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or issuing or maintaining any Letter of Credit or any participating interest therein, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

          (b) Subject to Section 4.7, if any Bank determines that (i) the introduction of any Capital Adequacy Regulation after the date hereof, (ii) any change in any Capital Adequacy Regulation, or (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof affects or would affect the amount of capital required or expected to be maintained by that Bank (or any Lending Office) or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its W/C Revolving, Acquisition Revolving, L/C, or Swingline Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.

4.4  Funding Losses.
     --------------

     Subject to Section 4.7, the Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of:

          (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

          (b) the failure of the Company to borrow, continue or convert an Offshore Rate Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

          (c) the failure of the Company to make any prepayment of an Offshore Rate Loan in accordance with any notice delivered under Section 2.5;

          (d) the prepayment (including pursuant to Section 2.6) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

          (e) the automatic conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 4.3(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

4.5  Inability to Determine Rates.
     ----------------------------

     If the Agent or the Majority Banks determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or that the Offshore Rate applicable pursuant to subsection 2.8(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans, as the case may be.

4.6  Reserves on Offshore Rate Loans.
     -------------------------------

     The Company shall pay to each Bank, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal
          ------------------------
amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive) payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

4.7  Certificates of Banks; Limitation on Demand.
     -------------------------------------------

     Any Bank claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error. No Bank shall be entitled to claim reimbursement or compensation pursuant to Sections 4.3 or 4.4 for any period more than 180 days before the date such certificate is so delivered.

4.8  Substitution of Banks.
     ---------------------

     Upon the receipt by the Company from any Bank (an "Affected Bank") of a
                                                        -------------
claim for compensation under Section 4.1, 4.3, or 4.6 or an assertion of illegality that is not applicable to all Banks pursuant to Section 4.2, the Company may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution (in each case, which shall be an Eligible Assignee) satisfactory to the Company and to the Agent (a "Replacement
                                                                    -----------
Bank") to acquire and assume all or a ratable part of all of such Affected
----
Bank's Loans, L/C Obligations, participations in Swingline Loans, and W/C Revolving Commitment and Acquisition Revolving Commitment, as applicable, and if such Affected Bank or any Affiliate thereof is a Swap Provider, all Swap Contracts of such Affected Bank and Affiliate; (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or
(iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be effected in accordance with the assignment provisions contained in Section 11.8; provided, however, that the Company shall
                                      --------  -------
be liable for any amounts arising pursuant to Section 4.4 as a result of the substitution of any Bank(s) under this Section 4.8 on a date other than the last day of an Interest Period with respect to outstanding Offshore Rate Loans.

4.9  Survival.
     --------

     The agreements and obligations of the Company in this Article IV shall survive the payment of all other Obligations.

                                   ARTICLE V

                             CONDITIONS PRECEDENT
                             --------------------

5.1  Conditions of Initial Loan.
     --------------------------

     The obligation of each Bank to make its initial Loan hereunder, is subject to the condition that the Agent shall have received all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

     (a)  Credit Agreement.
          ----------------

          This Agreement executed by each party thereto, and Notes (for those Banks having requested them) executed by the Company;

     (b)  Authorization Documents.
          -----------------------


          For each of the Company and the Managing Member, a certificate executed by the Secretary of such Person dated the Closing Date, certifying that
(i) such Person has the authority to execute, deliver and perform its obligations under each of the Loan Documents or the Operating Agreement, as applicable, (ii) attached behind Exhibit A to such certificate is a true,
                                 ---------
correct and complete copy of (A) the operating agreement of such Person then in full force and effect, and (B) the certificate of formation such Person certified by the Secretary of State of the State of Delaware as of a date not more than ten (10) Business Days prior to the Closing Date, (iii) attached behind Exhibit B to such certificate is a true, correct and complete copy of the
       ---------
resolutions adopted by the members such Person then in full force and effect authorizing the execution, delivery and performance by such Person of each of the Loan Documents, (iv) attached behind Exhibit C to such certificate is a
                                         ---------
true, correct and complete copy of such Person's membership list, (v) attached behind Exhibit D to such certificate is a certificate of the Secretary of State
       ---------
of the state of Delaware and of each of the states set forth under such Person's name in Schedule 5.1(b), in each case dated as of a date not more than fifteen
        ---------------
(15) Business Days prior to the Closing Date, stating that such Person is in good standing in such states, (vi) the name(s) of the Person(s) authorized to execute Loan Documents or the Operating Agreement, as applicable, on behalf of such Person, together with a sample of the true signatures of such Person(s), and (vii) the Banks and the Agent may conclusively rely on such certificate unless and until such Person shall have delivered to the Agent a further certificate canceling or amending such prior certificate;

     (c)  Legal Opinions.
          --------------


          An opinion of Andrews & Kurth L.L.P., special counsel to the Company, addressed to the Agent and the Banks, substantially in the form of
Exhibit D;
---------

     (d)  Payment of Fees.
          ---------------

          Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent due and payable pursuant to the terms of any Loan Document on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of
                                                 ----
Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA), including any such costs, fees and expenses arising under or referenced in subsections 2.10(a) and 11.4(a).

     (e)  Certificates.
          ------------


          Certificates signed by an authorized officer of the Managing Member on behalf of the Company, dated as of the Closing Date, stating that:

               (i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

               (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

               (iii) the Conveyance Agreements have been duly executed and delivered by Old Services.

     (f)  Equity Offering.
          ---------------

          The MLP shall have received gross issuance proceeds from the Equity Offering in a minimum aggregate amount of $155,000,000, and the Net Issuance Proceeds thereof shall have been contributed to the Company as equity;

     (g)  Debt Offering.
          -------------

          The Company shall have received gross issuance proceeds from the Debt Offering in a minimum aggregate amount of $225,000,000;

     (h)  Repayment of Existing Debt.
          --------------------------

          All Obligations (as defined therein) under the Existing Credit Agreement and all Obligations (as defined therein) under the Holdings Credit Agreement shall have been repaid in full (or satisfactory arrangements for simultaneous repayment in full shall have been made) and all commitments of the lenders thereunder terminated;

     (i)  Compliance Certificate.
          ----------------------


          A Compliance Certificate for the fiscal quarter ended on September 30, 1997 dated as of the last day of such fiscal quarter, duly executed by a Responsible Officer, with appropriate insertions satisfactory to the Agent and the Majority Banks in their sole discretion, together with the financial statements for such fiscal quarter upon which such Compliance Certificate is based, which Compliance Certificate will evidence computation of the relevant financial ratios set forth in Sections 8.14, 8.15, and 8.16 even though the covenants relating thereto are not applicable with respect to such fiscal quarter; such Compliance Certificate need not evidence compliance with such financial covenants;

     (j)  Quarterly Timber Report.
          -----------------------


          A Quarterly Timber Report for the fiscal quarter ended on September 30, 1997 complying with the requirements of subsection 7.2(e); and

     (k)  Other Documents.
          ---------------

          Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

5.2  Conditions to Acquisition Revolving Loans.
     -----------------------------------------

     The obligation of each Bank to make Acquisition Revolving Loans hereunder (other than the initial Acquisition Loans to be made on the Closing Date to repay Indebtedness under the Existing Credit Agreement in an aggregate amount not to exceed $26,000,000) is subject to the condition that the Agent has received a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank, confirming, together with supporting financial information and with such level of detail as the Agent or the Majority Banks may reasonably request, that, on a pro forma basis after giving effect to the Acquisition in question, the Company would have been in compliance with the financial covenants contained in Sections 8.14 through 8.18, inclusive, at the last day of the most recently ended fiscal quarter of the Company for which financial statements have been delivered hereunder giving pro forma effect on a consolidated basis to such

Acquisition and to the repayment or prepayment of any Indebtedness repaid or prepaid in connection therewith and to the incurrence of any Indebtedness arising therefrom (including the requested Acquisition Revolving Loans) in each case on the first day of each relevant period for testing such compliance.

5.3  Conditions to All Borrowings and Issuances of Letters of Credit.
     ---------------------------------------------------------------


     The obligation of each Bank, including the Swingline Bank and Issuing Bank, to make any Loan to be made by it or to issue any Letter of Credit (including its initial Loan or Letter of Credit) or to continue or convert any Loan as or into an Offshore Rate Loan under Section 2.4 or to amend or extend any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or date of Issuance or amendment or extension, as applicable:

     (a)  Notice of Borrowing, Conversion/Continuation or Letter of Credit
          ----------------------------------------------------------------
          Application.
          -----------


          The Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing, Notice of Conversion/Continuation, L/C Application, or L/C Amendment Application, as applicable;

     (b)  Continuation of Representations and Warranties.
          ----------------------------------------------

          The representations and warranties in Article VI shall be true and correct on and as of such date with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

     (c)  No Existing Default.
          -------------------


          No Default or Event of Default shall exist or shall result from such Borrowing, continuation, conversion, Issuance, or amendment or extension.


Each Notice of Borrowing, Notice of Conversion/Continuation, L/C Application, and L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, or date of Issuance or amendment or extension, as applicable, that the conditions in this Section 5.3 are satisfied.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------


     The Company, represents and warrants to the Agent and each Bank that:

6.1  Existence and Power.  The Company, each of its Subsidiaries and each
     -------------------
Related Entity:


          (a) is a corporation, limited liability company or limited partnership duly formed or organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization, as the case may be;

          (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to (i) own its assets, carry on its business and (ii) in the case of the Company, to execute, deliver, and perform its obligations under the Loan Documents;

          (c) is duly qualified as a foreign corporation, limited liability company or limited partnership and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

          (d)  is in compliance with all Requirements of Law;

except, in each case referred to in clauses (b)(i), (c) or (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.2  Corporate Authorization; No Contravention.
     -----------------------------------------

     The execution, delivery and performance by the Company of this Agreement and each other Loan Document have been duly authorized by all necessary corporate action, and do not and will not:

          (a)  contravene the terms of any of its Organization Documents;

          (b) result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which it is a party or any order, injunction, writ or decree of any Governmental Authority to which it or its property is subject; or

          (c)  violate any Requirement of Law.

6.3  Governmental Authorization.
     --------------------------

     No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this

Agreement or any other Loan Document except (1) routine informational filings to be made after the Closing Date that do not affect the enforceability of the Loan Documents and (2) reconveyances and terminations of Liens securing the Existing Credit Agreement.

6.4  Binding Effect.
     --------------

     This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles whether considered in a proceeding at law or in equity (including principles of materiality, reasonableness, good faith, and fair dealing).

6.5  Litigation.
     ----------

     There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, its Subsidiaries, the Related Entities or any of their respective properties which:

          (a) purport to affect or pertain to this Agreement or any other Loan Document, the Debt Offering, the Equity Offering, or any of the transactions contemplated hereby or thereby; or

          (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

6.6  No Default.
     ----------

     No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, constitute an Event of Default under subsection 9.1(e).

6.7  ERISA Compliance.  Except as specifically disclosed in Schedule 6.7:
     ----------------                                       ------------

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

6.8  Use of Proceeds; Margin Regulations.
     -----------------------------------

     The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.12 and Section 8.7. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

6.9  Title to Properties.
     -------------------

     The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens. The Conveyance Agreements will be, as of the Closing Date, legally sufficient to transfer or convey to the Company all properties not already held by it that are, individually or in the aggregate, required to enable the Company to conduct its operations as contemplated by the S-1.

6.10 Taxes.
     -----

     The Company and its Subsidiaries have filed (or have obtained extensions with respect to) all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

6.11 Financial Condition.
     -------------------

          (a) The audited combined balance sheets of the Company and Old Services dated December 31, 1996 and unaudited combined balance sheets of the Company and Old Services dated June 30, 1997 provided to the Agent and the Banks, and the related consolidated statements of income or operations, members' equity and cash flows for the fiscal year and two fiscal quarters, respectively, ended on that date:

               (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

               (ii) fairly present the financial condition of the Company and Old Services as of the dates thereof and results of operations for the period covered thereby; and

               (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and Old Services as of the dates thereof, including liabilities for taxes, material commitments and Contingent Obligations.

          (b) The pro forma unaudited consolidated financial statements of the Company dated June 30, 1997 provided to the Agent and the Banks, and the related pro forma consolidated statements of income or operations, members' equity and cash flows for the two fiscal quarters ended on that date, fairly present on a pro forma basis the effect of the transfer of the assets of Old Services to the Company at the beginning of such period upon the combined financial performance of the Company and Old Services described in the financial statements referenced in subsection 6.11(a) for the two fiscal quarters ending on that date. The Company will, upon execution and delivery of the Conveyance Agreements on the Closing Date, succeed in all material respects to the business, assets, properties, liabilities and operations reflected by those pro forma financial statements of the Company other than $1,000,000 in cash or cash equivalents being retained in Old Services.

          (c) All projections heretofore or hereafter furnished to the Agent and the Banks for purposes of or in connection with this Agreement have been prepared in good faith on the basis of the assumptions stated therein, which assumptions are, in the opinion of the management of the Company, fair in the light of conditions existing at the time of delivery of such projections; and at the time of delivery, the management of the Company believed that the forecasts of the Company's future financial performance set forth in the projections were reasonable and attainable.

          (d)  Since June 30, 1997, there has been no Material Adverse Effect.

6.12 Environmental Matters.
     ---------------------


     The Company conducts in the Ordinary Course of Business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.13 Regulated Entities.
     ------------------

     None of the Company, any Related Entity, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Neither the Company nor any Related Entity is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code to which it is subject, or any other statute or regulation of the United States or any such state limiting its ability to incur Indebtedness.

6.14 No Burdensome Restrictions.
     --------------------------

     Neither the Company nor any Subsidiary nor any Related Entity is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

6.15 Copyrights, Patents, Trademarks and Licenses, etc.
     -------------------------------------------------

     The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

6.16 Subsidiaries.
     ------------

     As of the Closing Date, the Company has no Subsidiaries other than Finance and has no equity investments in any other corporation or entity.

6.17 Insurance.
     ---------

     The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.


6.18 Swap Obligations.
     ----------------

     Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

6.19 Full Disclosure.
     ---------------

     None of the representations or warranties made by the Company in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, written report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents or the S-1 (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS
                             ---------------------

     So long as any Bank shall have any W/C Revolving Commitment or Acquisition Revolving Commitment hereunder, or the Swingline Bank shall have any Swingline Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

7.1  Financial Statements.
     --------------------

     The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

          (a) as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 1997), a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, members' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen L.L.P. or another nationally-recognized independent public accounting firm ("Independent Auditor"), which report shall state that such consolidated
       -------------------
financial statement presents fairly the financial position of the Company and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein). Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

          (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended March 31, 1998), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, members' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to the absence of footnotes and ordinary year-end audit adjustments), the financial position and the results of operations of the Company and its Subsidiaries.

7.2  Certificates; Other Information.  The Company shall furnish to the Agent,
     -------------------------------
with sufficient copies for each Bank:


     (a) concurrently with each delivery of financial statements of the Company pursuant to subsection 7.1(a), a certificate of the Independent Auditor (i) stating that their audit examination has included a review of the terms of this Agreement as it relates to accounting matters, (ii) stating whether, in connection with their audit examination, any condition or event which constitutes a Default or an Event of Default as they relate to accounting matters has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and
(iii) stating that based on their audit examination nothing has come to their attention which causes them to believe that the matters set forth in the Compliance Certificate delivered therewith for the applicable fiscal year are not stated in accordance with the terms of this Agreement; provided that such
                                                           -------- ----
accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination;

     (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a Compliance Certificate executed by a Responsible Officer, which Compliance Certificate for the fourth fiscal quarter in each fiscal year shall also include a reconciliation of the Quarterly Timber Reports for such fiscal year with the Annual Timber Report for such fiscal year;

     (c) promptly, copies, within 15 days of the filing thereof, of all financial statements and reports that the Company, its Subsidiaries or any Related Entity sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company, its Subsidiaries or any Related Entity may make to, or file with, the SEC;

     (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request;

     (e) as soon as practicable and in any event within sixty (60) days after the end of each fiscal quarter, a certificate duly executed by a Responsible Officer, certifying and setting forth a complete report of all Timber Harvest for such fiscal quarter (the "Quarterly Timber Report"), including the
                              -----------------------
following:

               (i) a summary of activity, including a breakdown of harvesting under stumpage agreements and under other types of agreements, during such fiscal quarter under (A) all outstanding timber cutting contracts or log sale agreements or auctions or sales of logs conducted orally on the Timberlands whereby the Company, as seller, is or may become obligated to cut, harvest or otherwise remove Timber from the Timberlands and to sell or deliver such Timber to third Persons, and (B) all stumpage and other Timber cutting contracts;

               (ii) a summary of the total amount of Timber cut during such fiscal quarter classified by species, total volumes removed and acreage disposed of with such additional details as the Majority Banks may reasonably request;

               (iii) an estimate of Timber growth during such fiscal quarter, provided that, regardless of the actual amount of such estimate, the addition to Merchantable Timber Inventory for any fiscal Quarter based upon such estimate shall not exceed 1.25% of Merchantable Timber Inventory at the end of the immediately preceding fiscal quarter;

               (iv) all dispositions of Timberlands or other material assets by the Company or any Subsidiary during such fiscal quarter;

               (v) all proceeds received and revenues generated by such cutting, harvesting, sale, exchange, or disposition during such fiscal quarter and any other receipts from operation of the Timberlands such as wood use fees;

               (vi) a summary of operating costs incurred in connection with such cutting, harvesting, or removal during such fiscal quarter; and

               (vii) a summary of the status of timber-harvesting and similar permits applied for and received by the Company as of the end of such fiscal quarter;

     (f) as soon as practicable, and in any event within sixty (60) days after the end of each fiscal year commencing with fiscal year 1998, a written appraisal prepared by an independent timber appraiser of recognized standing satisfactory to the Majority Banks and the Agent as to the volume and fair market value of the Merchantable Timber standing on the Timberlands (an "Annual
                                                                         ------
Timber Report");
-------------

     (g) no later than sixty (60) days after the end of each fiscal year commencing with fiscal year 1998, a one (1) year and five (5) year harvesting plan for the Timberlands for the next succeeding fiscal year and five (5) fiscal years, showing, in each case for each month during each such fiscal year, the total harvest volume by species, the location of proposed cutting, the specifications and size of trees to be cut and how such trees shall be designated, the time period in which harvesting is to occur, logging methods to be used and the Planned Volume of annual harvests; and

     (h) no later than sixty (60) days after the end of each fiscal year commencing with fiscal year 1998, a one (1) year (prepared on a quarterly basis) and five (5) year budget and business plan for the next fiscal year, each including a pro forma balance sheet and statements of income and cash flows and showing projected operating revenues, expenses and debt service of the Company and its Subsidiaries and the volume of harvesting anticipated to be done under stumpage agreements and under other types of agreements, and a certification by a Responsible Officer that, based on such financial forecasts and the one year harvesting plans being simultaneously furnished to the Agent and the Banks pursuant to subsection 7.2(g), the Company will be able to comply with its financial covenants set forth in Article VIII during the next fiscal year.

7.3  Notices.  The Company shall promptly notify the Agent and each Bank:
     -------

     (a) upon a Responsible Officer obtaining knowledge thereof, of the occurrence of any Default or Event of Default, or of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

     (b) upon a Responsible Officer obtaining knowledge thereof, of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding between the Company or any Subsidiary and any Governmental Authority or the suspension of any permit issued by any Governmental Authority for the benefit of the Company or any Subsidiary; or (iii) the commencement of, or any material and adverse development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

     (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

               (i)       an ERISA Event;

               (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

               (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

               (vi)      the adoption of any amendment to a Plan subject to
Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

     (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries; and

     (e) upon the request from time to time of the Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which the Company or any of its Subsidiaries is party.

Each notice under subsections (a), (b), (c) or (d) of this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

7.4  Preservation of Existence, Etc. The Company shall, and shall cause each
     ------------------------------
Related Entity and each Subsidiary to:

          (a) preserve and maintain in full force and effect its limited liability company, limited partnership, or corporate existence and good standing under the laws of its state or jurisdiction of formation or of incorporation;


          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.3 and sales of assets permitted by Section 8.2;

          (c) use reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and goodwill; and

          (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.5  Maintenance of Property.
     -----------------------

     The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, except as permitted by Section 8.2.

7.6  Insurance.
     ---------

     The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

7.7  Payment of Obligations.
     ----------------------

     The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

          (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; and

          (b) all lawful claims which, if unpaid, would by law become a Lien upon its property;

unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary.

7.8  Compliance with Laws.
     --------------------

     The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

7.9  Compliance with ERISA.
     ---------------------

     The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to
Section 412 of the Code.

7.10 Inspection of Property and Books and Records.
     --------------------------------------------

     The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Related Entity and each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

7.11 Environmental Laws.
     ------------------

     The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws except for such violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.12 Use of Proceeds.
     ---------------

     The Company shall use the proceeds of the (a) W/C Revolving Loans for working capital and general corporate purposes, and (b) the Acquisition Revolving Loans for the cost (including related fees, commissions and expenses) of the acquisition of timberlands, standing timber, and related assets, and with respect to only the initial Acquisition Revolving Loan to be made on the Closing Date, to repay existing Indebtedness of the Company in an amount not to exceed $26,000,000, in all cases not in contravention of any Requirement of Law or of any Loan Document.

                                 ARTICLE VIII

                              NEGATIVE COVENANTS
                              ------------------

     So long as any Bank shall have any W/C Revolving Commitment or Acquisition Revolving Commitment hereunder, or the Swingline Bank shall have any Swingline Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

8.1  Limitation on Liens.
     -------------------

     The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):
                                     ---------------

     (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 8.1 securing Indebtedness outstanding on
                              ------------
such date;

     (b)  any Lien created under any Loan Document;

     (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.7, provided that no notice of lien has been filed or recorded under the Code;

     (d) carriers', warehousemen's, mechanics', loggers', landlords', materialmen's, repairmen's or other similar Liens (whether arising by operation of law, contract, or otherwise) arising in the Ordinary Course of Business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

     (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation;

     (f) Liens on the property of the Company or its Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the Ordinary Course of Business;

     (g) Liens consisting of judgment or judicial attachment liens that do not constitute an Event of Default;

     (h) easements, rights-of-way, road use rights, restrictions and other similar encumbrances incurred in the Ordinary Course of Business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

     (i) Liens securing obligations in respect of Capital Leases on assets subject to such leases, provided that such Capital Leases are not otherwise prohibited hereunder;

     (j) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the Ordinary Course of Business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 30 days after the acquisition thereof,
(ii) such Lien attaches solely to the property so acquired in such transaction,
(iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed, together with Indebtedness permitted under subsections 8.5(e) and (without duplication) 8.5(h), $10,000,000;

     (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; and

     (l) Liens on accounts receivable, inventory and proceeds thereof to secure the W/C Revolving Loans, the L/C Obligations, and the Swingline Loans.

8.2  Disposition of Assets.
     ---------------------

     The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, convey, transfer or otherwise dispose of any property (including, except as permitted by subsection 8.1(l), accounts and notes receivable, with or without recourse) or permit or suffer to occur an Event of Loss with respect to any of its properties, or enter into any agreement to do any of the foregoing, except:

     (a)  Timber Harvest in compliance with Section 8.20;

     (b) sales for fair market value thereof of assets not otherwise permitted hereunder to Persons who are not Affiliates of the Company, and Events of Loss with respect to properties of the Company and its Subsidiaries, if:

               (i) in cases of a sale, at the time of such sale no Default or Event of Default exists or shall result from such sale; and

               (ii) the Net Proceeds of such sale or Event of Loss, if and to the extent the aggregate of all Net Proceeds of all such sales and Events of Loss received by the Company or its Subsidiaries in any calendar year exceed the Maximum Amount for such year are applied, within 180 days of receipt of such excess Net Proceeds (A) to the purchase of productive assets in a Permitted Business (including purchases not consummated during such 180 days if a binding agreement for such purchase is entered into during such period and such purchase is completed within 90 days after the expiry of such 180 day period), or (B) to the purchase, repayment, or Cash Collateralization of such Senior Debt as the Company may elect to purchase, repay, or Cash Collateralize; provided, however,
                                                             --------  -------
the Company shall not be required to apply any excess Net Proceeds pursuant to clause (A) or (B) above if and to the extent that, when received, such excess Net Proceeds do not exceed cash expenditures by the Company for the purchase of productive assets in a Permitted Business during the preceding 90 days (excluding any purchase to the extent financed by a Loan or to the extent such purchase was previously applied as a credit to reduce repayments, repurchases, or Cash Collateralization of Senior Debt required by this subsection 8.2(b) or
Section 8.20) (all such Net Proceeds in excess of the cash expenditures referred to in the immediately preceding proviso being herein referred to as the "Excess
                                                                         ------
Asset Sales Proceeds"); and, provided further, that (1) at any time the Company
--------------------         -------- -------
shall elect to repay or purchase Senior Debt other than the Loans, the

Company shall also repay or Cash Collateralize Obligations by at least a pro rata amount (based on the then outstanding principal of amount of all Senior
Debt), (2) a Responsible Officer shall have notified the Agent promptly after its determination to so apply the Net Proceeds and shall have certified the receipt of fair market value for such assets and the proper application of such Net Proceeds in accordance with this subsection 8.2(b), and (3) all Excess Asset Sales Proceeds that have not been applied to the purchase of productive assets in a Permitted Business or distributed to the holders of Senior Debt for application to the repayment of such Senior Debt shall be placed immediately upon receipt thereof in an escrow account, pursuant to an Escrow Agreement, for the purpose of application in accordance with clauses (A) and (B) above. The Company shall apply all amounts withdrawn from escrow pursuant to an Escrow Agreement, other than net earnings thereon arising from investment thereof as provided in such Escrow Agreement, to the applications required by clauses (A) or (B) above within three Business Days after such withdrawal;

     (c) sales of used, worn-out or surplus equipment, in the Ordinary Course of Business;

     (d) sales of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment; and

     (e) simultaneous exchanges by the Company of Timberlands for other timberlands in the Ordinary Course of Business, with Persons who are not Affiliates of the Company, if:

               (i) at the time of such exchange, no Event of Default exists or shall result from such exchange;

               (ii) the aggregate fair market value of all Timberlands so exchanged by the Company do not exceed on a cumulative basis $100,000,000 during the term of this Agreement;

               (iii) the timberlands to be received in exchange are of at least an equivalent fair market value to the Timberlands to be exchanged or, if such other timberlands are not of at least an equivalent fair market value, the amount of any shortfall shall constitute a sale under subsection 8.2(b) subject to the requirements of subsection 2.6(a); and

               (iv) the Agent has received, in form and substance satisfactory to the Agent and the Majority Banks, copies of appraisals or valuations for the Timberlands to be exchanged and the other timberlands to be received in the exchange, which appraisals or valuation shall, in the case of any exchange where the Company is transferring properties (in one or a series of related transactions) having a fair market value in excess of $25,000,000, to be prepared by an independent appraiser acceptable to the Agent and the Majority Banks, and in all other cases the appraisal or other valuation may be prepared by the Company in such form and content as is usual and customary in accordance with past practices of the Company;

provided, however, that any exchange permitted by this subsection 8.2(e) may be
--------  -------
in the form of a tax deferred exchange and the conditions described in clauses
(iii) and (iv) above may be satisfied up to 180 days after the sale of the Timberlands, so long as the aggregate sale price of the Timberlands with respect to which timberlands have not yet been received in exchange in accordance with this subsection 8.2(e) do not at any one time exceed $25,000,000, or, if such sale price exceeds $25,000,000, all Net Proceeds of such sales in excess of $25,000,000 shall be placed immediately upon receipt thereof in an escrow account, pursuant to an Escrow Agreement, for the purpose of application in accordance with clauses (b)(ii)(A) and (b)(ii)(C) above. The Company shall apply any Net Proceeds withdrawn from escrow pursuant to an Escrow Agreement to the applications required by clauses (b)(ii)(A) or (b)(ii)(C) above within three Business Days after such withdrawal.

8.3  Consolidations and Mergers.
     --------------------------

     The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

          (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

          (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary.


8.4  Loans and Investments.
     ---------------------

     The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:
            -----------

          (a) subject to compliance with Section 8.20 or subsection 8.2(d), as applicable, Acquisitions by the Company of assets constituting Timber or Timberlands;


          (b) Investments in Cash Equivalents and demand deposit accounts, including those maintained with BofA, in each case in the manner described in the Company's cash management program attached as Schedule 8.4(b) (subject to
                                                  ---------------
restricting
the Investments made pursuant thereto to Cash Equivalents and demand deposit accounts);


          (c) agreements between the Company and any other Person with respect to the disposition of Timberlands or the grant of the right to harvest any Timber pursuant to which the payment obligation for such Timberlands or such Timber to be harvested by such other Person is in whole or in part deferred as long as (i) such disposition of such Timber or Timberlands is permitted by
Section 8.2 and payment therefor is required at least proportionately with the actual harvesting of the Timber in question and (ii) the aggregate amount outstanding under all such arrangements does not at any time exceed $25,000,000;

          (d) loans and advances to officers, directors, and employees made in the Ordinary Course of Business not to exceed $1,000,000 in the aggregate at any one time outstanding;


          (e)  Permitted Swap Obligations;

          (f) extensions of trade credit in the Ordinary Course of Business and Investments acquired by reason of the exercise of customary creditors' rights upon default or pursuant to the bankruptcy, insolvency, or reorganization of debtors; and

          (g)  Investments set forth on Schedule 8.4(g).
                                        ---------------


8.5  Limitation on Indebtedness.
     --------------------------

     The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

     (a)  the Senior Notes;

     (b)  the Obligations;


     (c)  Indebtedness incurred pursuant to Permitted Swap Obligations;

     (d) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

     (e)  Indebtedness existing on the Closing Date and set forth on Schedule
                                                                     --------
8.5;
---

     (f) endorsements for collection or deposit in the Ordinary Course of Business;


     (g) Indebtedness incurred in connection with Capital Leases permitted pursuant to Section 8.10;

     (h) Indebtedness representing the deferred purchase price of specific property acquired by the Company or a Subsidiary, whether or not secured by Liens permitted by subsection 8.1(j), as long as the aggregate amount of such Indebtedness, together with Indebtedness permitted by subsection 8.5(e), does not at any time exceed $10,000,000; and


     (i)  Contingent Obligations permitted under Section 8.8.

8.6  Transactions with Affiliates.
     ----------------------------

     The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except (i) as permitted by subsection 8.4(d), (ii) Restricted Payments permitted by Section 8.11, (iii) transactions described on Schedule 8.6, and (iv) other transactions upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary. Notwithstanding the foregoing, the permitted transactions set forth in the foregoing sentence shall not permit the payment to an Affiliate of compensation in the nature of investment banking fees, placement fees or similar fees for financial advice or consulting services without the prior consent of the Majority Banks.

8.7  Use of Proceeds.
     ---------------

          (a) The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

          (b) The Company shall not, directly or indirectly, use any portion of the Loan proceeds or any Letter of Credit (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means
                                                ---------------------
securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C.
(S) 24, Seventh), as amended.

8.8  Contingent Obligations.
     ----------------------

     The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

          (a) endorsements for collection or deposit in the Ordinary Course of Business;

          (b)  Permitted Swap Obligations;


          (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 8.8;
                                              ------------

          (d) Contingent Obligations with respect to Surety Instruments other than those described in subsection 8.8(f) below incurred in the Ordinary Course of Business and not exceeding at any time $1,000,000 in the aggregate in respect of the Company and its Subsidiaries on a consolidated basis;

          (e)  L/C Obligations;

          (f) (i) non-delinquent bids, trade contracts (other than for borrowed money), and statutory obligations, (ii) Contingent Obligations under surety and appeal bonds supporting performance obligations of the Company or its Subsidiaries, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the Ordinary Course of Business; and

          (g) Guaranty Obligations of the Company or a Subsidiary for the Indebtedness of the Company or a Wholly-Owned Subsidiary not otherwise prohibited hereunder.

8.9  Joint Ventures.
     --------------

     The Company shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture, other than to engage in a Permitted Business.


8.10 Lease Obligations.
     -----------------

     The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

          (a) leases of the Company and of Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

          (b) Operating Leases entered into by the Company or any Subsidiary after the Closing Date in the Ordinary Course of Business; provided that the
                                                           --------
aggregate annual rental payments for all such Operating Leases shall not exceed $1,000,000 in any fiscal year for the Company and its Subsidiaries on a consolidated basis; and


          (c) Capital Leases other than those permitted under subsection 8.10(a) entered into by the Company or any Subsidiary after the Closing Date to finance the acquisition of equipment; provided that the aggregate annual rental
                                      --------
payments for all such

Capital Leases shall not exceed in any fiscal year $1,000,000 for the Company and its Subsidiaries on a consolidated basis.

8.11 Restricted Payments.
     -------------------

     The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities (each, a "Restricted
                                                              ----------
Payment") on account of any shares of any class of its capital stock or
-------
membership interests, or purchase, redeem or otherwise acquire for value any shares of its capital stock or membership interests or any warrants, rights or options to acquire such shares or membership interests (collectively, "Equity
                                                                       ------
Interests"), now or hereafter outstanding; except that the Company and any
---------
Subsidiary may:

          (a) declare and make dividend payments or other distributions payable solely in Equity Interests of the Company or such Subsidiary, as applicable;

          (b) any Subsidiary may make Restricted Payments to the Company or any Wholly-Owned Subsidiary; and

          (c) if no Default or Event of Default exists or would result from such action, the Company may declare and make during each fiscal quarter one or more Restricted Payments if such Restricted Payments in an aggregate amount do not exceed Available Cash for the immediately preceding fiscal quarter.

8.12 ERISA.
     -----

     The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company and its Subsidiaries on a consolidated basis in an aggregate amount in excess of $5,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

8.13 Change in Business.
     ------------------

     The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business other than a Permitted Business.

8.14 Minimum Pro Forma EBITDDA to Pro Forma Interest Expense.
     -------------------------------------------------------

     The Company shall not permit the ratio at the end of any fiscal quarter for the four quarters then ending of Pro Forma EBITDDA to Pro Forma Interest Expense (as measured on a Rolling Four Quarter Basis) to be less than (a) from the Closing Date through June 30, 1998, 2.10:1.0, (b) thereafter and through June 30, 1999, 2.25:1.0, and (c) thereafter, 2.35:1.0.

8.15  Maximum Funded Debt to Pro Forma EBITDDA.
      ----------------------------------------


      The Company shall not permit the ratio of Funded Debt to Pro Forma EBITDDA (as measured on a Rolling Four Quarter Basis) to be greater than (a) from the Closing Date through June 30, 1998, 5.25:1.0, (b) thereafter and through June 30, 1999, 4.75:1.0, and (c) thereafter, 4.50:1.0.

8.16  Minimum Asset Value to Funded Debt Ratio.
      ----------------------------------------

      The Company shall not permit the Asset Value to Funded Debt Ratio, as measured as of the last day of any fiscal quarter, to be less than 1.75:1.0.

8.17  Accounting Changes.
      ------------------

      The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP.

8.18  Amendments to Documents.
      -----------------------

      The Company shall not, and shall not suffer or permit any other Person to amend, modify, supplement, waive or otherwise modify any of the terms and provisions contained in the Partnership Agreement or Operating Agreement (or any document executed or delivered in connection with such Partnership Agreement or Operating Agreement), or the partnership certificate of the MLP, or the Senior Note Agreement, if such amendment, supplement or other modification shall impair the Company's ability to perform its obligations under the Loan Documents, further impair the rights of the Company to grant security for the Obligations, expand the circumstances under which an event of default could arise under the Senior Note Agreement, or increase any of its financial obligations to any of its members.

8.19  Limitation on Voluntary Payments on Senior Notes.
      ------------------------------------------------

      The Company shall not, and shall not permit any of its Subsidiaries to make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including by way of depositing with respect thereto money or securities before due for the purpose of paying when due) the Senior Notes, except as contemplated by Sections 4.16 or 4.17 of the Senior Note Agreement as in effect on the Closing Date, subject to the requirements of subsections 2.6(a) and 8.2(b) and Section 8.20.

8.20  Harvesting Restrictions.
      -----------------------

      The Company shall not, and shall not suffer or permit any of its Subsidiaries to, in any calendar year commencing with 1998, permit aggregate Timber Harvest in excess of:

          (a) in any one such calendar year, 150% of the Planned Volume for that calendar year;

          (b) in any two such consecutive calendar years, 140% of the Planned Volume for such calendar years;

          (c) in any three such consecutive calendar years, 130% of the Planned Volume for such calendar years; and

          (d) in any four such consecutive calendar years, 120% of the Planned Volume for such calendar years;


unless the Net Proceeds from such excess Timber Harvest are, within ten Business Days after the end of such period, placed in an escrow account, pursuant to an Escrow Agreement, to be applied within 180 days after the end of such period (i) to the purchase, repayment, or Cash Collateralization of such Senior Debt as the Company may elect to so purchase, prepay, or Cash Collateralize as long as, at any time the Company shall elect to repay or purchase Senior Debt other than the Loans, the Company shall also repay or Cash Collateralize Obligations by at least a pro rata amount (based on the outstanding principal of all Senior Debt), or (ii) to purchase or commit to purchase productive assets in a Permitted Business (including purchases not consummated during such 180 days if a binding agreement for such purchase is entered into during such period and such purchase is completed within 90 days after the expiry of such 180 day period); provided,
                                                                      --------
however, the Company shall not be required to apply the proceeds of any excess
-------
Timber Harvest pursuant to clause (i) or (ii) above if and to the extent that, when received, such excess Net Proceeds do not exceed cash expenditures by the Company for the purchase of productive assets in a Permitted Business during the preceding 90 days (excluding any purchase to the extent financed by a Loan or to the extent such purchase was previously applied as a credit to reduce repayments, repurchases, or Cash Collateralization of Senior Debt required by this Section 8.20 or subsection 8.2(b)) (all such Net Proceeds in excess of the cash expenditures referred to in the immediately preceding proviso being herein referred to as "Excess Timber Harvest Proceeds"). The Company shall apply any
                ------------------------------
amounts withdrawn from the escrow account pursuant to an Escrow Agreement, other than net earnings thereon arising from investment thereof as provided in such Escrow Agreement, to the applications required by clauses (i) or (ii) above within three Business Days after such withdrawal.

                                  ARTICLE IX

                               EVENTS OF DEFAULT
                               -----------------

9.1   Event of Default.
      ----------------

      Any of the following shall constitute an "Event of Default":
                                                ----------------

      (a) Non-Payment.
          -----------

          The Company fails to pay, when and as required to be paid herein, (i) any amount of principal of any Loan or of any L/C Obligation, or (ii) any interest, fee or any other amount payable hereunder or under any other Loan Document, and in the case of this clause (ii), such failure continues for three Business Days; or

      (b) Representation or Warranty.
          --------------------------

          Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

      (c) Specific Defaults.
          -----------------

          The Company (i) fails to perform or observe any term, covenant or agreement contained in any of Section 7.1, Section 7.2, or subsections 7.3(b),
(c), (d), or (e) and such failure continues for 20 days, or (ii) fails to perform or observe any term, covenant or agreement contained in subsection 7.3(a) or Article VIII; or

      (d) Other Defaults.
          --------------

          The Company or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

      (e) Cross-Default.
          -------------

          (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap

Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $10,000,000; or

      (f) Insolvency; Voluntary Proceedings.
          ---------------------------------

          The Company or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

      (g) Involuntary Proceedings.
          -----------------------

          (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

      (h) ERISA.
          -----

          (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000; the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $10,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000; or

      (i) Monetary Judgments.
          ------------------

          One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

      (j) Non-Monetary Judgments.
          ----------------------

          Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

9.2   Remedies.
      --------

      If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

          (a) declare the commitment of each Bank and the Swingline Commitment of the Swingline Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

          (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable as Cash Collateral for the L/C Obligations, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;


          (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law; and

provided, however, that upon the occurrence of any event specified in subsection
--------  -------
(f) or (g) of Section 9.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank and the Swingline Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank, the Swingline Bank or any Bank.

9.3   Rights Not Exclusive.
      --------------------

      The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE X

                                   THE AGENT
                                   ---------

10.1  Appointment and Authorization; "Agent".
      --------------------------------------

          (a) Each Bank hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

10.2  Delegation of Duties.
      --------------------

      The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

10.3  Liability of Agent.
      ------------------

      None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

10.4  Reliance by Agent.
      -----------------

          (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Banks or the Majority Banks, as the case may be, as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Banks or the Majority Banks, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

10.5  Notice of Default.
      -----------------

      The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

10.6  Credit Decision.
      ---------------

      Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company and its Subsidiaries hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

10.7  Indemnification of Agent.
      ------------------------

      Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

10.8  Agent in Individual Capacity.
      ----------------------------

      BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent, the Swingline Bank or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank.

10.9  Successor Agent.
      ---------------

      The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent, unless a Default or Event of Default exists, shall be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Majority Banks unless BofA shall also simultaneously be replaced as "Issuing Bank" and "Swingline Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

10.10 Withholding Tax.
      ---------------

      (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

               (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

               (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

      (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

      (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

      (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

      (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

11.1  Amendments and Waivers.
      ----------------------

      No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that
                         --------  -------

      (a) no such waiver, amendment or consent shall, unless in writing and signed by all Banks and the Company, with receipt acknowledged by the Agent, do any of the following:

               (i) increase or extend the Commitments of any Bank, or increase or extend the Swingline Commitment of the Swingline Bank (or reinstate any such Commitment terminated pursuant to Section 8.2); or

               (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document, including any prepayments specified under Section 2.6, or reduce the amount due to the Banks (or any of them) on any such date; or


               (iii) reduce the principal of, or the rate of interest or commitment or other fee specified herein on, any Loan or the Commitments or, subject to clause (C) the proviso below, any other amounts payable to the Banks (or any of them) hereunder
-------
or under any other Loan Document; or

               (iv) amend any provision herein providing for consent or other action by all Banks; or

               (v) amend the definition of Majority Banks contained in Section 1.1;

and, provided, further, that (A) no amendment, waiver or consent shall, unless
     --------  -------
in writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (B) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Lender under this Agreement or any other Loan Document, (C) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto, and (D) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Swingline Lender under this Agreement or any other Loan Document.

11.2  Notices.
      -------

               (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 11.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.2; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

               (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or X to the Agent shall not be effective until actually received by the Agent, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof.

               (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

11.3  No Waiver; Cumulative Remedies.
      ------------------------------

      No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11.4  Costs and Expenses. The Company shall:
      ------------------

               (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent and Issuing Bank) within five Business Days after demand (subject to subsection 5.1(d)) for all reasonable costs and expenses incurred by BofA (including in its capacity as Agent and Issuing Bank) in connection with the development, preparation, delivery, administration, execution and initial syndication of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent and Issuing Bank) with respect thereto; and

               (b) pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand (subject to subsection 5.1(d)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

11.5  Company Indemnification.
      -----------------------


      Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents, Affiliates, and attorneys-in-fact (each, an "Indemnified Person") harmless from
                                             ------------------
and against any and all
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any
Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, the Debt Offering, the Equity Offering, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation
 -----------------------
hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

11.6  Payments Set Aside.
      ------------------

      To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

11.7  Successors and Assigns.
      ----------------------

      The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

11.8  Assignments, Participations, etc.
      --------------------------------

               (a) Any Bank may, with the written consent of the Company (at all times other than during the existence of an Event of Default), the Agent and the Issuing Bank, which consent of the Company shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000; provided, however, that (i) such assignment
                                    --------  -------
shall be null and void if not undertaken on a pro rata basis between the Acquisition Revolving Loans and Commitments and the W/C Revolving Loans and Commitments; (ii) the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (iii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment
                                                          ---------   ----------
and Acceptance") together with any Note or Notes subject to such assignment; and
--------------
(iv) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500. In connection with any assignment by BofA, its Swingline Commitment may be in whole but not in part included as part of the assignment transaction, and the Assignment and Acceptance may be appropriately modified to include an assignment and delegation of its Swingline Commitment and any outstanding Swingline Loans.

          (b) From and after the date that the Agent notifies the assignor Bank that it has received (and, to the extent required by subsection 11.8(a), provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.


          (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment if such consent is required by subsection 11.8(a)), upon the request of the Assignee, the Company shall execute and deliver to the Agent, upon the request of any Assignee, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes (if any) in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

          (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating
                                                -----------
interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the

"originating Bank") hereunder and under the other Loan Documents; provided,
 ----------------                                                 --------
however, that (i) such participation shall be null and void unless undertaken on
-------
a pro rata basis between the Acquisition Revolving Loans and Commitments and the W/C Revolving Loans and Commitments, (ii) the originating Bank's obligations under this Agreement shall remain unchanged, (iii) the originating Bank shall remain solely responsible for the performance of such obligations, (iv) the Company, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and
(v) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.1,
4.3 and 11.5 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

          (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note(s) held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

11.9 Confidentiality.
     ---------------

     Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by that Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) subject to such Bank's undertaking on behalf of its Affiliates in the first sentence of this Section, to its Affiliates.

11.10 Set-off.
      -------

      In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

11.1  Automatic Debits of Fees.
      ------------------------

      With respect to any fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, the Issuing Bank, the Swingline Bank, BofA or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

11.12 Notification of Addresses, Lending Offices, Etc.
      -----------------------------------------------

      Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

11.13 Counterparts.
      ------------

      This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

11.14 Severability.
      ------------

      The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

11.15 No Third Parties Benefited.
      --------------------------


      This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Swingline Bank, the Agent, the Agent-Related Persons, and the Indemnified Persons and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Agent, the Swingline Bank, the Issuing Bank nor any Bank shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

11.6  Governing Law and Jurisdiction.
      ------------------------------

          (a) THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE COUNTY AND STATE OF NEW YORK, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK, THE COURTS OF THE STATE OF CALIFORNIA LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, OR THE COURTS OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL

SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK OR CALIFORNIA LAW.

11.7  Waiver of Jury Trial.
      --------------------

      THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

11.18 Entire Agreement.
      ----------------

      This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks, the Swingline Bank and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                              U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.
                              By:  U.S. TIMBERLANDS SERVICES COMPANY, L.L.C.,
                                     its Managing Member


                              By: /s/ John M. Rudey
                                 -----------------------------------------------
                                 Name:  John M. Rudey
                                 Title: Chairman

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION,
                              as Agent, as a Bank, as Issuing Bank, and as Swingline Bank


                              By: /s/ Michael J. Balok
                                 -----------------------------------------------
                                 Name:  Michael J. Balok
                                 Title: Managing Director

                                                                    Schedule 2.1

                        Commitments and Pro Rata Shares

                        Acquisition Revolving Commitments
                        ---------------------------------

Bank                                      Commitment                      Pro Rata Share
----                                      ----------                      --------------
Bank of America National
Trust and Savings Association             $75,000,000                         100%
------------------------------------------------------------------------------------------------
TOTAL                                     $75,000,000                         100%


                           W/C Revolving Commitments
                           -------------------------

Bank                                      Commitment                      Pro Rata Share
----                                      ----------                      --------------
Bank of America National
Trust and Savings Association             $25,000,000                         100%
------------------------------------------------------------------------------------------------
TOTAL                                     $25,000,000                         100%

                                                                 Schedule 8.4(b)


                            Cash Management Program


BANK ACCOUNTS
-------------

The Company will maintain bank accounts with a member of its banking group at its corporate headquarters in Klamath Falls. The bank accounts will be under the direction of the Chief Financial officer, which authority may be delegated to the Controller. Petty cash accounts will be maintained at each of the remote locations, and cash will be reimbursed to the petty cash accounts from the main bank accounts in Klamath Falls upon receipt of approved documentation showing disbursement of funds.

INTERNAL CONTROL PROCEDURES - CASH DISBURSEMENTS
------------------------------------------------

See attached memo regarding cash disbursement Internal control procedures.

INTERNAL CONTROL PROCEDURES - CASH RECEIPTS
-------------------------------------------

The company will implement a lockbox cash receipts system as soon as possible after the closing to control cash receipts.

INVESTMENT POLICY
-----------------

See attached draft of Investment policy memo.

                                                                 Schedule 8.4(g)


                             Existing Investments


U. S. Timberlands Finance Corporation in the amount of $1,000,000.

Various Bank Accounts consistent with Schedule 8.4(b)

                                                                    Schedule 8.5


                            Permitted Indebtedness


Until the Closing Date, (1) indebtedness to the lenders under the Existing Credit Agreement and the Holdings Credit Agreement and (2) indebtedness to Old Services.

                                                                    Schedule 8.6


                         Transactions With Affiliates


ACQUISITION FEES

The Compensation Committee expects to adopt a policy to compensate individuals, including directors of the Managing Member, who bring to the Company acquisition transactions that ultimately are consummated, at levels that reflect the market for such fees from time to time, but in no event shall such compensation to directors of the Managing Member with respect to an acquisition exceed 0.25% of the purchase price of such acquisition.

CONSULTING AGREEMENTS

The Managing Member intends to enter into consulting agreements with each of Duck Creek Associates (a consulting firm affiliated with Mr. Beuter), Aubrey Cole Associates (a consulting firm affiliated with Mr. Cole), Robert F. Wright Associates, Inc. (a consulting firm affiliated with Mr. Wright) and George R. Horning pursuant to which each such person or firm will provide consulting services to the General Partner. Each such agreement will provide for an annual retainer of $25,000, plus $150 per hour (with a maximum per diem of $1,200) for services rendered at the request of the Managing Member. In addition, John Stephens's employment agreement provides that, upon his resignation as President and Chief Executive Officer of the Managing Member, he will enter into a consulting arrangement with an annual retainer of $25,000, plus $200 per hour (with a maximum per diem of $1,600) for services rendered at the request of the Managing Member.

RELATED PARTY TRANSACTIONS

Pursuant to an agreement dated as of July 29, 1997 between Mr. Stephens and the Company, Old Services, Mr. Rudey and certain of his affiliates, Mr. Stephens's interest in Old Services will be redeemed for 95,238 Subordinated Units in the MLP and $1.0 million payable in January 1998. Pursuant to an agreement dated as of July 29, 1997 between Mr. Hornig and the Company, Old Services, Mr. Rudey and certain of his affiliates, Mr. Hornig's interest in Old Services will be redeemed in connection with the Equity Issuance for 48,160 Subordinated Units in the MLP.

                                                                    Schedule 8.8

                            Contingent Obligations


None

                                                                   Schedule 11.2

                    Offshore and Domestic Lending Offices,
                             Addresses for Notices


U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.
--------------------------------------

P.O. Box 10
6400 Highway 66
Klamath Falls, Oregon 97601
Attn: Mike Morgan
     Telephone: (541) 884-2240
     Facsimile: (541) 882-8872


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
------------------------------------------------------
as Agent

Bank of America National Trust
and Savings Association
Paper & Forest Products #9973
555 California Street - 41st Floor
San Francisco, CA  94104
Attention:  M. J. Balok, Managing Director
     Telephone: (415) 622-2018
     Facsimile: (415) 622-2385

with a copy to:
--------------

Bank of America National Trust and Savings Association
Agency Administrative Services #5596
1850 Gateway Blvd.
Concord, CA 94520-3281
Attention:  Clayton Choo
     Telephone: (510) 675-8453
     Facsimile: (510) 675-8500

Agent's Payment Office:

Bank of America National Trust and Savings Association
ABA 121-000-358
Attention:  Agency Administrative Services
1850 Gateway Blvd.
Concord, CA  94520
for credit to account No.: 12337-15643

Domestic and Offshore Lending Office:

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
Global Payment Operations
Customer Service Americas (#5693)
1850 Gateway Blvd.
Concord, CA 94520
     Attention:  Angela Johnson
ABA 121-000-358 SF

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America National Trust and Savings Association
Paper & Forest Products #9973
555 California Street - 41st Floor
San Francisco, CA  94104
Attention:  M.  J. Balok, Managing Director
     Telephone: (415) 622-2018
     Facsimile: (415) 622-4585


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
------------------------------------------------------
as Issuing Bank

Address for notices as Issuing Bank:

Bank of America National Trust and Savings Association
Trade Operations Center #22621
333 S. Beaudry Ave., 19th Floor
Los Angeles, CA  90017
Attention:  Sandra Leon
     Telephone: (213) 345-5231
     Facsimile: (213) 345-6694

                                   Exhibit A

                          FORM OF NOTICE OF BORROWING

                                                       Date:  __________________

To: Bank of America National Trust and Savings Association, as Agent for the Banks parties to the Credit Agreement dated as of November 19, 1997 (as extended, renewed, amended or restated from time to time, the "Credit
                                                                    ------
     Agreement") among U.S. Timberlands Klamath Falls, L.L.C., certain Banks
     ---------
     that are signatories thereto, and Bank of America National Trust and Savings Association, as Issuing Bank, as Swingline Bank and as Agent for and on behalf of each of the Banks.

     Bank of America National Trust and Savings Association
     Agency Administrative Services #5596
     1850 Gateway Blvd.
     Concord, CA 94520-3281
     Attn: Clayton Choo

Ladies and Gentlemen:

     The undersigned, U.S. Timberlands Klamath Falls, L.L.C. (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section
2.3 of the Credit Agreement, of the Borrowing specified herein:

     1. The aggregate amount of the proposed Borrowing (the "Proposed Borrowing") to be comprised of [Acquisition Revolving Loans] [W/C Revolving Loans] [a Swingline Loan] is $____________.

     2. The Borrowing Date of the Proposed Borrowing is ____________________, 19___.

     3. The Proposed Borrowing is to be comprised of $_______ of [Base Rate] [Offshore Rate] Loans. [If applicable]: The duration of the Interest Period for the Offshore Rate Loans included in the Proposed Borrowing shall be [1, 2, 3 or 6 month(s) except as specified in the definition of "Interest Period" contained in the Credit Agreement].

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing before and after giving effect thereto and to the application of the proceeds therefrom:

     (a) the representations and warranties of the Company contained in Article VI of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct as of such earlier date);

     (b)  no Default or Event of Default exists; and

     [(c) [Applicable to Acquisition Revolving Loans:] the Proposed Borrowing will not cause the aggregate Effective Amount of all outstanding Acquisition Revolving Loans to exceed the aggregate Acquisition Revolving Commitments.]

                                      or

     [(c) [Applicable to W/C Revolving loans and Swingline Loans:] the Proposed Borrowing will not cause the aggregate Effective Amount of all W/C Revolving Loans, Swingline Loans and L/C Obligations to exceed the aggregate W/C Revolving Commitments.]



                                          U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.

                                          By: U.S. TIMBERLANDS SERVICES COMPANY,
                                              L.L.C., its Managing Member



                                          By:____________________________
                                             Name:
                                             Title:

                                   Exhibit B

                   FORM OF NOTICE OF CONVERSION/CONTINUATION

                                                       Date:  __________________

To: Bank of America National Trust and Savings Association, as Agent for the Banks parties to the Credit Agreement dated as of November 19, 1997 (as extended, renewed, amended or restated from time to time, the "Credit
                                                                    ------
     Agreement") among U.S. Timberlands Klamath Falls, L.L.C., certain Banks that are signatories thereto, and Bank of America National Trust and Savings Association, as Issuing Bank, as Swingline Bank and as Agent for and on behalf of each of the Banks.

     Bank of America National Trust and Savings Association
     Agency Administrative Services #5596
     850 Gateway Blvd.
     Concord, CA 94520-3281
     Attn: Clayton Choo

Ladies and Gentlemen:

     The undersigned, U.S. Timberlands Klamath Falls, L.L.C. (the "Company"),
                                                                   -------
refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby give you notice irrevocably, pursuant to Section 2.4 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

     1.   The date of the [conversion] [continuation] is _________________,
19__.

     2. The aggregate amount of the Loans to be [converted] [continued] is $____________.

     3. The Loans are to be [converted into] [Base Rate] [Offshore Rate] or [continued as] Offshore Rate Loans.

     4. [If applicable:] The duration of the Interest Period for the Offshore Rate Loans included in the [conversion] [continuation] shall be [1, 2, 3 or 6 month(s) except as specified in the definition of "Interest Period" contained in the Credit Agreement].

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [conversion] [continuation], before and after giving effect thereto and to the application of the proceeds therefrom:

          (a) [Include if conversion/continuation is into/as an Offshore Rate Loan] the representations and warranties of the Company contained in Article VI of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct as of such earlier date); and

          (b)  no Default or Event of Default exists.



                                          U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.

                                          By: U.S. TIMBERLANDS SERVICES COMPANY,
                                              L.L.C., its Managing Member



                                          By:____________________________
                                             Name:
                                             Title:

                                   Exhibit C

                    U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.

                        FORM OF COMPLIANCE CERTIFICATE

                                                 Date: _________________________


     Reference is made to the Credit Agreement, dated as of November 19, 1997 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not
                   ----------------
otherwise defined having the meanings assigned in the Credit Agreement), among U.S Timberlands Klamath Falls, L.L.C., a Delaware limited liability company (the "Company"), the several financial institutions from time to time party thereto
 -------
(the "Banks"), and Bank of America National Trust and Savings Association, as
      -----
Issuing Bank, as Swingline Bank and as agent for the Banks (in such last capacity, the "Agent").
               -----

     The undersigned, a Responsible Officer of the Company, and acting on behalf of the Company, hereby certifies on behalf of the Company as of the date hereof that [he][she] is the ________________________ of the Company, and is duly authorized to execute and deliver this Certificate to the Banks and the Agent on behalf of the Company, and that:

     1.   Attached as Schedule 1 hereto are true and correct copies of the
                      ----------
[unaudited] [audited] consolidated balance sheets of the Company and its Subsidiaries and the MLP and its Subsidiaries, respectively, as at the end of the fiscal [quarter] [year] ending _______, _____, and the related consolidated statements of income, members' equity, and cash flows of the Company and its Subsidiaries for such fiscal [quarter] [year], [(in the case of financial statements, as at the end of any fiscal year setting forth in each case, in comparative form the figures for the corresponding periods of the previous fiscal year).] Such financial statements (i) present fairly in accordance with GAAP (subject in the case of quarterly financial statements to the absence of footnotes and ordinary year-end audit adjustments) the financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations, (ii) have been prepared in accordance with GAAP, subject to the absence of footnotes and changes resulting from audit and normal year-end audit(s).

     2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under [his][her] supervision, a review of the transactions and conditions (financial or otherwise) of the Company and its Subsidiaries, during the accounting period covered by the attached financial statements sufficient in [his][her] opinion to be able to provide [his][her] certification.

     3. To the best of the undersigned's knowledge, no Default or Event of Default exists.

     4.   The financial covenant analyses and information set forth on Schedule
                                                                       --------
2 attached hereto are true and accurate on and as of the date of this
-
Certificate.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Company as of _______________ __, ____.

                         U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.

                         By:____________________________________________________


                         Title:_________________________________________________

                                                  Date: __________________
                                                  For the fiscal [quarter][year]
                                                  ended _________ ___, ____

                                  SCHEDULE 2*

                         to the Compliance Certificate
                                 ($ in 000's)

-------------------------------------------------------------------------------------------------------------------------
I.   SECTION 8.14: MINIMUM PRO FORMA EBITDDA TO PRO FORMA INTEREST EXPENSE
-------------------------------------------------------------------------------------------------------------------------
     (A)  Pro Forma EBITDDA
-------------------------------------------------------------------------------------------------------------------------
          (1)  EBITDDA
-------------------------------------------------------------------------------------------------------------------------
             (a)  Net Income                                          $_________
-------------------------------------------------------------------------------------------------------------------------
             (b)  Expenses for depreciation and amortization of
                  intangibles to the extent included in the
                  determination of Net Income                         $_________
-------------------------------------------------------------------------------------------------------------------------
             (c)  Expenses for the depletion of Timber from the
                  Timberlands to the extent included in the
                  determination of Net Income                         $_________
-------------------------------------------------------------------------------------------------------------------------


_____________________
* Due to space constraints, this Schedule is not inclusive of some detail contained in the Credit Agreement. In all instances in which this Schedule is inconsistent with the Credit Agreement, the Credit Agreement will prevail.

-------------------------------------------------------------------------------------------------------------------------
     (d)  Net Interest Expense
-------------------------------------------------------------------------------------------------------------------------

          (i)    Gross Interest Expense (cash interest expense
                 for the period, including all commissions,
                 discounts, fees and other charges under letters of
                 credit and similar instruments and under any Swap
                 Contract)                                               $__________
-------------------------------------------------------------------------------------------------------------------------
          (ii)   Interest income for the period, and Swap
                 Contract payments received                              $__________

          (iii)  Sum of (i) minus (ii)                                   $__________

     (e)  Nonrecurring non-cash charges                                  $__________
-------------------------------------------------------------------------------------------------------------------------
     (f)  Net Proceeds from sales of assets permitted
          under Section 8.2 (not in excess of the Maximum
          Amount for any calendar year)                                  $__________
-------------------------------------------------------------------------------------------------------------------------
     (g)  sum of (a) plus (b) plus (c) plus (d)(iii) plus
          (e) plus (f)                                                                              $__________
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
          (2)  [If applicable] In connection with
               any timberlands to be acquired by
               the Company with the proceeds of an
               Acquisition Revolving Loan or
               previously acquired within such
               four fiscal quarters, an amount
               equal to a good faith estimate of
               such additional amounts that would
               be included in EBITDDA had such
               timberlands been owned by the
               Company for such four fiscal
               quarters, based upon good faith
               estimates of applicable revenues
               and expenses arising from such
               timberlands and assuming aggregate
               Timber Harvest in an amount that
               does not require proceeds to be
               placed in an escrow or cash
               collateral account pursuant to
               Section 8.20                                                                         $__________
-------------------------------------------------------------------------------------------------------------------------
          (3)  The sum of (1) plus/minus (as
               applicable) (2)                                                                      $__________
-------------------------------------------------------------------------------------------------------------------------
     (B)  Pro Forma Interest Expense
-------------------------------------------------------------------------------------------------------------------------
          (1)  Interest expense payable
               on all Indebtedness                               $____________
-------------------------------------------------------------------------------------------------------------------------
          (2)  Interest expense that would have
               been payable during the preceeding
               four fiscal quarters, based upon
               the interest rate applicable on the
               date specified above and giving
               effect as of the beginning of such
               period to (x) the incurrence of
               such Indebtedness and (y) the
               application of such Indebtedness to
               the substantially concurrent
               repayment of any other
               Indebtedness, in respect of:
-------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             (a)  Indebtedness proposed to be incurred on the date hereof, including any       $__________
                  Loan requested under the Credit Agreement or other Senior Debt

             (b)  Indebtedness incurred after the end of the preceeding four fiscal            $__________
                  quarters and before the date hereof
             (c)  sum of (a) plus (b)                                                          $__________
------------------------------------------------------------------------------------------------------------------------------------

          (3)  sum of (1) plus (2)(c)                                                          $__________
------------------------------------------------------------------------------------------------------------------------------------

     (C)  Ratio of Pro Forma EBITDDA ((A)(3)) to Pro Forma Interest Expense                                             ____:1.00
          ((B)(3))
     (D)  Minimum Pro Forma EBITDDA to Pro Forma Interest Expense (from Section                                         ____:1.00
          8.14)
------------------------------------------------------------------------------------------------------------------------------------

II.  SECTION 8.15:  MAXIMUM FUNDED DEBT TO PRO FORMA EBITDDA
------------------------------------------------------------------------------------------------------------------------------------

     (A)  Funded Debt
------------------------------------------------------------------------------------------------------------------------------------

          (1)  Indebtedness of the type described in clauses (a), (b), (d) or (e) of           $__________
               definition thereof, excluding deferred purchase price of property with limited recourse
------------------------------------------------------------------------------------------------------------------------------------

          (2)  [If applicable] In connection with any timberlands to be acquired with          $__________
               the proceeds of an Acquisition Revolving Loan, Indebtedness proposed to be incurred in connection with such acquisition, including such Acquisition
               Revolving Loan
------------------------------------------------------------------------------------------------------------------------------------

          (3)  Cash and Cash Equivalents                                                       $__________
------------------------------------------------------------------------------------------------------------------------------------

          (4)  Sum of (1) plus (2)  minus (3)                                                                           $__________
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                         ---------------------------
     (B)  Pro Forma EBITDDA (from (I)(A)(3))                                                                  $__________
------------------------------------------------------------------------------------------------------------------------------------

     (C)  Ratio of Funded Debt ((A)(4)) to Pro Forma EBITDDA ((B))                                             ____:1.00
------------------------------------------------------------------------------------------------------------------------------------
     (D)  Maximum Funded Debt to Pro Forma EBITDDA (from Section 8.15)                                         ____:1.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
III.  SECTION 8.16  MINIMUM ASSET VALUE TO FUNDED DEBT RATIO
------------------------------------------------------------------------------------------------------------------------------------
     (A)  Asset Value
------------------------------------------------------------------------------------------------------------------------------------
          (1)  70% of the Retail Timberlands Value, as                          $__________
               reflected in the Quarterly/Annual Timber Report for
               the fiscal quarter/fiscal year ended in the date
               specified above
------------------------------------------------------------------------------------------------------------------------------------

     (B)  Funded Debt (from (II)(A)(3))                                                                       $__________
------------------------------------------------------------------------------------------------------------------------------------

     (C)  Ratio of Asset Value ((A)(1)) to Funded Debt ((B))                                                   ____:1.00
------------------------------------------------------------------------------------------------------------------------------------

     (D)  Minimum Asset Value to Funded Debt Ratio (from Section 8.16)                                         1.75:1.00
------------------------------------------------------------------------------------------------------------------------------------

IV.  RECONCILIATION OF QUARTERLY TIMBER REPORTS TO ANNUAL TIMBER REPORT
     (FOURTH QUARTER ONLY)
------------------------------------------------------------------------------------------------------------------------------------
     (A)  Merchant Table Timber Inventory reported in most recent Quarterly                                    _______ MBF
          Timber Report (by volume and species)
------------------------------------------------------------------------------------------------------------------------------------

     (B)  Merchant Table Timer Inventory reported in Annual Timber Report (by                                  _______ MBF
          volume and species)
------------------------------------------------------------------------------------------------------------------------------------

                                   Exhibit D

                  Form of Legal Opinion of Company's Counsel

                               November 19, 1997



Bank of America National Trust and Savings Association,
  as Agent and as the Letter of Credit Issuing Bank, and
  each of the Banks from time to time
  parties to the Credit Agreement referred to below
c/o Bank of America National Trust and Savings Association
Agency Management Services #5596
1455 Market Street, 12th Floor
San Francisco, California  94103

     Re:     U.S. Timberlands Klamath Falls, L.L.C.

Ladies and Gentlemen:

     We have acted as special counsel to U.S. Timberlands Klamath Falls, L.L.C., a Delaware limited liability company (the "Company"), and U.S. Timberlands Finance Corp., a Delaware corporation ("Finance"), in connection with the Credit Agreement, dated as of November 19, 1997 (the "Credit Agreement"), among the Company, the several financial institutions from time to time parties thereto (the "Banks"), and Bank of America National Trust and Savings Association, as letter of credit issuing bank thereunder (in such capacity, the "Issuing Bank"), and as agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     The opinions expressed below are furnished to you pursuant to Section 5.1(c) of the Credit Agreement at the request, and with the approval, of the Company and Finance. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon, except to the extent otherwise expressly stated.

     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, the Managing

Bank of America National Trust and Savings
Association, as Agent, the Issuing Bank and the Banks
November 19, 1997
Page Two

Member and Finance, such certificates of public officials and other documents, and (iii) received such information from officers and representatives of the Company, the Managing Member and Finance, and from others, as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, executed copies of the Credit Agreement, including the respective forms of promissory note annexed thereto as Exhibits F-1 and F-2.

     In rendering the opinions hereinbelow expressed, we have assumed the legal capacity of all natural persons executing documents (whether in an individual or in a representative capacity), the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduction copies. As to various questions of fact relevant to such opinions, we have relied upon, and assume the accuracy of, representations and warranties contained in the Credit Agreement and certificates and written statements and other information of or from representatives of the Company, the Managing Member and Finance, and from others, and assume compliance on the part of all parties to the Credit Agreement with their covenants and agreements contained therein.

     In rendering such opinions, we have assumed that, except as to the matters respecting the Company, Finance, and the Managing Member, and such other matters, as are the subjects of our opinions in paragraphs 1-5 below or our opinions referred to in the last sentence of this letter:

     (i) each party to the Credit Agreement and to the operating agreement of the Company (the "Operating Agreement"), is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization;

     (ii) each party to the Credit Agreement and the Operating Agreement has full power and authority and has obtained all requisite authorizations, consents and approvals and made all requisite filings and registrations, necessary to execute, deliver and perform its obligations under such document;

     (iii) the execution, delivery and performance of the Credit Agreement and the Operating Agreement will not violate any law, rule, regulation, order, decree or judgment binding upon or applicable to any party thereto or its respective properties;

Bank of America National Trust and Savings
Association, as Agent, the Issuing Bank and the Banks
November 19, 1997
Page Three

     (iv) the Credit Agreement and the Operating Agreement have been duly authorized, executed and delivered by all parties thereto;

     (v) all signatories to the Credit Agreement and the Operating Agreement on behalf of the parties thereto have been duly authorized; and

     (vi) the Credit Agreement and Operating Agreement constitute the legal, valid and binding obligations of all Persons parties thereto, enforceable against such Persons in accordance with their respective terms.

     Based upon and subject to the foregoing, and subject also to the qualifications, limitations, exceptions and further assumptions hereinbelow set forth, we are of the opinion that:

     1. The Company is a limited liability company duly formed and validly existing in good standing under the Delaware Limited Liability Company Act, and Finance is a corporation duly organized and validly existing in good standing under the Delaware General Corporation Law. The Company is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the State of Oregon.

     2. The execution and delivery on behalf of the Company of the Credit Agreement, the Notes and the L/C Related Documents, and the performance by the Company of its obligations thereunder, have been duly authorized on behalf of the Company by all requisite limited liability company action of the Managing Member.

     3. The Credit Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and the Revolving Loans made today constitute, and upon the funding thereof in accordance with the terms of the Credit Agreement, the Acquisition Loans will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Credit Agreement.

     4. (a) The Company has all requisite limited liability company power and authority to execute, deliver and perform its obligations under the Credit Agreement; and (b) no authorization, consent or approval of, or any filing or registration with, any United States federal or New York State Governmental Authority is necessary for such execution, delivery or performance, other than
(i) routine post-closing informational filings, and (ii) filings necessary to release of record Liens granted to secure obligations under the Existing Credit Agreement.

Bank of America National Trust and Savings
Association, as Agent, the Issuing Bank and the Banks
November 19, 1997
Page Four

     5. The execution and delivery by the Company of the Credit Agreement, and performance of its obligations thereunder, will not violate any United States federal or New York State law, rule, regulation or, to the best of our knowledge, any order, decree or judgment binding upon the Company.

                                   *   *   *

     The foregoing opinions are subject to the following comments and qualifications:

     A. Our opinions in paragraph 3 are subject to and may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting the rights of creditors generally, and (2) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation
(a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (b) concepts of materiality, reasonableness, good faith and fair dealing. Without limiting the generality of our qualifications set forth directly above in this paragraph, we express no opinion as to the applicability to, or effect upon, any obligations of the Company under the Credit Agreement, or the opinions expressed herein, of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law, or any other law dealing with fraudulent transfers or conveyances, or Section 547 of the Bankruptcy Code.

     B. We express no opinion herein with respect to the enforceability of provisions of the Credit Agreement that (i) relate to rights of set-off; (ii) purport to establish evidentiary standards for suits or proceedings to enforce such document or otherwise, to establish certain determinations as conclusive, or to establish or negate applicable rules of construction based upon participation in negotiations or document preparation, or to permit the Agent or any Bank to act in its sole discretion or to waive a right to a jury trial or service of process or rights to notice, demands, defenses, counterclaims or setoffs; (iii) relate to severability or separability; (iv) relate to indemnification or reimbursement obligations to the extent any such provisions would purport to require the Company to provide indemnification or reimbursement in respect of the gross negligence, willful misconduct or unlawful behavior of any Person; (v) purport to limit the liability of or exculpate any Person other than the Company; (vi) contain any agreement to agree or purport to bind non-parties or to bind the Company to control the actions of any Person other than its Subsidiaries (including, without limitation, its partners); (vii) purport to require that all amendments, waivers and terminations be in writing or to require disregard of any course of dealing between the parties; (viii) purport to confer subject matter jurisdiction in respect of bringing suit, enforcement of judgments or otherwise on any court, to the extent that such court does

Bank of America National Trust and Savings
Association, as Agent, the Issuing Bank and the Banks
November 19, 1997
Page Five

not have such jurisdiction; (ix) purport to waive inconvenient forum or the defense of illegality or to establish any obligation of the Company as unconditional regardless of the occurrence or non-occurrence of any other event;
(x) purport to require the Company to pay costs and expenses pursuant to Section 11.4(b) to the extent costs and expenses are not reasonable; or (xi) purport to waive notice of acceleration.

     C. We express no opinion as to any provisions of the Credit Agreement which purport to impose liability on the Company, or to relieve the Issuing Bank from liability, in connection with the Issuing Bank's payment, or failure to make payment, of draws under a letter of credit to the extent that such provisions are inconsistent with any provision of Article 5 of the Uniform Commercial Code as in effect in the State of New York or the Uniform Customs and Practice for Documentary Credits (the "UCP"), which provisions of said Article 5, or of the UCP, as the case may be, may not under applicable law or the UCP be varied by agreement.

     D. We express no opinion as to the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New York) that limit the interest, fees or other charges such Bank may impose.

     E. Without limiting the generality of paragraph G below, we express no opinion as to any Environmental Laws or as to any antitrust or other laws regulating anti-competitive practices.

     F. Our opinion in paragraph 3 above regard to Section 11.16(a) of the Credit Agreement is based solely on Section 5-1401 of the New York General Obligations Law.

     G. The opinions herein expressed are limited to the matters expressly set forth in this opinion letter, and no opinion is implied or may be inferred beyond the matters expressly so stated.

     H. The foregoing opinions are limited to matters involving (1) in the case of paragraphs 1 (first sentence), 2 and 4(a), the Delaware Limited Liability Company Act and, in the case of paragraph 1, the Delaware General Corporation Law, or (2) in the case of paragraphs 3, 4(b) and 5, the laws of the State of New York and the federal laws of the United States which, in our experience, are normally applicable to transactions of this nature or parties of similar character as the Company and, in the case of said paragraph 5, such orders, decrees and judgments as have been identified to us by the Company as applicable to the Company. Our opinion in the second sentence of paragraph 1 above is based solely upon a certificate of the Secretary of State of Oregon. We do not express any opinion as to any other laws. Moreover, we do not express any

Bank of America National Trust and Savings
Association, as Agent, the Issuing Bank and the Banks
November 19, 1997
Page Six

opinion as to the various state and federal laws regulating the Agent or the Banks (including the Issuing Bank) in the conduct of their respective businesses that may relate to the Credit Agreement or any other Loan Document.

     This opinion letter is provided to you by us in our capacity as special counsel to the Company and Finance and may not be relied upon (i) by any Person other than you and, as of its date, other Persons who shall become Banks under the Credit Agreement, or (ii) by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent. This opinion letter speaks as of its date and we undertake no, and hereby disclaim any, duty to advise you or any other Person entitled to rely hereon as to changes of law or fact coming to our attention after the delivery hereof on such date. You and each other Person authorized to rely hereon, as specified in clause (i) of the first sentence of this paragraph (subject in each case to be the limitations in clause (ii) of such sentence), are hereby authorized to rely, as if addressed to you or such Person, as the case may be, as of the date hereof and subject to all assumptions, qualifications, limitations and exceptions therein contained, upon our separate opinions of even date herewith addressed to the underwriters parties to the underwriting agreements, each dated as of November 13, 1997, with respect to (i) the Company's Senior Notes and (ii) the Common Units of U.S. Timberlands Company, L.P.

                              Very truly yours,

                                   Exhibit E

                       Form of Assignment and Acceptance

     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance"), dated as of __________, _____, is made between ____________________ (the "Assignor") and ____________________ (the "Assignee").

                                   RECITALS
                                   --------

     WHEREAS, the Assignor is party to the Credit Agreement dated as of November 19, 1997 (as the same may be extended, renewed, amended or restated from time to time, the "Credit Agreement"), among U.S. TIMBERLANDS KLAMATH FALLS, L.L.C. (the
           ----------------
"Company"), the financial institutions from time to time party thereto
 -------
(including the Assignor, the "Banks") and BANK OF AMERICA NATIONAL TRUST AND
                              -----
SAVINGS ASSOCIATION, as Issuing Bank, as Swingline Bank and as agent for the Banks (in such last capacity, the "Agent"). Any terms defined in the Credit
                                   -----
Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

     WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making (i) Acquisition Revolving Loans to the Company in an aggregate amount not to exceed $__________ (the "Acquisition Revolving Commitment"), and (ii) W/C
                                --------------------------------
Revolving Loans, together with a Pro Rata Share of Swingline Loans and L/C Obligations, to the Company in an aggregate amount not to exceed $__________ (the "W/C Revolving Commitment");
      ------------------------

     WHEREAS, [the Effective Amount of all Acquisition Revolving Loans with respect to the Assignor on the date hereof is $__________] [and] [the Effective Amount of all W/C Revolving Loans with respect to the Assignor on the date hereof is $__________] [and] [the Effective Amount of all Swingline Loans with respect to the Assignor on the date hereof is $__________] [and] [the Effective Amount of L/C Obligations with respect to the Assignor on the date hereof is $__________] [no] [Acquisition Revolving Loans] [W/C Revolving Loans] [Swingline Loans][or][Letters of Credit] are outstanding under the Credit Agreement];

     [WHEREAS, the Assignor has acquired a participation in the Issuing Bank's liability under Letters of Credit in an aggregate principal amount of $__________ ] [and a participation in the Swingline Bank's liability under Swingline Loans in an aggregate principal amount of $____________ ] [no Letters of Credit are outstanding under the Credit Agreement] [no Swingline Loans are outstanding under the Credit Agreement]; and ]

     WHEREAS, the Assignor wishes to assign to the Assignee [a ratable portion of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of [(i)] [its Acquisition Revolving Commitment in an amount equal to $__________, [together with a ratable portion of its outstanding Acquisition Revolving Loans], (the "Assigned Acquisition Amount")] and [(ii)] its W/C
                        ---------------------------
Revolving Commitment in an amount equal to $__________, [together with a ratable portion of its outstanding W/C Revolving Loans, [applicable if the

Assignor has acquired a participation in Swingline Loans] Swingline Loans, [[applicable if the Assignor has acquired a participation in the Issuing Bank's liability under Letters of Credit:] and L/C Obligations](the "Assigned W/C
                                                              ------------
Amount"), on the terms and subject to the conditions set forth herein, and the
------
Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1.   Assignment and Acceptance.
          -------------------------

     (a)  Subject to the terms and conditions of this Assignment and Acceptance,
(i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) (A) __% (the "Assignee's Percentage Share") of each
                                         ---------------------------
the Acquisition Revolving Commitment [and the corresponding Acquisition Revolving Loans] and a ratable percentage of the W/C Revolving Commitment [and the corresponding [W/C Revolving Loans][Swingline Loans][and] [L/C Obligations]] of the Assignor, and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

     [If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Acquisition Revolving Loans, W/C Revolving Loans, Swingline Loans and L/C Obligations assigned.]

     (b) With effect on and after the Effective Date (as defined herein), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with an Acquisition Revolving Commitment in an amount equal to the Assigned Acquisition Amount and a W/C Revolving Commitment in an amount equal to the Assigned W/C Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that (i) the Acquisition Revolving Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Acquisition Amount relating thereto, (ii) the W/C Revolving Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned W/C Amount relating thereto, and (iii) the Assignor shall relinquish its rights (except its rights with respect to indemnification or compensation arising out of an event occurring before the Effective Date) and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee.

     (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Acquisition Revolving Commitment will be $__________ and the Assignee's W/C Revolving Commitment will be $__________.

     (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Acquisition Revolving Commitment will be $__________ and the Assignor's W/C Revolving Commitment will be $__________.

     2.   Payments.
          --------

     (a)  As consideration for the sale, assignment and transfer contemplated in
Section 1, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to the sum of (i) $__________, representing the Assignee's Percentage Share of the principal amount of the Acquisition Revolving Loans of the Assignor, plus (ii) $__________, representing the Assignee's Percentage Share of the principal amount of the W/C Revolving Loans of the Assignor.

     (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 11.8(a) of the Credit Agreement.

     3.   Reallocation of Payments.
          ------------------------

     Any interest, fees and other payments accrued to the Effective Date with respect to the Acquisition Revolving Commitment [and the related Acquisition Revolving Loans] , and the W/C Revolving Commitment [and the related W/C Revolving Loans] [and the corresponding Swingline Loans and L/C Obligations] shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     4.   Independent Credit Decision.
          ---------------------------

     The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 7.1 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5.   Effective Date; Notices.
          -----------------------

     (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, ____ (the "Effective Date");
                                                          --------------
provided, that the following conditions precedent have been satisfied on or
--------
before the Effective Date:

          (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

          (ii) the consents of the Company[, the Issuing Bank,] [,the Swingline Bank] and the Agent, if required for an effective assignment of the Assigned Acquisition Amount and the Assigned W/C Amount by the Assignor to the Assignee under Section 11.8(a) of the Credit Agreement, shall have been duly obtained and shall be in full force and effect as of the Effective Date;

          (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance; and

          (iv)   the processing fee referred to in Section 2(b) hereof and in
     Section 11.8(a) of the Credit Agreement shall have been paid to the Agent.

     (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company [, the Issuing Bank,] [,the Swingline Bank] and the Agent for acknowledgment by the Agent [and the Issuing Bank,] [,the Swingline Bank] a Notice of Assignment in the form attached hereto as
Schedule 1.

     6.   Agent.
          -----

     (a) The Assignee hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

     [(b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.] [INCLUDE ONLY IF ASSIGNOR IS AGENT]

     [(c) If the Assignor is an Issuing Bank or Swingline Bank, the Assignee shall assume no duties or obligations held by the Assignor in its capacity as such under the Credit Agreement or any other Loan Document.] [INCLUDE ONLY IF ASSIGNOR IS ISSUING BANK OR SWINGLINE BANK]

     7.   Withholding Tax.
          ---------------

     The Assignee (a) represents and warrants to the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Assignor with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or the Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     8.   Representations and Warranties.
          ------------------------------

     (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien, security interest or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

     (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

     (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder;
(ii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

     9.   Further Assurances.
          ------------------

     The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10.  Miscellaneous.
          -------------

     (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

     (b) All payments made hereunder shall be made without any set-off or counterclaim.

     (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

     (d) This Assignment shall be null and void if not undertaken on a pro rata basis between the Assignor's Acquisition Revolving Commitment [together with a ratable portion of its outstanding Acquisition Revolving Loans] and its W/C Revolving Commitment [together with a ratable portion of its outstanding W/C Revolving Loans, Swingline Loans and L/C Obligations].

     (e) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     (f) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE
                                                             --------
          AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS ASSIGNMENT AND ACCEPTANCE MAY BE BROUGHT IN THE COURTS OF THE COUNTY AND STATE OF NEW YORK, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK, THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS ASSIGNMENT AND ACCEPTANCE, EACH OF THE ASSIGNOR AND THE ASSIGNEE CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE ASSIGNOR AND THE ASSIGNEE IRREVOCABLY WAIVES ANY

          OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER
                         --------------------
          HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS ASSIGNMENT AND ACCEPTANCE. THE ASSIGNOR AND THE ASSIGNEE EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

     (g) THE ASSIGNEE WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS ASSIGNMENT AND ACCEPTANCE OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY THE ASSIGNOR, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE ASSIGNEE AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, ASSIGNEE FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS ASSIGNMENT AND ACCEPTANCE OR ANY PROVISION CONTAINED HEREIN. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS ASSIGNMENT AND ACCEPTANCE.

     [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                   [Name of Assignor]



                                   By:_____________________________________
                                   Title:

                                   Address:



                                   [Name of Assignee]



                                   By:_____________________________________
                                   Title:

                                   Address:

                                  SCHEDULE 1

                      NOTICE OF ASSIGNMENT AND ACCEPTANCE
                      -----------------------------------

                                                   Date: _______________________

Bank of America National
 Trust and Savings Association, as Agent [ Issuing Bank and Swingline Bank] Paper and Forest Products #9973
555 California Street, 41st Floor
San Francisco, California 94104-1502
Attention: Michael Balok, Managing Director
Telephone: (415) 622-2018
Facsimile: (415) 622-2385


U.S Timberlands Klamath Falls, L.L.C.
P.O. Box 10
6400 Highway 66
Klamath Falls, Oregon 97601

Ladies and Gentlemen:

     We refer to the Credit Agreement, dated as of November 19, 1997 (as the same may be extended, renewed, amended or restated from time to time, the "Credit Agreement"), among U.S. Timberlands Klamath Falls, L.L.C. (the
 ----------------
"Company"), the financial institutions party thereto (the "Banks") and Bank of
 -------                                                   -----
America National Trust and Savings Association, as Issuing Bank, as Swingline Bank and as agent for the Banks (in such last capacity, the "Agent"). Terms
                                                             -----
defined in the Credit Agreement are used herein as therein defined.

     1. We hereby give you notice of, and request your consent to, the assignment by _______________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to
 --------
the Acquisition Commitment of the Assignor[, and all outstanding Acquisition Revolving Loans under the Credit Agreement], made by the Assignor pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and
                                                              ----------
Acceptance"). Before giving effect to such assignment, the Assignor's
----------
Acquisition Revolving Commitment is $__________ [and the aggregate amount of its outstanding Acquisition Revolving Loans is $__________.] Additionally, we hereby give you notice of, and request your consent to, the assignment by the Assignor to the Assignee of a ratable percentage of the right, title and interest of the Assignor in and to the W/C Revolving Commitment of the Assignor [and all outstanding W/C Revolving Loans, Swingline Loans and L/C Obligations] under the Credit Agreement, made by the Assignor pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before giving
                                -------------------------
effect to such assignment, the Assignor's W/C Revolving Commitment is $__________ and the aggregate amount of its outstanding W/C Revolving Loans is $__________[, the Effective Amount of the Assignor's Swingline Loans is $_________ and the Effective Amount of the Assignor's L/C Obligations is $__________].

     2. The Assignee agrees that, upon receiving the consent of the Agent, the Issuing Bank, the Swingline Bank and, if applicable, the Company, to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

     3.   The following administrative details apply to the Assignee:

          (A)  Notice Address:
               Assignee name:         ____________________________
               Address:               ____________________________
                                      ____________________________
                                      ____________________________
               Attention:             ____________________________
               Telephone:  (___)      ____________________________
               Telecopier:  (___)     ____________________________
               Telex (Answerback):    ____________________________

          (B)  Payment Instructions:
               Account No.:           ____________________________
               At:                    ____________________________
                                      ____________________________
                                      ____________________________
               Reference:             ____________________________
               Attention:             ____________________________

     4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above written.

                                        Very truly yours,

                                        [Name of Assignor]



                                        By:__________________________________
                                           Name:
                                           Title:


                                        [Name of Assignee]



                                        By:__________________________________
                                           Name:
                                           Title:

                                 Exhibit F-1

                      FORM OF ACQUISITION REVOLVING NOTE
U.S. $_________

     FOR VALUE RECEIVED, U.S Timberlands Klamath Falls, L.L.C. (the "Borrower")
                                                                     --------
hereby promises to pay to the order of ___________________________ (the "Bank")
                                                                         ----
the principal amount of ________________________ ($___________) or, if less, the aggregate unpaid principal amount of all Acquisition Revolving Loans made by the Bank from time to time to the Borrower pursuant to the Credit Agreement described below, at the times and in the amounts specified in the Credit Agreement. The Borrower promises to pay interest on such unpaid principal amount at the times and at the rates specified in the Credit Agreement.

     This Note is one of the Notes referred to in, and is issued under, the Credit Agreement, dated as of November 19, 1997 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit
                                                                     ------
Agreement"), among the Borrower, the financial institutions party thereto (the
---------
"Banks"), and Bank of America National Trust and Savings Association, as Issuing
 -----
Bank, as Swingline Bank and as agent for the Banks (in such last capacity, the "Agent").
 -----

     The holder of this Note is authorized to record on the schedule annexed hereto the date, amount, maturity and type of, and, in the case of Offshore Rate Loans, the Interest Period with respect to each Acquisition Revolving Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. Any such recordation shall be conclusive absent manifest error; provided, however, that the failure of the holder of this
                       --------  -------
Acquisition Revolving Note to make, or an error in making, a notation thereon with respect to any Acquisition Revolving Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement.

     The holder of this Acquisition Revolving Note shall be entitled to the benefits provided for in the Credit Agreement. Reference is hereby made to the Credit Agreement for provisions concerning (i) the obligation of the Bank to advance funds evidenced by this Acquisition Revolving Note, (ii) the manner in which interest is computed and accrued, (iii) the Borrower's rights, if any, to prepay all or part of the Acquisition Revolving Loans, (iv) the events upon which the maturity of the principal of and accrued interest on this Acquisition Revolving Note may be accelerated or shall be automatically accelerated, as the case may be, (v) the manner in which Acquisition Revolving Loans may be converted from one Type into another Type to the extent provided in the Credit Agreement, (vi) attorney's fees and other fees and expenses incurred in any enforcement of this Acquisition Revolving Note, (vii) the Borrower's right to cure certain Events of Default, and (viii) the Bank's rights to assign all or part of this Acquisition Revolving Note to Assignees and/or to sell participating interests in any Acquisition Revolving Loans, as more fully set forth in the Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Credit Agreement.

     Principal and interest are payable in lawful money of the United States of America in immediately available funds to Bank of America National Trust and Savings Association, as Agent for the Bank, at the Agent's Payment Office described in the Credit Agreement.

     The Borrower hereby waives presentment, demand, protest or other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     THIS ACQUISITION Revolving NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
     ---------------------------------------------------------------------
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE
------------------------------------------------------------------------------
AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
---------------------------------------------------------------------

     IN WITNESS WHEREOF, the Borrower has caused this Acquisition Revolving Note to be executed by its officer thereunto duly authorized.


                              U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.

                              By:  U.S. Timberlands Services Company, L.L.C.,
                                    its Managing Member

                              By:_______________________________________________
                                 Name:
                                 Title:

                                   SCHEDULE

Date Loan    Amount        Type        Interest    Principal    Date Principal
Disbursed   of Loan       of Loan       Period      Payment          Paid
---------   -------       -------       ------      -------          ----

                                  Exhibit F-2

FORM OF W/C REVOLVING NOTE

U.S. $_______________                                        __________, _______

     FOR VALUE RECEIVED, U.S. Timberlands Klamath Falls, L.L.C. (the "Borrower")
                                                                      --------
hereby promises to pay to the order of ___________________________ (the "Bank")
                                                                         ----
the principal amount of __________________________ ($________________) or, if
less, the aggregate unpaid principal amount of all W/C Revolving Loans made by the Bank from time to time to the Borrower pursuant to the Credit Agreement described below and the Bank's Pro Rata Share of the L/C Obligations under the Credit Agreement, at the times and in the amounts specified in the Credit Agreement. The Borrower promises to pay interest on such unpaid principal amount at the times and at the rates specified in the Credit Agreement.

     This Note is one of the Notes referred to in, and is issued under, the Credit Agreement, dated as of November 19, 1997 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit
                                                                     ------
Agreement"), among the Borrower, the financial institutions party thereto (the
---------
"Banks"), and Bank of America National Trust and Savings Association, as Issuing
 -----
Bank, as Swingline Bank and as agent for the Banks (in such last capacity, the "Agent").
 -----

     The holder of this Note is authorized to record on the schedule annexed hereto the date, amount, maturity and type of, and, in the case of Offshore Rate Loans, the Interest Period with respect to each W/C Revolving Loan made by it and its Pro Rata Share of each L/C Obligation, and the amount of each payment of principal made by the Borrower with respect thereto. Any such recordation shall be conclusive absent manifest error; provided, however, that the failure of the
                                     --------  -------
holder of this W/C Revolving Note to make, or an error in making, a notation thereon with respect to any W/C Revolving Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement.

     The holder of this W/C Revolving Note shall be entitled to the benefits provided for in the Credit Agreement. Reference is hereby made to the Credit Agreement for provisions concerning (i) the obligation of the Bank to advance funds evidenced by this W/C Revolving Note, (ii) the manner in which interest is computed and accrued, (iii) the Borrower's rights, if any, to prepay all or part of the W/C Revolving Loans, (iv) the events upon which the maturity of the principal of and accrued interest on this W/C Revolving Note may be accelerated or shall be automatically accelerated, as the case may be, (v) the manner in which W/C Revolving Loans may be converted from one Type into another Type to the extent provided in the Credit Agreement, (vi) attorney's fees and other fees and expenses incurred in any enforcement of this W/C Revolving Note, (vii) the Borrower's right to cure certain Events of Default, and (viii) the Bank's rights to assign all or part of this W/C Revolving Note to Assignees and/or to sell participating interests in any W/C Revolving Loans or L/C Obligations, as more fully set forth in the Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Credit Agreement.

     Principal and interest are payable in lawful money of the United States of America in immediately available funds to Bank of America National Trust and Savings Association, as Agent for the Bank, at the Agent's Payment Office described in the Credit Agreement.

     The Borrower hereby waives presentment, demand, protest or other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     THIS W/C REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
     ------------------------------------------------------------------------
WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE AGENT AND
-----------------------------------------------------------------------------
THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
-----------------------------------------------------------

     IN WITNESS WHEREOF, the Borrower has caused this W/C Revolving Note to be executed by its officer thereunto duly authorized.


                             U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.

                             By:  U.S. Timberlands Services Company, L.L.C.,
                                    its Managing Member

                             By:______________________________________________
                                Name:
                                Title:

                                   SCHEDULE

Date Loan    Amount      Type     Interest    Principal    Date Principal
Disbursed   of Loan    of Loan     Period      Payment          Paid
---------   -------    -------     ------      -------      ------------

                                   EXHIBIT G

                            INITIAL TIMBER REPORT

             [LETTERHEAD OF MASON BRUCE & GIRARD Inc APPEARS HERE]


Mr. Mike Balok
Bank of America
555 California Street, 41st Floor
San Francisco, CA 94104
Fax (415)622-2514

Dear Mike:

     We are enclosing information on timber pricing for the northeastern portion of California, the area known as TVA-6. Enclosed you will find a copy of the most recent report from the California State Board of Equalization, and in addition you will find our summary of the past several years pricing movement as well as a graph reflecting the tabular data.


     When John Stephens called and asked about using the State Board of Equalization materials as an index, I agreed that it would work fine in a long-term situation. It only changes twice per year and historically hasn't made dramatic movements. The data is, however, historic and reflects information available to the state board staff for the 18 months prior to the date of reporting. It therefore, does not usually reflect the immediate market situation. In an up trending market, it is likely to be lower than the actual prices, and in a down trending market, it is likely to be above the actual prices, Specifically, the pricing is for young growth timber, and because of the nature of the logs that move in the market, it reflects the trees sold at any one time. Therefore, if the bulk of the data available to the staff was for poor quality at any one time, it is likely the prices would be lower than appropriate for high quality timber. However, with the foregoing caveats, it is probably the best long-term trend indicator available from public data at this time.

                                             Very truly yours,

                                             /s/ Glen A. Zane
                                             Glen A. Zane

GAZ:Imd
Attachments:    State of California Board of Equalization reported prices for
                July through December, 1997 Mason, Bruce & Girard, Inc.
                tabulation of historic price data from SB reports Graphical analysis of the tabular data.

c:    John Stephens, Fax(541)347-5071

State Board of Equalization
Timber Value Area 6

               PP       SP       WF       DF       IC LP MB&G Est.
      ---------------------------------------------------------------
Apr-77         75       75       60       80       75           45
Jan-78        104       81       96      100       88           62
Jul-78        125      110       95      100       86           75
Jan-79        120      120       90      135      100           72
Jul-79        150      150       90      125      135           90
Jan-80        125      125      110      125      140           75
Jul-80        115      115       85       85       95           69
Jan-81         90       90       85       85       95           54
Jul-81        105      105       85       85       60           63
Jan-82        120      120       70       90       90           72
Jul-82         70       80       25       80       50           42
Jan-83         60       70       30       60       40           36
Jul-83         80       90       50       90       55           48
Jan-84         80       90       50       90       60           48
Jul-84        100      100       60      100       80           60
Jan-85         70       60       35       70       80           42
Jul-85         75       60       35       70       75           45
Jan-86         80       70       40       70       60           48
Jul-86         85       85       45       60       50           51
Jan-87         90       90       50       70       60           54
Jul-87        115      115       60       75       90           69
Jan-88        140      120       70       85      100           84
Jul-88        160      160       80       90      100           96
Jan-89        170      170       90      110      100          102
Jul-89        210      210      110      130      110          126
Jan-90        235      235      150      185      130          141
Jul-90        250      250      180      230      150          150
Jan-91        200      200      160      200      150          120
Jul-91        180      180      140      180      140          108
Jan-92        220      220      170      230      150          132
Jul-92        380      380      250      400      220          228
Jan-93        360      360      225      350      250          216
Jul-93        600      600      370      490      300          360
Jan-94        400      400      350      450      300          240
Jul-94        470      470      380      500      300          282
Jan-95        400      400      320      450      250          240
Jul-95        490      490      360      460      270          294
Jan-96        490      490      400      500      300          294
Jul-96        470      470      380      460      300          282
Jan-97        430      430      380      470      320          258
Jul-97        400      400      390      460      340          240

               [LINE GRAPH PLOTTING STUMPAGE SALES APPEARS HERE]

================================================================================

                    CALIFORNIA STATE BOARD OF EQUALIZATION
                              TIMBER VALUE AREAS

            Prepared by: Tax Area Services-Geographic Information Centre

================================================================================




              [MAP OF CALIFORNIA COUNTY BOUNDARIES APPEARS HERE]

                    CALIFORNIA STATE BOARD OF EQUALIZATION

      HARVEST VALUE SCHEDULES, EFFECTIVE JULY 1 THROUGH DECEMBER 31, 1997
                               NOT FINAL VALUES

TABLE 1, MISCELLANEOUS HARVEST VALUES - This table is applicable to all timber value areas and shows the harvest values for special items such as Christmas trees, fuelwood, chipwood, poles, posts, split products, small sawlogs, and cull logs. Small sawlogs are logs of any species where the average net volume per 16-ft log for all sawlogs removed from a timber harvest operation during the reporting quarter is less than 65 board feet, Scribner Short Log Scale. Cull logs are to be reported in adjusted gross M board feet. For cull logs measured in tons, use a conversion factor of 4 tons per gross MBF, Scribner scale. Except for split products and small sawlogs, the items in this table are to be reported in the column for other unit measure on the Timber Tax Harvest Report.

TABLE 2, SIZE-QUALITY RATING FOR OLD GROWTH - This table shows the log sizes used to rate the listed species of old growth timber. The taxpayer determines the appropriate size-quality code as 1, 2 or 3 based upon the average net volume per 16' log. The average volume per log is for the reported quarterly-volume within the harvest operation. It is calculated by dividing the net volume by the actual number of short-log scaling segments. (An estimate of the number of sealing segments may be made by dividing the total linear feet by 16.) Cull logs are excluded from this determination. When size quality code determined from a statistical sample such as a timber cruise, calculate the code by dividing the total net volume of old growth on that species by the number of 16 foot old growth logs for that species for the entire sale. This rating shall remain fixed for the life of the timber operation.

TABLE 3, OLD GROWTH HARVEST VALUES - This table shows the harvest values for such timber by species, size-quality if required, and timber value area. The taxpayer must make the adjustments for the logging system and for small total volume on the harvest operation and/or low average volume per acre on the harvest operation and country location if the operation qualifies.

TABLE 4, YOUNG GROWTH HARVEST VALUES - This table shows the harvest values for such timber by species and timber value area. The taxpayer must make the adjustments for the logging system and for small total volume on the harvest operation and/or low average volume per acre on the harvest operation and county location if the operation qualifies.

TABLE 5, SALVAGE OLD GROWTH HARVEST VALUES - This table shows the harvest values for such timber removed by salvage logging only. Table shows the harvest values by species and timber value area. The taxpayer must make the adjustments for the logging system and for small total volume on the harvest operation and county location if the operation qualifies.

TABLE 6, SALVAGE YOUNG GROWTH HARVEST VALUES - This table shows the harvest values for such timber removed by salvage logging only. The table shows the harvest values by species and timber value area. The taxpayer must make the adjustments for the logging system and for small total volume on the harvest operation and county location if the operation qualifies.

                    CALIFORNIA STATE BOARD OF EQUALIZATION

      HARVEST VALUE SCHEDULES, EFFECTIVE JULY 1 THROUGH DECEMBER 31, 1997
                               NOT FINAL VALUES


-------------------------------------------------------------------------------
                  TABLE 3 - OLD GROWTH TIMBER HARVEST VALUES

                       Tract or Logging [Logging Code 1]

------------------------------------------------------------------------------------------------------------
                    SPECIES    SIZE                         TIMBER VALUE AREA
                                       ---------------------------------------------------------------------
SPECIES              CODE      CODE      1     2N      2S      3     4     5    6    7    8    9N     9S
============================================================================================================
Ponderosa Pine        PPD        1       *     *       *      660   680   660  700  650  675   650     *
                    ----------------------------------------------------------------------------------------
                                 2      600    500     450    550   600   680  620  550  675   650    275
                    ----------------------------------------------------------------------------------------
                                 3       *     *       *      450   600   470  550  450  450   475     *
------------------------------------------------------------------------------------------------------------
Sugar Pine            SPO        1       *     *       *      650   680   660  700  650  675   650     *
                              ------------------------------------------------------------------------------
                                 2      600    600     450    650   600   580  620  550  675   650    275
                              ------------------------------------------------------------------------------
                                 3       *     *       *      450   600   470  550  450  450   475     *
------------------------------------------------------------------------------------------------------------
Fir and ???/???        FO               225    190     130    300   300   350  420  350  360   340     70
------------------------------------------------------------------------------------------------------------
Douglas-Fir           DFO        1      700    *       *      600   630   830  650  800  625   *       *
                              ------------------------------------------------------------------------------
                                 2      575    400     380    600   630   640  560  500  485   340     70
                              ------------------------------------------------------------------------------
                                 3      400    *       *      400   400   460  470  400  400   *       *
------------------------------------------------------------------------------------------------------------
Incense- cedar        ICO               300    270            300   300   310  380  350  350   315     65
------------------------------------------------------------------------------------------------------------
Conifers, misc        CMO               100    125     125    200   200   190  200  210  180   200     40
------------------------------------------------------------------------------------------------------------
Redwood               RD         1      850    *       *
                              ------------------------------------------------------------------------------
                                 2      725    710     650
                              ------------------------------------------------------------------------------
                                 3      600    *       *
------------------------------------------------------------------------------------------------------------
Port-Oxford-cedar     PCD              3600                  3000  3000
------------------------------------------------------------------------------------------------------------
Whitewoods            WWD                190   180     130
------------------------------------------------------------------------------------------------------------
     *    This species is not rated for size in this Timber Value Area - do not enter a Size Code.
------------------------------------------------------------------------------------------------------------

                                  ADJUSTMENTS
                                  -----------

Logging System:

     Deduct $10 for volumes which were high feed logged [Logging Code 2]

     Deduct $30 for volumes which were short-span skyline logged [Logging Code
     3]

     Deduct $50 for volumes which were long-span skyline logged [Logging Code 4]

     Deduct $140 for volumes which were helicopter logged [Logging Code 5]

County:

     Deduct $50 if harvesting was located in any of the following counties:

      Marin, Montaray, San Mateo, Santa Clara, or Santa ???

Small Total Volume:

     Deduct $50 if total volume harvested this quarter is less than 300 MBF

     Deduct $100 if total volume harvested this quarter is less than 100 MBF

     Deduct $150 if total volume harvested this quarter is less than 25 MBF


Small Volume per Acre:

     Deduct $25 if the average volume harvested this quarter is under 5 MBF per acre


      $1 PER MBF IS THE MINIMUM HARVEST VALUE ALLOWABLE AFTER ADJUSTMENT

           (SEE REVERSE SIDE FOR YOUNG GROWTH TIMBER HARVEST VALUES)
--------------------------------------------------------------------------------

      HARVEST VALUE SCHEDULES, EFFECTIVE JULY 1 THROUGH DECEMBER 31, 1997
                               NOT FINAL VALUES

------------------------------------------------------------------------------------------------------------------------------------

                                           TABLE 4 - YOUNG GROWTH TIMBER HARVEST VALUES
                                                 Tractor Logging (Logging Code 1)

------------------------------------------------------------------------------------------------------------------------------------
                              SPECIES                                          TIMBER VALUE AREA
                                             ---------------------------------------------------------------------------------------
SPECIES                        CODE               1        2N        2S       3       4      5       6      7      8     9N    9S
====================================================================================================================================
Ponderosa Pine                 PPY               310      260       240      330     360    350     400    410    400   390   180
------------------------------------------------------------------------------------------------------------------------------------
Sugar Pine                     SPY               310      260       240      330     360    350     400    410    400   390   180
------------------------------------------------------------------------------------------------------------------------------------
Fir and Ha????                  FY               325      180       130      260     260    250     390    280    290   260    60
------------------------------------------------------------------------------------------------------------------------------------
Douglas-???                    DFY               350      310       280      370     380    340     460    380    360   280    60
------------------------------------------------------------------------------------------------------------------------------------
Incense-cedar                  ICY               300      270                280     280    260     340    290    290   220    60
------------------------------------------------------------------------------------------------------------------------------------
Conifers, misc                 CMY               100      125       126      190     200    190     200    210    160   180    40
------------------------------------------------------------------------------------------------------------------------------------
Redwood                         RY               525      630       510                     440
------------------------------------------------------------------------------------------------------------------------------------
Port-O???-cedar                PCY               300                         260     250
------------------------------------------------------------------------------------------------------------------------------------
Whitewoods                     WWY               190      180       130
------------------------------------------------------------------------------------------------------------------------------------

                            ADJUSTMENTS
                            -----------

Logging System:
     Deduct $10 for volumes which were high-lead logged (Logging Code 2) Deduct $30 for volumes which were short-open skyline logged (Logging Code
     3)
     Deduct $60 for volumes which were long-apart skyline logged (Logging Code
     4)
     Deduct $140 for volumes which were helicopter logged (Logging Code 5)

County:
     Deduct $60 if harvesting was located in any of the following counties:
        Marin, Monterey, San Maloo, Santa Clara, or Santa Crux


Small Total Volume:
     Deduct $50 if total volume harvested this quarter is less than 900 MBF Deduct $100 if total volume harvested this quarter is less than 100 MBF Deduct $160 if total volume harvested this quarter is less than 26 MBF

Small Volume per Acre:
     Deduct $25 if the average volume harvested this quarter is under 5 MBF per acre

      $1 PER MBF IS THE MINIMUM HARVEST VALUE ALLOWABLE AFTER ADJUSTMENT

            (SEE REVERSE SIDE FOR OLD GROWTH TIMBER HARVEST VALUES)
--------------------------------------------------------------------------------

QUARTERLY TIMBER REPORT (SECTION 7.2(F))

FOR QUARTER ENDING 9/30/97

                    ASSET VALUE/FUNDED DEBT

                    VALUATION USING CALIFORNIA STATE BOARD OF EQUALIZATION TVA-5 PRICES EFFECTIVE 7/1/97 TO 12/31/97
                    DATE OF VALUATION;        9/30/97

                    ===========================================================================
                                                          VALUE    LOG/HAUL    NET      VALUE
                     KLAMATH                     MBF      F/MBF     F/MBF     $/MBF     ($/MM)
                    ---------------------------------------------------------------------------
                     POND PINE                 738,863     400      140       240      192.38
                      DOUG FIR.                268,288     450      140       320       83.64
                       OTHER                   978,255     380      140       250      244.07

                       TOTAL                 1,974,387     403                         679.07

                      OCHOCO
                    ----------

                     POND less than 16"         78,850     400      112       288       22.18
                     POND greater than
                          or equal to 16"      133,140     700      212       548       78.29
                        DF                      43,747     460      212       348       86.43
                       OTHER                    17,037     390      712       278        1.74

                       TOTAL                   270,489     557                         120.41

                     TOTAL ALL               2,245,276     421                         839.49

                                                        WHOLESALE            @ 70%     447.84
                    ===========================================================================

QUARTERLY TIMBER REPORT (SECTION 7.2(F))

FOR QUARTER ENDING 9/30/97

          ==============================================================================================================
                          1/1/97      97.1       97.1        97.1        97.1       97.1       97.1         3/31/97
            KLAMATH      BEG INV    HARVEST    STUMPAGE    STUMPAGE   LAND SALES   GROWTH   ACQUISITION     CLOSING
          -------------
                           MBF        MBF        SOLD      REMOVED       MBF         MBF        MBF           MBF
                        -----------------------------------------------------------------------------------------------
           PONDEROSA      732,700   4,667           0            0            0     9,098           0       731,911
          DOUGLAS FIR     265,900   4,974           0            0            0     3,774           0       165,200
           LODGEPOLE      452,400   5,216      11,045            0            0     5,577           0       451,780
           WHITE FIR      424,100   8,100           0            0            0     5,125           0       423,216
            OTHER         102,900   1,083           0            0            0     1,273           0       103,060

            TOTAL       1,078,100  22,249      11,045            0            0    24,447           0     1,950,195
          ==============================================================================================================

          ==============================================================================================================
                          4/1/97      97.2       97.2        97.2        97.2       97.2       97.2         6/30/97
            HLAMATH      BEG INV    HARVEST    STUMPAGE    STUMPAGE   LAND SALES   GROWTH   ACQUISITION     CLOSING
          -------------
                           MBF        MBF        SOLD      REMOVED       MBF         MBF        MBF           MBF
                        -----------------------------------------------------------------------------------------------
           PONDEROSA      738,911   5,270       1,595          559            0     9,139           0       740,248
          DOUGLAS FIR     265,290   8,342       4,493          542            0     3,700           0       259,710
           LODGEPOLE      461,780   1,073           0            0            0     5,634           0       455,320
           WHITE FIR      427,250   8,088       1,898          105            0     4,170           0       418,500
            OTHER         10?,050   1,000         256           58            0     1,276           0       103,068

            TOTAL       1,980,156  33,782       9,443        3,103            0    24,427           0     1,578,610
          ==============================================================================================================

          ==============================================================================================================
                          7/1/97      97.3       97.3        97.3        97.3       97.3       97.3         9/30/97
            HLAMATH      BEG INV    HARVEST    STUMPAGE    STUMPAGE   LAND SALES   GROWTH   ACQUISITION     CLOSING
          -------------
                           MBF        MBF        SOLD      REMOVED       MBF         MBF        MBF           MBF
                        -----------------------------------------------------------------------------------------------
           PONDEROSA      740,248   8,705           0          613            0     9,134           0       738,653
          DOUGLAS FIR     259,216   3,921           0          214            0     3,166           0       250,285
           LODGEPOLE      456,310   4,447           0            0            0     5,648           0       457,572
           WHITE FIR      410,500   8,547           0          443            0     5,120           0       415,328
            OTHER         103,256   1,117           0           21            0     1,277           0       103,405

            TOTAL       1,978,650  27,038           0        1,501            0    24,375           0     1,574,388

            OCHOCO
          -------------

         PPINE less than 16"    0       0           0            0            0       950      75,000        76,900
         PPINE greater than
         or equals to 16"       0       0           0       17,847            0     1,644     138,100       133,140
         DOUGLAS FIR            0       0           0        1,698            0       540      44,300        43,741
           OTHER                0       0           0        1,404            0       211      17,510        17,057

           TOTAL                0       0           0       12,547            0     3,144     276,100       170,869

         TOTAL ALL      1,978,650  27,038      17,036       17,847            0    27,719     276,100     2,245,771
          ==============================================================================================================

QUARTERLY TIMBER REPORT (SECTION 7.2(F)

FOR QUARTERLY ENDING 9/30/97

                                                 1997 STUMPAGE SALES
                                                         MBF

     ========================================================================================================================
          KOLAMATH                      FOX LAKE        PINEHURST         LONG PH        TOM CK     CHEMULT         TOTAL
           LPP                               0                0                0             0       11,045         11,045
            DF                           1,646            1,112            1,123           912                       4,693
          PP/SP                            351              575            1,344           726                       2,696
           WF                              329              479            1,032            58                       1,898
           INC                              90               17               42           101                         256
          TOTAL                          2,383            2,282            3,541         1,197       11,045         20,488

          OCHOCO                        OCHOC 1           OCHOC 2                                                    TOTAL
     ------------------------------------------------------------------------------------------------------------------------

          PP less than 16                    0                0                                                          0
          PP greater than or equal 16   16,384            2,280                                                     18,644
            DF                           2,442              660                                                      3,102
          OTHER                          2,217                0                                                      2,127
          TOTAL                         21,033            2,940                                                     23,973
     ========================================================================================================================

                                                         UMBF

     =============================================================================================================
          PURCHASER      SALE        DF        PP/SP         LPP         WF            OTHER           AVG
     -------------------------------------------------------------------------------------------------------------
           CROWN        CHEMULT       0           0          385           0              0            385
            USF1        FOXLK       444         336            0         349            465            416
           BOISE      PINEHURST     606         485            0         335            315            453
        MADISON JMK    LONG PR      361         361            0         315            410            155
            USF1       TOM CK       410         200            0         337            390            390

           CROWN       OCHOCO 1     370         827            0         340              0            868
        OCHOCO LBR     OCHOCO 2     370         646            0         340              0            584
     =============================================================================================================

QUARTERLY TIMBER REPORT (SECTION 7.2(F)

FOR QUARTER ENDING 9/30/97

                   97.3 CUSTOMER SUMMARY

-------------------------------------------------------
                              SALES     COSTS     NET
CUSTOMER            MBF       HMBF      HMBF      HMBF
-------------------------------------------------------
 COLLINS PROD       7,882     477       749       278
 OCHOCO CROWN       6,367     515        0        610
BOISE CASCADE       4,525     473       137       356
    BUARILL         3,318     427       189       276
     USF1           2,431     513       133       380
OCHOCO OCHOCO       2,188     583        0        583
  COLLINS HB        1,119     199       144        47
 HUFF & WRIGHT      ?????     414       346       260
 LONG PRAIRIE       1,601     350        0        360
CENTRAL POINT       1,181     441       153       280
      1P            1,138      45        26        21
CROWN PACIFIC       1,180     660       191       477
    THOMAS          1,084     518       145       365
    WEYCO             484      60        0         60
  P&M CEDAR           272     686       205       480
  TIMER PROD           83     480       181       319
   FREMONT             55     437       145       182
  BIG VALLEY           47     400       155       245

                   17,023     462       140       ???
-------------------------------------------------------

                                   EXHIBIT H

                               ESCROW AGREEMENT



          This ESCROW AGREEMENT ("Agreement") dated as of ______________, ____
                                  ---------
is entered into by and between U.S. TIMBERLANDS KLAMATH FALLS, L.L.C., a Delaware limited liability company (the "Company"), and
                                         -------
_________________________ (the "Escrow Agent").
                                ------------


                                   RECITALS
                                   --------

          A. The Company has entered into (i) the Credit Agreement dated as of November 19, 1997 (as the same may be extended, renewed, amended or restated from time to time, the "Credit Agreement"), with the several financial
                        ----------------
institutions from time to time party thereto (the "Banks") and Bank of America
                                                   -----
National Trust and Savings Association, as Issuing Bank, as Swingline Bank and as agent for the Banks (in such last capacity, the "Agent"), and (ii) the
                                                    -----
Indenture dated as of November 19, 1997 among the Company, U.S. Timberlands Finance Corp., and State Street Bank & Trust Company, as trustee (together with its successors and assigns, the "Trustee") (the "Indenture"), entered into for
                                 -------         ---------
the benefit of the holders from time to time of the notes issued pursuant thereto (the "Senior Noteholders"). The Escrow Agent acknowledges receipt of
              ------------------
copies of each of the Credit Agreement and the Indenture provided to it by the Company. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

          B. Subsection 8.2(b) of the Credit Agreement and Section 4.16 of the Indenture permit the Company and its Subsidiaries to sell assets or, in the case of subsection 8.2(b) of the Credit Agreement, suffer Events of Loss under the circumstances described therein so long as certain proceeds thereof are applied to the purchase of productive assets in a permitted business or to purchase, repay or cash collateralize Senior Debt. Any Excess Asset Sales Proceeds that have not been applied to purchase productive assets in a permitted business or distributed to the holders of Senior Debt for the purchase, repayment or cash collateralization of such Senior Debt are required by the Credit Agreement to be placed immediately upon receipt thereof in an escrow or other similar account for application in accordance with such subsection 8.2(b).

          C. Section 8.20 of the Credit Agreement and Section 4.17 of the Indenture permit the Company and its Subsidiaries to permit Timber Harvest in excess of the limitations provided for in such Section so long as certain proceeds thereof are applied to purchase productive assets in a permitted business or to purchase, repay or cash collateralize Senior Debt. Any Excess Timber Harvest Proceeds that have not been applied to purchase productive assets in a permitted business or distributed to the holders of Senior Debt for the purchase, repayment or cash collateralization of such Senior Debt are required by the Credit Agreement to be placed immediately upon receipt thereof in an escrow or other similar account for application in accordance with such Section 8.20.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the Company and the Escrow Agent hereby agree as follows:

          1.  Escrow Account.
              --------------

              (a)   Establishment of Escrow Account and Delivery of Funds.  The
                    -----------------------------------------------------
Escrow Agent has established a special and irrevocable escrow account designated the "U.S. Timberlands Escrow Account" (together with all subaccounts thereunder and any successor account(s) that may be established from time to time with the Escrow Agent in replacement thereof, the "Escrow Account"). The Escrow Agent
                                          --------------
shall keep the funds held in the Escrow Account separate and apart from all other funds and money held by it and shall hold the Escrow Account for the account and benefit of the persons as hereinafter set forth. The Company may make deposits from time to time to the Escrow Account in the amount of (i) asset sales proceeds that the Company intends to apply in the manner contemplated by subsection 8.2(b) of the Credit Agreement and Section 4.16 of the Indenture and
(ii) timber harvest proceeds that the Company intends to apply in the manner contemplated by Section 8.20 of the Credit Agreement and Section 4.17 of the Indenture. Once deposited, such funds shall be maintained and applied by the Escrow Agent in accordance herewith. The Company agrees that upon the deposit of funds into the Escrow Account by or at the direction of the Company, such deposit shall become (except as expressly provided in Section 1(b) hereof) irrevocable and the Company shall have no right to withdraw amounts contained therein or interest or other income accrued thereon except as provided in
Section 1(b) hereof. By the acceptance of the benefits of this Agreement, each of the Agent, the Banks, the Trustee, and the Senior Noteholders agree that the deposit of funds into the Escrow Account shall not create a Lien for purposes of the Credit Agreement or the Indenture. The Escrow Agent shall separately account for each deposit made to the Escrow Account. Each deposit to the Escrow Account shall be maintained by the Escrow Agent as a subaccount thereunder, numbered sequentially in chronological order.

              (b)   Application of Funds.
                    --------------------

              (i)   Subject to prior distribution in accordance with clause
(iii) below, the Escrow Agent shall release funds held in the Escrow Account, including the interest and other income accrued thereon, to or at the direction of Company if and only if the Company shall have delivered to the Escrow Agent, and the Escrow Agent has in turn provided a copy thereof to the Agent and the Trustee no later than five Business Days prior to the proposed date of such release, a certificate of a Responsible Officer substantially in the form of Exhibit A hereto. The Escrow Agent agrees to provide such notice to the Trustee
---------
and the Agent by facsimile promptly after receipt thereof from the Company, but in any event on or before the next business day after receipt by the Escrow Agent. In releasing funds from the Escrow Account, the Escrow Agent shall release deposits held in the Escrow Account pursuant to this clause (i) from the subaccounts thereunder in the order in which such subaccounts were established. For example, if the Company has delivered a certificate sufficient under this clause to authorize the Escrow Agent to release $100 from the Escrow Account, and if the Escrow Agent holds three subaccounts under the Escrow Account, number 1 (established on January 1 with $20), number 2 (established on February 1 with $60), and number 3 (established on March 1 with $50), the Escrow Agent shall satisfy such release of funds by first emptying subaccount number 1, second emptying subaccount number 2, and third releasing an amount from subaccount number 3 sufficient to bring the total release of funds (after giving effect to interest released from subaccounts 1 and 2) to $100.


              (ii) Subject to prior distribution by the Escrow Agent in accordance with clause (i) above, the Escrow Agent shall hold the funds in each subaccount under the Escrow Account and disburse such funds in accordance with clause (iii) below upon the date identified to the Escrow Agent in writing by a Responsible Officer as the "Disbursement Date" for such deposit, which date shall be not later than the 300th day after the date of the deposit of such funds with the Escrow Agent.

              (iii) Subject to clause (iv) below, if on the Disbursement Date with respect to any subaccount under the Escrow Account, any funds remain in such subaccount, the Escrow Agent shall promptly distribute such funds to the Agent or the Trustee, or to both, in the amounts and as directed by the Company in writing to the Escrow Agent. The Escrow Agent shall be entitled to rely conclusively upon the certificates referred to in this Section.

              (iv) The Company shall have the right, when directing disbursements of funds from the Escrow Account pursuant to clause (i) or (iii) above, to direct that any amounts representing interest or other income on amounts deposited arising from investment thereof, as contemplated by Section 2, be paid to the Company, or as it may otherwise direct.

          2.  Investments.
              -----------

              (a) The Escrow Agent shall have no obligation to make any investment or reinvestment of any moneys held in the Escrow Account at any time except as expressly provided in this Agreement.

              (b) Any amounts held by the Escrow Agent shall be invested by the Escrow Agent from time to time in Cash Equivalents as directed in writing by the Company, and the Escrow Agent agrees to comply with the Company's written request to invest in any Cash Equivalents (collectively, "Permitted
                                                          ---------
Investments"); provided that all such investments shall mature in 180 days or
-----------    --------
less after the date of investment. The Escrow Agent may sell any Permitted Investment (without regard to maturity date) whenever necessary to make any transfer required by Section 1.

              (c) The Escrow Agent shall hold, invest and apply any income realized as a result of any investment pursuant to this Section 2 as part of the Escrow Account and within the same subaccount to which such interest is attributable.

              (d) With respect to the investment of funds on deposit in the Escrow Account pursuant to this Section 2 and to the extent the Company is permitted to direct such investment hereunder, the Escrow Agent shall be entitled to rely upon the written instructions of [that] [those] individual[s] whose signatures appear in the spaces provided below, or such other individual[s] as may hereafter be designated in writing by the Company:


                    ________________________
                                      [name]


                    [______________________]
                                      [name]

          3.  Terms and Conditions; Representation of Escrow Agent.  To the
              ----------------------------------------------------
extent not inconsistent with this Agreement, the Company agrees to be bound by the Escrow Agent's Standard Terms and Conditions attached hereto as Exhibit D
                                                                    ---------
(as the same may from time to time be amended, modified or supplemented, the "Standard Terms and Conditions") and they are hereby incorporated by reference
 -----------------------------
into and form a part of this Agreement with the same effect as if they were set forth in full herein. The Escrow Agent represents to the Company that it is not an Affiliate of the Trustee, the Agent, or any Bank as identified to it in writing by the Company.

          4.  Compensation.  The Escrow Agent shall be entitled to compensation
              ------------
from the Company for the maintenance of, and investment of funds contained in, the Escrow Account in accordance with Schedule 2 attached hereto. Such compensation shall be payable as provided in Schedule 2. The fees of and the costs incurred by the Escrow Agent shall not be a charge on and in no event shall be deducted from the Escrow Account but shall be an additional obligation of the Company which shall survive the termination of this Agreement.

          5.  Reports.  The Escrow Agent shall submit to the Agent and Trustee
              -------
a description of each deposit into the Escrow Account promptly after such deposit occurs. In addition, upon request by the Company, the Agent, or the Trustee, the Escrow Agent shall provide to the Company, the Agent, and the Trustee a report covering all funds it shall have received and all payments it shall have made or caused to be made hereunder during the period specified in such request. Each report shall also list each deposit into the Escrow Account and the investment income related thereto, all Permitted Investments and the amount of money accounted for in each subaccount of the Escrow Account on the date preceding the date of such report.

          6.  Notices, Etc.  Any notice or other communication herein required
              ------------
or permitted to be given shall be in writing and may be delivered in person, with receipt acknowledged, or sent by telex, telecopy or by United States mail, registered or certified, return receipt requested, postage prepaid and addressed as set forth on the signature pages to this Agreement in the case of the parties hereto, and as set forth on Schedule I in the case of the
                            ----------

Agent and the Trustee, or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. All such notices and communications shall be effective upon receipt. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          7.  Termination.  The Company may terminate this Agreement at any
              -----------
time that the balance in each Escrow Account is zero upon three Business Days prior written notice to the Escrow Agent with a copy to the Agent.

          8.  Successors and Assigns.  This Agreement shall be binding upon and
              ----------------------
inure to the benefit of the Company and the Escrow Agent and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Escrow Agent, the Agent and the Trustee.

          9.  Governing Law.  This Agreement shall be governed by, and
              -------------
construed and enforced in accordance with, the laws of the State of New York and any applicable laws of the United States of America.

          10. Entire Agreement.  This Agreement constitutes and contains the
              ----------------
entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties with respect to the subject matter hereof, whether written or oral, respecting the subject matter hereof.

          11. Interpretation.  Any reference to a "Section" shall refer to the
              --------------
relevant Section to this Agreement, unless specifically indicated to the contrary and the words "herein," "hereof" and "hereunder" and other words of similar import shall refer to this Agreement as a whole, as the same may from time to time be amended, amended and restated, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

          12. Amendments; Waivers.  No amendment, modification, discharge or
              -------------------
waiver of, or consent to any departure by the Company from, any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Escrow Agent, the Trustee, and the Agent and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.

          13. Severability.  Whenever possible, each provision of this
              ------------
Agreement shall be interpreted in such a manner as to be valid, legal and enforceable under the applicable law of any jurisdiction. Without limiting the generality of the foregoing sentence, in case any provision of this Agreement shall be invalid, illegal or unenforceable under the applicable law of any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

          14. Headings.  Section headings in this Agreement are included herein
              --------
for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          15. No Third Parties Benefited.  This Agreement is made and entered
              --------------------------
into for the sole protection and legal benefit of the Company, the Escrow Agent, the Agent, the Trustee, the Senior Noteholders and the Banks, and each of their permitted successors and assigns, and no other person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with this Agreement. Except as set forth herein, the Escrow Agent shall have no obligation to any person not a party to this Agreement.

          16. Counterparts. This Agreement and any amendments, waivers,
              ------------
consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


               U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.,

               By: U.S. Timberlands Services Company, L.L.C.,
               its Managing Member

                    By:___________________________________________
                    Title:________________________________________

               Notice to be sent to:


               ___________________________________________________
               as Escrow Agent


               By:________________________________________________
               Title:_____________________________________________

               Notice to be sent to:


               Attention: ________________________________________
                    Facsimile:____________________________________
                    Telephone:____________________________________

     Schedule 1 to
     Escrow Agreement

                           AGENT ADDRESS FOR NOTICES
                           -------------------------

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
------------------------------------------------------
as Agent

Bank of America National Trust
and Savings Association
Paper & Forest Products #9973
555 California Street - 41st Floor
San Francisco, CA  94104
Attention:  M. J. Balok, Managing Director
     Telephone:  (415) 622-2018
     Facsimile:  (415) 622-2385

with a copy to:
--------------

Bank of America National Trust and Savings Association
Agency Administration Services #5596

1850 Gateway Blvd.
Concord, CA 94520- 281
Attention:  Clayton Choo
     Telephone:  (510) 675-8453
     Facsimile:  (510) 675-8500

                          TRUSTEE ADDRESS FOR NOTICES
                          ---------------------------

                         Exhibit A to Escrow Agreement

                             OFFICER'S CERTIFICATE


________["Escrow Agent"]_________
_________________________________
_________________________________
_________________________________

     Re: Escrow Agreement between you and U.S. Timberlands Klamath Falls; L.L.C. dated as of ______, ___ (the "Escrow Agreement")

Ladies & Gentlemen:

     Reference is made to the Escrow Agreement, capitalized terms not otherwise defined herein shall have the meanings given in the Escrow Agreement. [The Company hereby requests pursuant to clause (i) of subsection 1(b) of the Escrow Agreement that the Escrow Agent disburse, to the Person(s) identified on
Schedule 1 attached hereto, in accordance with the wire transfer information set forth on that Schedule, the amounts set forth opposite such Person's name on that Schedule.] or [The Company hereby requests pursuant to clause (iii) of subsection 1(b) of the Escrow Agreement that the Escrow Agent disburse, to the Agent and/or the Trustee only, in accordance with the wire transfer information set forth on that Schedule, the amounts set forth opposite the such Person's name on that Schedule.]

     The undersigned hereby certifies for the benefit of the Escrow Agent, the Agent, the Banks, and the Senior Noteholders that (1) [he/she] is a Responsible Officer of the Company and (2) the application of the funds the disbursement of which is requested hereby complies in all respects with the Escrow Agreement, subsection 8.2(b) and Section 8.20 of the Credit Agreement, as applicable, and Sections 4.16 and 4.17 of the Indenture, as applicable.

                              Executed this _____ day of ____, _____


                              ______________________
                              [Title] of
                              U.S. Timberlands Services Company, L.L.C., as Managing Member of
                              U.S. Timberlands Klamath Falls, L.L.C.